      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1999

                                                      REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VISUAL DATA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              FLORIDA                           2741                       65-0420146
  (STATE OR OTHER JURISDICTION OF    (Primary Standard Industrial       (I.R.S. Employer
   INCORPORATION OR ORGANIZATION)      Classification Number)          identification No.)

                              1291 SW 29TH AVENUE
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 917-6655
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                RANDY S. SELMAN
                            VISUAL DATA CORPORATION
                              1291 SW 29TH AVENUE
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 917-6655
                           TELECOPIER: (954) 917-6660
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

       Joel D. Mayersohn, Esq.                         Stephen Weiss, Esq.
       Matthew W. Miller, Esq.                        Spencer Feldman, Esq.
Atlas, Pearlman, Trop & Borkson, P.A..               Frank Ioppolo, Jr., Esq.
 200 East Las Olas Blvd., Suite 1900                    Greenberg Traurig
    Fort Lauderdale, Florida 33301                       200 Park Avenue
            (954) 763-1200                           New York, New York 10166
      Telecopier: (954) 766-7800                          (212) 801-9200
                                                    Telecopier: (212) 801-6400

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed                  Proposed
                                            Amount                  Maximum                    Maximum                 Amount Of
      Title Of Each Class Of                 To Be               Offering Price               Aggregate              Registration
    Securities To Be Registered          Registered(1)            Per Share(2)            Offering Price(2)               Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value.....        2,300,000                $23.125                  $53,475,000                $14,870
==================================================================================================================================

(1) Includes up to 300,000 shares of common stock which the underwriters have the option to purchase from selling shareholders to cover over-allotments, if any. See "Underwriting."
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JUNE 3, 1999

                        2,000,000 Shares of Common Stock

                            VISUAL DATA CORPORATION

         We are a leading producer and owner of original video content specifically developed for the Internet and interactive television. We are also an aggregator and broadcaster of rich media (audio and visual) content.

         We are selling 1,600,000 shares of common stock and the selling shareholders are selling 400,000 shares of common stock. We will not receive any of the proceeds from the shares sold by the selling shareholders.

         Our shares are listed for trading on the Nasdaq SmallCap Market under the symbol "VDAT." We have applied for listing of our shares on the Nasdaq National Market under the same symbol. On May 27, 1999, the last reported closing bid price for our common stock on the Nasdaq SmallCap Market was $23.00.

         INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 9.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
===============================================================================
                                                   Per Share         Total
Public Offering Price                              $________      $__________
Underwriting Discounts and Commissions             $________      $__________
Proceeds to Visual Data Corporation                $________      $__________
Proceeds to Selling Shareholders                   $________      $__________
===============================================================================

         The underwriters may, under some circumstances, for 45 days after the date of this prospectus, purchase up to an additional 300,000 shares of common stock from the selling shareholders at the public offering price, less underwriting discounts and commissions.

         The underwriters expect to deliver the shares of common stock at the offices of __________ in New York, New York, on or about __________, 1999, against payment in immediately available funds.

                          CRUTTENDEN ROTH INCORPORATED

                     Prospectus dated _______________, 1999

[RED-HERRING LANGUAGE - TO BE PLACED ON BINDER OF PRELIMINARY PROSPECTUS] The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

         You should rely only on the information contained in this document or other documents which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information may only be accurate as of the date of this document. Information on our Website does not constitute part of this document.

         IN CONNECTION WITH AN UNDERWRITTEN OFFERING, THE SECURITIES AND EXCHANGE COMMISSION RULES PERMIT THE UNDERWRITERS TO ENGAGE IN TRANSACTIONS THAT STABILIZE THE PRICE OF OUR SECURITIES. THESE TRANSACTIONS MAY INCLUDE, AMONG OTHER THINGS, PURCHASES FOR THE PURPOSE OF FIXING OR MAINTAINING THE PRICE OF OUR SECURITIES AT A LEVEL THAT IS HIGHER THAN THE MARKET WOULD DICTATE IN THE ABSENCE OF SUCH TRANSACTIONS. WE DO NOT KNOW WHETHER THE UNDERWRITERS WILL ENGAGE IN ANY TRANSACTIONS OF THAT SORT. IF THE UNDERWRITERS ENGAGE IN ANY TRANSACTIONS OF THAT TYPE THEY MAY DISCONTINUE THEM AT ANY TIME.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY....................................................   3
RISK FACTORS..........................................................   8
USE OF PROCEEDS.......................................................  18
DIVIDEND POLICY.......................................................  19
CAPITALIZATION........................................................  20
DILUTION..............................................................  20
SELECTED CONSOLIDATED FINANCIAL DATA..................................  21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS........................................  23
BUSINESS..............................................................  29
MANAGEMENT............................................................  43
CERTAIN TRANSACTIONS..................................................  52
PRINCIPAL AND SELLING SHAREHOLDERS....................................  52
DESCRIPTION OF SECURITIES.............................................  54
UNDERWRITING..........................................................  57
LEGAL MATTERS.........................................................  60
EXPERTS...............................................................  60
ADDITIONAL INFORMATION................................................  60
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................ F-1

                               PROSPECTUS SUMMARY

         YOU SHOULD READ THE FOLLOWING SUMMARY IN CONJUNCTION WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY AND THE COMMON STOCK BEING SOLD IN THIS OFFERING AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS ONLY A SUMMARY, YOU SHOULD READ THE REST OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR COMMON STOCK. READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS."

         EXCEPT AS NOTED, ALL OF THE INFORMATION IN THIS PROSPECTUS ASSUMES NO EXERCISE OF (I) ALL OPTIONS AND WARRANTS CURRENTLY OUTSTANDING AND (II) ALL PUBLICLY-TRADED WARRANTS. ALL REFERENCES TO OUR FISCAL YEAR MEANS OUR YEAR ENDING SEPTEMBER 30.

                                  OUR COMPANY

OVERVIEW

         We produce and own original video content specifically developed for the Internet and interactive television. We are also a full service production and distribution company capable of aggregating, broadcasting and globally transmitting rich media (audio and video) content. Our content includes video libraries on topics such as travel, corporate information and healthcare. Our growing portfolio of full-motion video information libraries is designed to target specific audiences in order to generate revenues from advertising, subscriptions, viewership, e-commerce and sponsorships. In order to enhance our marketing efforts, we have developed strategic partnerships with companies such as Carlson Mercavia, Interval International, Inc., Broadcast.com, Inc., InterVu, Inc., PR Newswire Corporation, Canada Newswire, Ltd., REZsolutions, Physicians OnLine, Intellihealth and Pegasus/TravelWeb.

         We have a worldwide network of professional freelance camera crews and production capabilities. We are able to shoot the video, edit it in-house utilizing the latest technology (digital, nonlinear video editing systems) and distribute the finished product on the Internet. By owning our content and the means of production, we are able to package and deliver the same content in a multitude of different forms, maintain high production quality and consistency and be price competitive, thereby effectively addressing the diverse needs of our Internet customers. By using the latest available technology for distribution of our content, we become partners, not competitors, with streaming video Internet companies and network providers.

         We also own a 51% equity interest in Entertainment Digital Network, Inc. (OTCBB: DNET). EDnet develops and markets integrated systems for the delivery, storage and management of professional quality digital communications for media-based applications, including audio and video production for the North American advertising and entertainment industry. EDnet uses regional telephone companies, satellite operators and independent fiber optic telecommunications providers, which enables the exchange of high quality audio, compressed video and multimedia data communications. EDnet provides engineering services, application-specific technical advice, and audio, video and networking hardware and software to its client base of approximately 500 companies, including LucasFilms Skywalker Division, Sony Entertainment, Disney, MGM, Capitol Studios, Warner Brothers, NFL Films and PGA Tour Productions. EDnet's recent projects included the transmission of digitized audio during the post-production of such feature films as TITANIC, ANTZ, SAVING PRIVATE RYAN and the new STAR WARS prequel, THE PHANTOM MENACE.

THE VISUAL DATA LIBRARIES

         Our full-motion video libraries contain vignettes which are two to four minutes in length and provide the viewer with a multimedia video tour or overview of the specific facility, attraction or information being featured. Our existing libraries include:

         o        HotelView (www.hotelview.com) - hotels worldwide
         o        ResortView (www.resortview.com) - timeshare resorts
         o        AttractionView (www.attractionview.com) - attractions and
                    theme parks
         o        CareView (www.careview.com) - nursing homes and assisted
                    living facilities
         o        VideoNewsWire (www.videonewswire.com) - video press releases
         o        MedicalView (www.medicalview.com) - health care information library
         o        TalentView (www.talentview.com) - database of professional voice talent

Additional libraries currently under development include ProductView, CampusView, CruiseView, DestinationView and GolfCourseView.

THE OPPORTUNITY AND OUR STRATEGY

         Broadcasting digital based audio and video content over the Internet offers distinct advantages over geographically limited radio and television analog technology. Most notably with the development of streaming media products, the Internet has evolved from a mass of static, text oriented web pages and e-mail services to an environment capable of delivering live broadcasts of graphical, instructive and multimedia content. We believe that the proposed convergence of television, cable, telephone and Internet technologies in recently announced national transactions will create an even greater demand for our audio and video content, as viewers seek access to information of interest on a real time basis directly from their home and business communication centers.

         Our strategy is to establish ourselves as the leading Internet developer and owner of video content. In addition, we want to become the leading provider of Internet based video production and broadcast services. The key components to achieving these goals include the following:

         o        expand our existing video "View" libraries;
         o        develop new video topical libraries focusing on areas such as education and consumer products;
         o        expand our business to business production services;
         o        leverage strategic relationships; and
         o        make synergistic acquisitions.

         If we successfully implement our strategy, we believe that we will not only maintain our competitive advantage, but will establish a standard for the future design and production of original video content for the Internet.

RECENT DEVELOPMENTS

         Since the end of our last fiscal year, we have developed a variety of new Internet products and services. These include:

         o During the first quarter of fiscal 1999, we began offering a new service to provide our clients with live audio and video event broadcast capabilities via the Internet, by combining EDnet's worldwide high speed data networks and our network of camera crews. This service is being marketed through our partnership with PR Newswire.

         o During the second quarter of fiscal 1999, we began creating and distributing Internet-based video programs for physicians, health care professionals and consumers. We are distributing this content through Intellihealth and have a distribution agreement with Physicians Online. Physicians OnLine is one of the largest Internet communities of doctors with over 170,000 physicians subscribing to its on-line service. Intellihealth is a joint venture between Aetna U.S. Healthcare and Johns Hopkins University Medical School which provides consumer health information to the general public and health care community.

         o In March 1999, we launched VideoViewer (www.videoviewer.com), our interactive video-on-demand network for high band width Internet users, designed to offer programming on a variety of subjects, including travel, health care, business and finance, and entertainment.

         o In March 1999, we launched our TalentView(TM) website, providing the entertainment and advertising industry with an interactive multimedia database of professional voice performers working in film, television, radio and other media.

         o In April 1999, we acquired the Internet broadcast rights to a collection of golf-related videos, including approximately 200 course tours, instructional videos and golf-related attractions.

         o In April 1999, our EDnet subsidiary introduced new services including a high quality video delivery system and video network. Using Telestream Corporation's new ClipMail Pro, we are providing high speed band width connections via DSL and frame relay T1 for our clients.

OUR HISTORY AND STRUCTURE

         We were incorporated in Florida in May 1993 and began operations in October 1993. Our principal executive offices are located at 1291 SW 29th Avenue, Pompano Beach, Florida 33069. Our telephone number is 954-917-6655. Our websites are located at www.vdat.com, www.videoviewer.com, www.hotelview.com, www.resortview.com, www.attractionview.com, www.careview.com, www.videonewswire.com, www.medicalview.com, and www.talentview.com. Information contained on our Websites is not part of this prospectus. When we use the terms "Visual Data," "we," "our" and similar terms, this includes Visual Data Corporation and our subsidiaries, HotelView Corporation, CareView Corporation, VideoNews Wire Corporation, ResortView Corporation, Medical View Corporation and InternetChef.com Corporation, as well as Entertainment Digital Network, Inc., our 51% owned subsidiary.

                                  THE OFFERING

Common Stock Offered .......................................      2,000,000 shares, consisting of 1,600,000
                                                                  shares offered by Visual Data Corporation
                                                                  and 400,000 shares offered by selling
                                                                  shareholders(1)

Common Stock Outstanding
After this Offering.........................................      8,230,019 shares

Risk Factors................................................      You should consider the risks of investing in
                                                                  our common stock and the impact from various
                                                                  events which could affect our business, see "Risk
                                                                  Factors" and "Certain Transactions."

Use of Proceeds ............................................      To expand and enhance our eight  existing
                                                                  libraries, create new libraries, purchase
                                                                  additional production equipment and
                                                                  upgrade our studios, and for working capital
                                                                  purposes, including acquisitions.  See "Use
                                                                  of Proceeds."

Nasdaq SmallCap Market Symbols and
Proposed Nasdaq National Market Symbols:

Common Stock................................................      "VDAT"
Warrants....................................................      "VDATW"


--------------------------
(1) This amount does not include the exercise of the underwriters' over-allotment option which shares may be purchased from selling shareholders. If the over-allotment option is exercised in full the number of shares of common stock offered would be 2,300,000 shares.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

         The following summary consolidated financial and operating data has been derived from our consolidated financial statements for the periods indicated. The following financial data should be read in conjunction with our Consolidated Financial Statements and Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

                                                                                               Six Months Ended
                                            Fiscal Year Ended September 30,                         March 31,
                                       --------------------------------------------     --------------------------------
                                           1996            1997           1998            1998              1999
                                           ----            ----           ----            ----              ----
                                                                                       (Unaudited)       (Unaudited)
STATEMENT OF OPERATIONS DATA:

Operating revenue(1)                       $111,719       $193,038        $1,880,842         $489,041      $2,117,901

Net loss                                $(1,891,702)   $(3,573,962)      $(3,434,595)     $(1,098,496)    $(2,823,569)

Net loss per common
 share outstanding - basic
 and diluted                                 $(1.35)        $(1.42)           $(1.06)          $(0.36)         $(0.58)


Weighted average shares of
 common stock outstanding                 1,405,228      2,509,249         3,253,731        3,078,585       4,893,186


                                                              March 31, 1999
                                                   --------------------------------------
                                                      Actual               As Adjusted(2)
                                                   ----------              --------------
                                                   (Unaudited)
BALANCE SHEET DATA:

Working capital                                     $3,081,931

Total assets                                        $8,721,993

Long-term debt                                        $688,797

Stockholders' equity                                $6,028,063

--------------
(1) Operating revenue for the fiscal year ended September 30, 1998 and the six months ended March 31, 1999 include $1,340,602 and $1,891,930, respectively, derived from our EDnet subsidiary.

(2) These amounts show the effect of the sale of 1,600,000 shares of common stock offered in this offering and our receipt of the net proceeds from this offering.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A DECISION TO INVEST IN VISUAL DATA. THE CONSEQUENCES OF ANY OF THESE RISKS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES

         We continue to incur operating losses. For the years ended September 30, 1997 and 1998, we incurred losses of $3,573,962 and $3,434,595, respectively. For the six months ended March 31, 1999, we reported a net loss (unaudited) of $2,823,569 and had an accumulated deficit as at March 31, 1999 of $12,434,194. Our operating expenses have increased and can be expected to increase significantly in connection with our recent acquisitions and continued proposed expansion. As a result, our future profitability will depend on substantial increases in revenues from operations. Future events, including unanticipated expenses, increased competition or inability to effectively integrate our acquisitions, could have a material adverse effect on our operating margins and results of operations. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed. There can be no assurance that future revenues will grow sufficiently to generate a positive cash flow or otherwise enable us to be profitable.

BECAUSE WE HAVE BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME, THERE IS LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE OUR BUSINESS

         Although we have developed a number of strategic partnerships to market our video libraries and other products and services, we are still an early stage business. Consequently, we have a very limited operating history upon which you may base an evaluation of us and determine our prospects for achieving our intended business objectives. We are prone to all of the risks inherent to the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in the new and rapidly changing Internet market. To address these risks, we must, among other things:

         o implement and successfully execute our business and marketing strategy;

         o continually update and improve our video libraries and other product and service offerings;

         o        continue to develop and upgrade our technology;

         o        increase our client base;

         o        respond to competitive developments; and

         o        attract, retain, and motivate qualified personnel.

         We may not be successful in addressing these risks, and our failure in this regard could have a material adverse effect on our business, prospects, financial condition, and results of operations.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY AFFECT OUR STOCK PRICE

         We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include:

         o the announcement or introduction of new services and products by us and our competitors;

         o our ability to upgrade and develop our systems in a timely and effective manner;

         o our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

         o the level of use of the Internet and online services and the rate of market acceptance of the Internet and other online services for transacting business;

         o technical difficulties, system downtime, or Internet brownouts;

         o the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         o        government regulation; and

         o general economic conditions and economic conditions specific to the Internet and e-commerce.

         As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

WE CANNOT PREDICT OUR FUTURE REVENUES OR WHETHER OUR PRODUCTS WILL BE ACCEPTED

         We have only recently developed and began marketing our information libraries and other products and services, and, to date, our revenues from these sources have been negligible (approximately $540,000 and $225,000 for the year ended September 30, 1998 and for the six months ended March 31, 1999, respectively). In addition, the markets for our information libraries and other products and services have only recently begun to develop, are rapidly evolving and are increasingly competitive. Demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is difficult to predict whether, or how fast, these markets will grow. We cannot guarantee either that the demand for our information libraries and other products and services will continue to develop or that such demand will be sustainable. If the market develops more slowly than expected or becomes saturated with our competitors' products and services, or do not sustain market acceptance, our business, operating results, and financial condition will be materially and adversely affected.

WE MAY NOT BE ABLE TO IDENTIFY AND DEVELOP NEW LIBRARIES THAT WILL HAVE BROAD APPEAL

         A key element of our strategy involves the development of information libraries targeted for specific interest areas, demographic groups and geographic areas. We cannot guarantee that we will be successful in our efforts to select and target particular areas of interest which have broad appeal. Any failure by us to develop and maintain high-quality, up to date and successful information libraries could materially and adversely affect our business, operating results and financial condition.

         Even as we grow our business, potential profitability may be adversely affected by revenue recognition methods.

         Our revenue is recognized dependent upon the nature of products and services provided as well as the terms of our contracts with our strategic partners and clients. Increasing the number of contracts signed may not proportionally increase our revenues and may affect the timing and extent of our future profitability.

WE DEPEND ON THE INTERNET

         We will not be able to execute our business plan if Internet usage does not grow. Internet usage may be inhibited for any of the following reasons:

         o the Internet infrastructure may not be able to support the demands placed on it and its performance and reliability may decline as usage increases;

         o security and authentication concerns with respect to the transmission over the Internet of confidential information such as credit card numbers, and attempts by unauthorized computer users, so-called hackers, to penetrate online security systems; and

         o privacy concerns, including those related to the ability of websites to gather user information.

WE DEPEND ON THIRD PARTY PROVIDERS AND WEBSITE OPERATORS

         Many of the Internet service providers, online service providers and other website operators on which we depend have experienced significant service slowdowns, malfunctions, outages and capacity limitations. We also depend on the reliability, speed, data capacity, ease of use, accessibility and security of the Internet as well as the Internet's continued development and acceptance for commercial use generally. A satisfactory Internet experience may depend, as well, on the proper functioning and continued development of equipment such as high speed modems and personal computers. New protocols or standards are being developed to handle new systems and increased level of activity at higher speeds in compliance with governmental regulations. However, not all software and equipment protocols and standards are compatible. Users may experience difficulties due to computer-related, telecommunications or other equipment, software, or system failures or shortcomings unrelated to our services. If users experience such difficulties, our reputation could be harmed.

WE ARE DEPENDENT ON CONTRACTS, SOME OF WHICH ARE SHORT TERM

         We are dependent upon contracts with our strategic partners and clients including Interval International, Inc., InterVu, Inc. and PR Newswire Corporation. These contracts are generally for terms ranging from one to two years, however, many of them permit our clients and partners to terminate their agreements with us on short term notice. The termination of certain of these contracts could have a material adverse effect on our business operations and prospects.

THERE ARE RISKS RELATED TO OUR ACQUISITION STRATEGY

         Our goal is to establish ourselves as the leading developer and owner of video content for the Internet and interactive TV. One of our strategies to accomplish this goal is to increase revenues and the markets we serve in part through the acquisition of companies that can further our business plan. Acquisition candidates include developers of video media. In pursuing this strategy, we must address and overcome various factors, including the following, some of which are beyond our control:

         o We may be unable to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into ours without encountering substantial costs, delays or other problems.

         o Companies acquired by us in the future may not achieve a level of profitability that justifies our investment in them, or these acquired companies may have unknown liabilities that could materially adversely affect our results of operations or financial condition.

         o We may compete for acquisition and expansion opportunities with companies that have greater resources than ours and, therefore, we may not be able to find suitable acquisition candidates. Financing for these acquisitions, if needed, may not be obtainable on terms acceptable to us.

         o We may not be able to successfully and profitably integrate these acquired companies into our operations.

         o Our results of operations in fiscal quarters immediately following a material acquisition may be materially adversely affected while we integrate the acquired business into our existing operations.

         o We may acquire certain businesses that have either been unprofitable or that have had inconsistent profitability prior to their acquisition. Our inability to improve the profitability of these acquired businesses could have a material adverse effect on us.

         o Our acquisition strategy places significant demands on our resources and there can be no assurance that our management, operational systems and structure can be expanded to effectively support our continued acquisition strategy.

         If we are unable to implement successfully our acquisition strategy, this inability may have a material adverse effect on our business, results of operations or financial condition.

WE DEPEND ON MANAGEMENT TO INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH

         Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies.

         We completed the acquisition of 51% of EDnet and are in the process of integrating these operations. EDnet's history, geographical location, business model and business culture are different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of EDnet and the acquired assets will be successful, that we can manage our growth or that the anticipated benefits of EDnet or its assets will be fully realized. The dedication of management resources to such efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with such activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN OUR INDUSTRY

         The market for broadcast services and video content on the Internet is rapidly evolving, highly fragmented and intensely competitive. We compete on the Internet with:

         o        other online video content Websites;

         o video conferencing companies and audio conferencing companies;

         o        Internet business services;

         o        online services, other Website operators; and

         o Internet portal services, Internet broadcasting and other Internet content providers.

         Some of our principal competitors include other online broadcast service websites, such as TVontheWeb and FasTV, Inc. Many of these existing and potential competitors have a stronger position in certain markets and significantly greater financial, technical and marketing resources than we do.

         We believe that in order to attract the maximum amount of traffic to our Websites and increase our clients' customer base, we must establish ourselves as the leading producer and owner of original video content on the Internet. If we fail to do so quickly, competitors may prevent us from obtaining a leading market position, which would adversely affect our business.

WE MAY NEED ADDITIONAL FINANCING

         We believe that our cash on hand, our banking arrangements and the proceeds from this offering will be sufficient to fund our working capital, anticipated operating cash flow deficit and capital expenditure requirements for at least 24 months following completion of this offering. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues and manage our business.

         Accordingly, we may need to raise additional funds in order to grow our business and pursue new expansion opportunities. Our business could suffer if we are unable to raise such additional funds on acceptable terms, or at all.

WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL ON ACCEPTABLE TERMS

         Our acquisition and internal growth strategy requires substantial capital investment. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary for the production and marketing of additional on-line multi-media libraries. Therefore, our growth may depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. This will likely result in dilution of existing equity positions or increased interest expense. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing operations can be obtained on suitable terms, if at all.

         If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Visual Data held by existing shareholders will be reduced and those shareholders may experience significant additional dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

WE DEPEND UPON KEY PERSONNEL

         Implementation of our business strategy is largely dependent on the efforts of a few senior officers. In particular, our operations are dependent to a great degree on the efforts of our President and Chief Executive Officer, Randy S. Selman, and our Executive Vice President, Alan M. Saperstein. Furthermore, we will likely be dependent on the senior management of EDnet and other companies that we acquire. Competition for highly qualified personnel is intense, and the loss of any executive officer or other key employee, or the failure to attract and retain other skilled employees, could have a material adverse effect upon our business, results of operations or financial condition. We are parties to employment agreements with each of Messrs. Selman and Saperstein which terminate in January 2001, and are the designated beneficiary of key man life insurance in the amount of $1,000,000 on the life of Mr. Selman and $500,000 on the life of Mr. Saperstein. There can be no assurance, however, that such executives will continue to perform under these agreements or that we can maintain the polices in effect or that the coverage will be sufficient to compensate us for the loss of the services of either Mr. Selman or Mr. Saperstein.

WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION

         There are currently few laws or regulations directly attributable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could dampen the growth in, and the use of, the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expense in complying with any new regulation. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet Service Providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. This could increase the cost of transmitting data over the Internet. Any new laws or regulations related to the Internet could have a material adverse effect on our business.

MISAPPROPRIATION OF OUR INTELLECTUAL PROPERTY COULD IMPACT OUR COMPETITIVE POSITION

         Our success and ability to compete is dependent in part on the protection of our original content for the Internet and on the goodwill associated with our trademarks, trade names and trade secrets. A substantial amount of uncertainty exists concerning the application of copyright laws to the Internet, and there can be no assurance that existing laws will provide adequate protection for our original content. In addition, because copyright laws do not prohibit independent development of similar content, there can be no assurance that copyright laws will provide us with any competitive advantage.

         We rely on trade secret and copyright laws to protect our proprietary technologies. There can be no assurance that these laws will provide sufficient protection to us, that others will not develop technologies that are similar or superior to ours, or that third parties will not copy or otherwise obtain and use our technologies without authorization.

         Policing unauthorized use of our proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of other countries may afford us little or no effective protection of our intellectual property.

         In addition, we rely on certain technology licensed from third parties and may be required to license additional technology in the future for use in managing our website and providing related services to our customers and other users of our website. There can be no assurance that these third-party technology licenses will be available or will continue to be available to us on acceptable commercial terms, or at all. If we are unable to enter into and maintain any of these technology licenses, it could have a material adverse effect on our business.

OTHER COMPANIES MAY CLAIM WE ARE INFRINGING UPON THEIR PROPRIETARY TECHNOLOGY

         Given the nature of our business, we can not give assurance that third parties will not bring claims of copyright or trademark infringement against us or that they will not claim that our use of certain technologies violates a patent. Further, there can be no assurance that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed on their proprietary rights in connection with our Internet content. We are not currently aware of any litigation. However, any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention, require us to enter into costly royalty or licensing arrangements, or prevent us from using important technologies or methods, any of which could have a material adverse effect on our business.

THE EXERCISE OF OPTIONS AND WARRANTS WILL HAVE DILUTIVE EFFECT

         As of May 20, 1999 we had outstanding options and warrants to purchase a total of 6,573,433 shares of our common stock at prices ranging between $.00016 and $18.00 per share, including 3,399,460 options and warrants issued to directors and executive officers. The existence of such options and warrants may adversely affect the terms under which we could obtain additional equity capital. The exercise of these warrants and options may materially adversely affect the market price of our common stock.

OUR DISCRETION IN THE USE OF PROCEEDS FROM THIS OFFERING

         We have not designated any specific use for a portion of the net proceeds from this offering. Therefore, our management will have some flexibility in applying the net proceeds. We expect to use the proceeds for the expansion of existing libraries and the development of additional libraries, to purchase production equipment and upgrade existing studios, and for general corporate purposes that may include financing acquisitions, joint ventures and strategic alliances. We have no present plans or commitments and are not currently engaged in any negotiations with respect to acquisitions, joint ventures and strategic alliances. Our management's failure to apply these funds effectively could cause our business to suffer.

SHARES ELIGIBLE FOR FUTURE SALE, EXPIRATION OF LOCK-UP PERIODS

         As of May 20, 1999, there were 6,630,019 shares of our common stock outstanding, of which approximately 2,020,035 were "restricted securities" as that term is defined by Rule 144 under the Securities Act. Such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who is not our affiliate and who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of the common stock due to the potential increased number of publicly held securities. The timing and amount of sales of common stock covered by this prospectus, as well as sales pursuant to other filed registration statements, could also have a negative impact on the market price of the common stock. The market price of our common stock could decline as a result of a large number of shares of our common stock in the market after this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

         The underwriter in our initial public offering imposed lock-ups of certain shares of our common stock held by insiders and other shareholders for periods of 12, 18 and 24 months . All of such shares subject to the lock-up, with the exception of 1,314,333 shares subject to the 24 month lock-up due to expire on July 30, 1999, have been released from the lock-up. However, the underwriter has consented to the early release from lock-up of the 24 month shares, subject to our discretion.

WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD PREVENT AN ACQUISITION OF VISUAL DATA AT A PREMIUM PRICE

         Certain provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of us. We are subject to the "affiliated transactions" and "control share acquisition" provisions of the Florida Business Corporation Act. These provisions require, subject to certain exceptions, that an "affiliated transaction" be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested shareholder" or by a majority of disinterested directors. Voting rights must also be conferred on "control shares" acquired in specified control share acquisitions. Lastly, our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by the Board of Directors, of which 4,999,850 shares remain without designation and available for issuance as of March 31, 1999. We include such preferred stock in our capitalization in order to enhance our financial flexibility. However, the issuance of large blocks of preferred stock may have a dilutive effect with respect to existing holders of our common stock.

WE DO NOT PLAN TO PAY CASH DIVIDENDS

         Holders of our common stock are entitled to cash dividends when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. We have never paid dividends and our management does not anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the developments and expansion of our business. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

WE EXPECT TO EXPERIENCE VOLATILITY IN OUR STOCK PRICES

         Historically, there has been and there may continue to be volatility in the market price for our common stock. Our quarterly operating results, changes in general conditions in the economy, the financial markets or the marketing industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. In addition, the stock market in general and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

YEAR 2000 COMPLIANCE

         We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The year 2000 issue relates to whether computer systems will properly recognize and process information relating to dates in and after the year 2000. These systems could fail or produce erroneous results if they cannot adequately process dates beyond the year 1999 and are not corrected. Significant uncertainty exists in the software industry concerning the potential consequences that may result from the failure of software to adequately address the year 2000 issue. We have reviewed all software and hardware used internally by us in all support systems to determine whether they are year 2000 compliant. Most of our software has already been upgraded by the manufacturer or was recently purchased and is year 2000 compliant. We expect to have our remaining year 2000 compliant systems in place by September 30, 1999. We also intend to implement and test these solutions prior to any anticipated impact of the year 2000 issue on our systems. We do not believe that the aggregate cost for the year 2000 issue will be material. However, we cannot predict the effect of the year 2000 issue on entities with which we transact business, and there can be no assurance that the effect of the year 2000 issue on such entities will not have a material adverse effect on our business, financial condition or results of operations. We will be formulating a contingency plan with respect to such entities with which we do business.

         In addition, we use third-party equipment, software and content, including non-information technology systems, such as our security system, building equipment and non-capital IT systems embedded micro controllers that may not be year 2000 compliant. We are in the process of developing a plan to assess whether these third parties are adequately addressing the year 2000 issue and whether any of our non-IT systems have material year 2000 compliance problems. Failure of such third-party equipment, software, or content to operate properly with regard to the year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business, results of operations, and financial condition.

         Any new software, hardware or support systems implemented in the future will be year 2000 compliant or will have updates or upgrades or replacements available before the year 2000 to enable the system to be year 2000 compliant. We are currently assessing the year 2000 compliance expense and related potential effect on our earnings.

                                USE OF PROCEEDS

         We estimate that we will receive net proceeds of approximately $______ million from our sale of the 1,600,000 shares of common stock offered by us under this prospectus at an offering price of $_____ per share. This estimate is after deducting estimated underwriting discounts and commissions and other fees and expenses payable by us. We will not receive any portion of the proceeds from the sale of shares of common stock by the selling shareholders.

         We intend to use approximately $25,000,000 of the net proceeds of this offering (___% of total net proceeds) for the expansion of our existing video libraries and the development of additional video libraries. In addition, we intend to use approximately $3,000,000 of such net proceeds (___% of the total), to purchase production equipment and upgrade our existing studios. We have no specific plan for use of the remaining proceeds and expect to use such proceeds for general corporate purposes, including working capital and to fund anticipated operating losses, capital expenditures, and potential acquisitions. We are seeking to identify certain acquisition opportunities; however, we currently have no agreements or understanding with third parties for any acquisitions. We cannot assure you that we will identify suitable acquisition candidates or that we will, in fact, complete any acquisition. Until we use the net proceeds for a particular purpose, we will invest them in short-term, interest-bearing, investment-grade obligations. Any income from investments will be added to working capital. Our management will have broad discretion as to allocation of net proceeds to use as it deems appropriate. See "Risk Factors
- Our discretion in use of proceeds from this offering."

                           PRICE RANGE OF SECURITIES

         Our common stock and warrants have been quoted on the Nasdaq SmallCap Market since our initial public offering on July 30, 1997, and are traded under the symbols "VDAT" and "VDATW," respectively. We have applied for listing of our common stock and warrants on the Nasdaq National Market. The following table sets forth, for the periods indicated, the high and low closing bid sale prices for our common stock and warrants as reported on the Nasdaq SmallCap Market.

COMMON STOCK

                                                       HIGH           LOW
                                                       ----           ---
FISCAL YEAR 1997:
    Fourth Quarter (from July 30, 1997)               $  6.00        $  5.50

FISCAL YEAR 1998:
    First Quarter                                     $  5.63        $  2.38
    Second Quarter                                    $  4.75        $  2.25
    Third Quarter                                     $  4.75        $  2.25
    Fourth Quarter                                    $3.8125        $1.3125

FISCAL YEAR 1999:
    First Quarter                                     $ 6.875        $ 2.125
    Second Quarter                                    $16.375        $ 6.563

WARRANTS

                                                        HIGH            LOW
                                                        ----            ----
FISCAL YEAR 1997:
    Fourth Quarter (from July 30, 1997)               $ 1.875         $ .875

FISCAL YEAR 1998:
    First Quarter                                     $ 1.375         $ .500
    Second Quarter                                    $  .938         $ .375
    Third Quarter                                     $  .938         $ .344
    Fourth Quarter                                    $  .813         $ .250

FISCAL YEAR 1999:
    First Quarter                                     $  2.75         $ .313
    Second Quarter                                    $ 10.25         $2.50

         On May 27, 1999, the last bid price of the common stock and warrants on the Nasdaq SmallCap Market was $23.00 per share and $17.00 per warrant. These prices do not include retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. As of May 27, 1999, there were at least 1,000 shareholders of record of the common stock.

                                DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business.

                                 CAPITALIZATION

         The following table sets forth, as of March 31, 1999, (i) our consolidated capitalization and (ii) our pro forma consolidated capitalization as adjusted to reflect the sale of 1,600,000 shares of the common stock offered by us pursuant to this prospectus, after deduction of estimated offering expenses and underwriting discounts, assuming an offering price of $______. This table should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus.


                                                                 March 31, 1999
                                                      -----------------------------------
                                                        Actual             As Adjusted(1)
                                                      -----------         ---------------
Notes payable, shareholders, net                      $    40,500               $
Stockholders' equity
    Common stock, par value $.0001,
    5,744,859 shares issued and
    outstanding, actual 7,344,859
    shares issued and outstanding,
    as adjusted                                               574
Paid-in capital                                        18,461,683
Accumulated deficit                                   (12,434,194)
                                                      -----------
Total stockholders' equity                              6,028,063
                                                      -----------               ---------
Total capitalization                                  $ 6,068,563               $
                                                      ===========               =========

---------------
(1) After deducting underwriting discounts, commissions and offering expenses, estimated to be an aggregate of $_________.

                                    DILUTION

         Purchasers of our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of the common stock for this offering. "Net tangible book value" per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding. At March 31, 1999, we had a net tangible book value of $5,229,860, or approximately $.91 per share of our outstanding common stock. After giving effect to our receipt of the estimated net proceeds from our sale of the 1,600,000 shares of our common stock offered hereby at an assumed offering price of $____ per share (after deducting underwriting discounts and commissions and estimated offering expenses payable by us), our net tangible book value at March 31, 1999 would have been approximately $________ or $___ per share of our common stock, representing an immediate increase in net tangible book value of $____ per share to existing shareholders and an immediate dilution of $_____ per share to investors in this offering. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors.

         The following table illustrates this per share dilution:

Offering price per share.................................................          $
   Net tangible book value per share, before the offering................
   Increase attributable to new investors................................
                                                                                    ----
Pro forma net tangible book value after the offering.....................
                                                                                    ----
Dilution to new investors................................................           $
                                                                                    ====

         The following table summarizes the number of shares of our common stock purchased from us, the total consideration paid and the average price per share paid by (i) our existing shareholders at March 31, 1999 and (ii) new investors purchasing shares of our common stock in this offering, before deducting the underwriting discounts and commissions and our estimated offering expenses payable by us.

                                                                           Total
                                     Shares Purchased               Consideration Paid
                                   ---------------------        -------------------------        Average Price
                                   Number        Percent        Amount            Percent          Per Share
                                   ------        -------        ------            -------       --------------
Existing Shareholders
New Investors
Total

----------------


                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables set forth our selected consolidated financial data. The selected statement of operations data for the period from May 1993 (inception) to September 30, 1994 and the years ended September 30, 1995 and 1996 are derived from our Consolidated Financial Statements, which have been audited by Goldstein Lewin & Co., independent certified public accountants. The selected statement of operations data for the years ended September 30, 1997 and 1998 are derived from our Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent certified public accountants. The selected statement of operations data for the six month periods ended March 31, 1998 and 1999 and the summary balance sheet data as of March 31, 1999 have been derived from our unaudited Consolidated Financial Statements. The Consolidated Financial Statements for the years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999 and the reports thereon appear elsewhere in this prospectus. The Selected Consolidated Financial Data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the Notes thereto, appearing elsewhere herein. The results for the six months ended March 31, 1999 are not necessarily indicative of results that may be expected for the full fiscal year.

SELECTED STATEMENTS OF OPERATIONS DATA:


                              From May 17, 1993
                               (Inception) to                                                               Six Months Ended
                             September 30, 1994            Fiscal Year Ended September 30,                      March 31,
                             ------------------   -------------------------------------------------         ------------------
                                                  1995         1996         1997            1998            1998          1999
                                                  ----         ----         ----            ----            ----          ----
                                                                                                                (Unaudited)
Revenue                       $        --   $        --   $   111,719   $   193,038     $ 1,880,842(1)  $   489,041  $ 2,117,901(1)

Operating costs :
  Cost of sales                        --            --            --            --         803,784              --    1,309,766
  Selling, general
    and administrative             66,674       117,092       527,692     1,441,173       2,011,815         545,317    1,901,722
  Compensation and
    related costs                      --       206,935       985,441       789,165       1,341,737         580,831      927,232
  Production                           --        17,982       121,239        83,357          22,354          31,231      146,968
  Occupancy                        38,409        62,991        43,875        82,373         157,780          72,180       73,614
  Professional and
    consulting fees                77,886        87,662       298,815       352,853       1,006,243         401,926      719,573
                              -----------   -----------   -----------   -----------     -----------     -----------  -----------
       Total operating costs      182,969       492,662     1,977,962     2,748,921       5,343,713       1,631,485    5,078,875
                              -----------   -----------   -----------   -----------     -----------     -----------  -----------

  Loss from operations           (182,969)     (492,662)   (1,865,343)   (2,555,883)     (3,462,871)     (1,142,444)  (2,960,974)

Other income (expense)             (5,797)       (7,897)      (26,359)   (1,018,079)(2)      28,276          43.948      141,405
                              -----------   -----------   -----------   -----------     -----------     -----------  -----------
  Loss before taxes              (188,766)     (500,559)   (1,891,702)   (3,573,962)     (3,434,595)     (1,098,496)  (2,819,569)

Income taxes                          --            --            --             --              --              --        4,000
                              -----------   -----------   -----------   -----------     -----------     -----------  -----------
  Net loss                    $  (188,766)  $  (500,559)  $(1,891,702)  $(3,573,962)    $(3,434.505)    $(1,098,496) $(2,823,569)
                              ===========   ===========   ===========   ===========     ===========     ===========  ===========
Net loss per share - basic
  and diluted                 $     (0.18)  $     (0.43)  $     (1.35)  $     (1.42)    $     (1.06)    $     (0.36) $     (0.58)
                              ===========   ===========   ===========   ===========     ===========     ===========  ===========
Weighted average shares
  of common stock
  outstanding                   1,066,091     1,173,413     1,405,228     2,509,249       3,253,731       3,078,585    4,893,186
                              ===========   ===========   ===========   ===========     ===========     ===========  ===========


---------------
(1) Operating revenue for the fiscal year ended September 30, 1998 and the six months ended March 31, 1999 include $1,340,602 and $1,891,930, respectively, derived from our EDnet subsidiary.

(2)      Includes approximately $970,000 of non-cash interest expense.

* Certain amounts have been reclassified to conform with current financial statement presentation.

SUMMARY CONSOLIDATED BALANCE SHEET DATA:


                                              As of September 30,                                     As of March 31,
                                -------------------------------------------------                -----------------------
                                1995           1996          1997           1998                   1998               1999
                                ----           ----          ----           ----                   ----               ----
                                                                                                            (Unaudited)
Working capital (deficit)       $   166,492     $  (118,918)     $ 2,345,988     $    (4,394)     $   330,776     $ 3,081,931
Total assets                    $   483,032     $ 1,329,151      $ 4,587,892     $ 6,394,088      $ 3,600,735     $ 8,721,993
Long-term debt                  $   116,256     $   788,435      $   974,887     $    15,058      $        --     $   688,797
Stockholders' equity            $   297,596     $   189,401      $ 3,247,104     $ 3,884,693      $ 2,481,134     $ 6,028,063

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         READ THE FOLLOWING DISCUSSION TOGETHER WITH THE INFORMATION CONTAINED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         We produce and own original video content specifically developed for the Internet and interactive television. We are also a full service production and distribution company capable of broadcasting and globally transmitting rich media (audio and video) content. Our growing portfolio of full-motion video information libraries on topics such as travel, corporate information and healthcare is designed to target specific audiences in order to generate revenues from advertising, subscriptions, viewership, e-commerce and sponsorships.

         Using the latest technology in video editing, combined with a global network of veteran camera crews, we are able to maintain high quality and consistency in our video productions. Our digital video production/editing component, working in tandem with our management/storage/serving component, produce what we believe to be a seamless infrastructure. Our goal is to deliver a level of expertise not currently found elsewhere in the market, and our vertically integrated structure allows us to price our services lower than other content developers and providers as we do not need to outsource our editing services. We utilize the latest available technology for distribution of our content, and therefore, we are partners, not competitors, with streaming video Internet companies and network providers.

         In June 1998, we acquired a 51% interest in Entertainment Digital Network, Inc. See "Our EDnet subsidiary." Currently EDnet accounts for a significant amount of our revenue, representing approximately 72% and 90% of total revenues in fiscal 1998 and for the six months ended March 31, 1999, respectively. While we believe that EDnet will remain an important part of our revenue, as we develop revenues from the marketing of our video information libraries, we expect that our reliance on EDnet will decrease.

         We were incorporated in May of 1993 and did not begin operations until October of that same year. From inception through August of 1997, our operating activities related primarily to raising capital and completing our initial public offering, purchasing operating assets and creating our initial video libraries. We used the proceeds from our initial public offering in 1997 to continue to enhance our HotelView library and to establish its distribution over the Internet, to develop additional content and libraries and to purchase the requisite hardware and software to link us to the Internet and provide links to other websites. Throughout the remainder of 1997 and into 1998, we introduced new libraries in the travel industry (including AttractionView and ResortView). In 1998 and 1999, we launched new libraries in the corporate information industry (including VideoNews Wire and TalentView) and the healthcare industry (including CareView and MedicalView). We continue to invest in the enhancement of our existing video libraries, the creation of new video libraries, the development of certain strategic partnerships, marketing and building domestic and international sales channels.

PLAN OF OPERATION

         Our current plan of operation includes continuing to expand the marketing of our video libraries, the development of new products and to continue to look for synergistic acquisition opportunities.

         During the first quarter of fiscal 1999, we began offering a new service through our Video News Wire division. By combining the worldwide high speed data networks of Entertainment Digital Network, Inc. ("EDnet"), and our worldwide network of camera crews, we are able to provide our clients with live audio and video event broadcast capabilities via the Internet. This service is being marketed through our partnership with PR Newswire. We have also announced our MedicalView division that will create and distribute Internet-based video programs for physicians, health care professionals and consumers.

         As we continued with our integration of EDnet, it became apparent that the web development resources at Internet Business Solutions, Inc. ("IBS"), EDnet's wholly-owned subsidiary, duplicated existing facilities at Visual Data. On December 11, 1998, EDnet completed the sale of substantially all of the assets of IBS for a total of $1,000,000. EDnet recognized a gain of approximately $663,000 on the sale. We recorded our portion of the gain, approximately $338,000, as a reduction of excess of purchase price over net assets acquired. While the sale of IBS' assets is expected to reduce budgeted revenues, EDnet intends to offset this loss with the continued growth of its core audio networking business and the aggressive introduction of its video networking services which occurred in the Spring of 1999.

REVENUE RECOGNITION

         Our HotelView, CareView and ResortView libraries recognize a portion of their contract revenue at the time of completion of video production services with the remaining revenue recognized over the term of the contracts. Per hit charges are recognized when users actually view a video. Commission on ResortView bookings are recognized when the stays are completed. Currently, our VideoNews Wire and MedicalView divisions recognize revenue when a project is completed and our client is billed. EDnet recognizes revenues from the sale of equipment when the product is shipped and revenues from equipment rental, installation, Webcasting and bridging are recognized when service is performed. Network usage is billed at the beginning of the month based on actual usage from the middle of the previous month and an estimate of the second half of the month, based on the activity from the previous billing.

RESULTS OF OPERATIONS

         SIX MONTHS ENDED MARCH 31, 1999 COMPARED TO SIX MONTHS ENDED MARCH 31, 1998

         We recognized revenue of approximately $2,118,000 for the six months ended March 31, 1999, an increase of $1,629,000 (333%) from $489,000 for the same period last year. Revenues from EDnet accounted for approximately $1,892,000 for the six month period, with the balance of our revenue coming from HotelView's new and renewal contracts, initial contracts signed by CareView and ResortView and fees earned by Video News Wire. Production and distribution revenue decreased from approximately $489,000 to $226,000 for the six months ended March 31, 1999 as compared to the same period last year due to a non-recurring marketing fee of $250,000 which we recorded in March of 1998.

         Cost of sales, which includes equipment and services, is wholly attributable to sales by EDnet. Production costs increased by approximately $116,000 (374%) from $31,000 to $147,000 for the six months ended March 31, 1999 as compared to the same period last year. This increase was due to an increase in production activity, as well as the recognition of some deferred costs due to the completion of certain contracts.

         Selling, general and administrative expenses, which include advertising, depreciation, telephone and travel, increased approximately $1,357,000 (249%) from $545,000 to $1,902,000 for the six months ended March
31, 1999 as compared to the same period last year. Approximately $840,000 of the increase was due to the inclusion of EDnet's expenses. Depreciation expense increased approximately $220,000 (423%), from $52,000 to $272,000, advertising and associated expense increased approximately $71,900 (114%) from $62,800 to $134,700, Internet related expense increased approximately $40,000 (222%) from $18,000 to $58,000 and the balance of the increase reflects additional website development, as well as the rollout of the other libraries and related websites.

         Compensation and related costs increased by approximately $346,400 (60%) from $580,800 to $927,200 for the six months ended March 31, 1999, over the same period last year due to growth in both sales and technical staff. Professional fees increased approximately $318,000 (79%) from $402,000 to $720,000 for the six months ended March 31, 1999 over the comparable periods last year primarily due to an increase in consulting and investment banking fees.

         YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO YEAR ENDED SEPTEMBER 30,
         1997

         We recognized revenues of $1,880,842 during the fiscal year ended September 30, 1998, representing an increase of approximately 874% from revenues for fiscal 1997. Included in our revenues for fiscal 1998 are revenues of $1,340,602 which we recorded from our newly acquired subsidiary, EDnet. EDnet's revenues are derived from the sale of equipment, usage fees related to its network which allows the exchange of high quality audio, video, multimedia and data communications, and Website development and consulting fees. We recorded $250,000 of revenue as a signing fee when we entered into a marketing agreement whereby we, through our TalentView division, will be marketing and distributing a database and search engine software product. Revenues from HotelView recognized during fiscal 1998 include new sales and renewals, which amounted to approximately $200,000. The balance of our revenue during fiscal 1998 came from initial contracts signed by CareView, billings by our Internet Technologies group, and fees earned by Video News Wire. Revenues recognized by us during fiscal 1997 were limited to the redemption of room credit balances due to bookings made by the HotelView travel agency network and video tape sales to hotels. The revenues recognized by us during fiscal 1998 represent the results of our implementation of our plan of operation, which centered on continuing to expand the marketing of our multi-media information libraries that are designed to capture the interest of the general public in order to generate revenues from advertising, subscriptions, viewership, e-commerce transactions and sponsorships. During fiscal 1998, the recognition of significant revenues from HotelView was delayed from our internal projections due to a restructuring of the business model as well as a new Internet site and marketing strategy. In addition, during fiscal 1998 CareView revenues have been delayed based on the site software and Internet software taking longer to develop than was originally anticipated. During fiscal 1999, as our business plan is further implemented, management expects to significantly increase the revenues reported by us, with the majority of such increases being projected for the last two quarters of fiscal 1999.

         Cost of sales, as it appears in the Consolidated Statements of Operations, related primarily to EDnet. Selling, general and administrative expenses increased approximately $570,650 or 39.5% during fiscal 1998 as compared to the same period last year, reflecting the growth of HotelView's sales and marketing activities and Website development, as well as the rollout of the other libraries and related Websites. This increase includes approximately $483,365 of EDnet expense. Increases occurred in Internet related expenses, research and marketing consulting, travel and depreciation. We anticipate further increases in selling, general and administrative expenses during fiscal 1999, relative to comparative periods in fiscal 1998, as we continue to implement our business plan.

         Compared to fiscal 1997, compensation and related costs increased by approximately 70% due to growth in both sales and technical staff. Based upon the current levels of staffing, management believes we will be able to further implement our business plan during fiscal 1999 without substantially increasing our compensation and related costs. The increase in occupancy costs reflects the increased expense due to the move to our principal executive offices in September 1997. Professional fees increased for fiscal 1998 over the prior year principally due to non-recurring consulting fees totaling approximately $935,000 that were paid with stock, stock options and warrants. In addition, accounting and legal fees increased from 1997 to 1998. Of the legal fees, approximately $60,000 were associated with a specific contract or transaction and are non-recurring.

         Interest income reported for fiscal 1998 reflects an increase of approximately 126% from fiscal 1997, which consisted primarily of interest earned on the temporary investment of portions of the proceeds from our initial public offering and other equity infusions. During fiscal 1998, we reported rental income of $80,671 which was derived from the rental of a portion of our building pursuant to a lease which expires in February 2003. Management expects such income to continue during fiscal 1999. Interest expense for fiscal 1998 reflects a reduction of approximately $945,865 or 90% as a result of a non-recurring, non-cash interest expense of $969,531 incurred in fiscal year 1997 on shareholder loans. We reported interest expense of $96,362 during fiscal 1998 related to our mortgage and capital leases.

         YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO YEAR ENDED SEPTEMBER 30,
         1996

         Revenues of $193,038 were recognized during fiscal 1997 based on the redemption of room credit balances due to bookings made by the HotelView travel agency network and tape sales to hotels. Interest expense increased approximately $1,015,115 in fiscal 1997 versus 1996 primarily due to the non-cash amortization of discounts on certain notes payable. Selling, general and administrative expenses increased approximately 173% in fiscal 1997 versus 1996 and included $690,000 of deferred costs which were charged to expense during fiscal 1997. Both of these items are non-recurring and we do not anticipate significant interest expense during fiscal year 1998. Through December 1997, we offered hotels and resorts the option of either paying the contract in full in cash at the time of execution or paying a cash deposit, with the balance of the contract price due under a performance based arrangement. Because there is no time limitation when or if the balance of the fees will become billable, we cannot predict when these funds will be available. Although management believes it will continue to bill and collect amounts due under this performance based arrangement during fiscal 1998, any long term delay in or inability to collect these amounts may have an adverse effect on us. Hotel contract renewals are being billed on a cash basis and from January 1998 forward, we will charge hotels and resorts an annual fee, payable in cash, for their inclusion in the library as well as a charge per Internet site visit by potential hotel guests.

IMPACT OF YEAR 2000

         We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The year 2000 issue relates to whether computer systems will properly recognize and process information relating to dates in and after the year 2000. These systems could fail or produce erroneous results if they cannot adequately process dates beyond the year 1999 and are not corrected. Significant uncertainty exists in the software industry concerning the potential consequences that may result from the failure of software to adequately address the year 2000 issue. We have reviewed all software and hardware used internally by us in all support systems to determine whether they are year 2000 compliant. Most of our software has already been upgraded by the manufacturer or was recently purchased and is year 2000 compliant. We expect to have our remaining year 2000 compliant systems in place by September 1999. We also intend to implement and test these solutions prior to any anticipated impact of the year 2000 issue on its systems. We do not believe that the aggregate cost for the year 2000 issue will be material. We, however, cannot predict the effect of the year 2000 issue on entities with which we transact business, and there can be no assurance that the effect of the year 2000 issue on such entities will not have a material adverse effect on our business, financial condition or results of operations. We will be formulating a contingency plan with respect to such entities with which we do business. In addition, we utilize third-party equipment, software and content, including non-information technology systems, such as our security system, building equipment and non-capital IT systems embedded microcontrollers that may not be year 2000 compliant. We are in the process of developing a plan to assess whether these third parties are adequately addressing the year 2000 issue and whether any of our non-IT systems have material year 2000 compliance problems. Failure of such third-party equipment, software, or content to operate properly with regard to the year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business, results of operations, and financial condition.

         Any new software, hardware or support systems implemented in the future will be year 2000 compliant or will have updates or upgrades or replacements available before the year 2000 to enable the system to be year 2000 compliant. Management is currently assessing the year 2000 compliance expense and related potential effect on our earnings. To date, we have not incurred any incremental expense directly related to year 2000 compliance.

LIQUIDITY AND CAPITAL RESOURCES

         From inception through July 1997, our operations were funded by investment capital from the sale of private equity and shareholder loans. In July 1997, we completed our initial public offering and received net proceeds of approximately $4.8 million. Since July 1997, we have sustained our operations from internally generated funds and proceeds from the private placement of our preferred and common stock, and the exercise of options and warrants from which we derived total net proceeds of approximately $9.1 million.

         At March 31, 1999, we had working capital of approximately $3,082,000. This was primarily a result of two private placements. One sale took place during November and December 1998 in which a total of 532,500 shares were sold at approximately $2.00 per share to 20 accredited investors for which the Company received gross proceeds of $1,040,000. In February 1999, we received net proceeds of approximately $2,600,000 from the sale of our common stock to institutional investors in the second private placement, selling a total of 333,334 shares.

         We believe we have sufficient working capital to fund our current plan of operations until our subsidiaries begin producing revenues sufficient to sustain operations. However, in the event management should determine to either accelerate their business plan or seek additional acquisitions, we may be required to raise additional capital. There are no assurances that such capital will be available to us on terms and conditions we find acceptable. With the proceeds of this offering, coupled with internal liquidity, we will be able to sustain our operations for the next twenty-four months.

         In March 1999, we negotiated an extension of our mortgage with the current lender. The term of the note was extended by forty-two months and is now due on September 30, 2002. The note requires monthly payments of approximately $10,000 and a balloon payment of approximately $800,000 at September 30, 2002.

                                    BUSINESS

         We produce and own original video content specifically developed for the Internet and interactive television. We are also a full service production and distribution company capable of aggregating, broadcasting and globally transmitting rich media (audio and video) content. Our content includes video libraries on topics such as travel, corporate information and healthcare. Our growing portfolio of full-motion video information libraries is designed to target specific audiences in order to generate revenues from advertising, subscriptions, viewership, e-commerce and sponsorships.

         For example, our HotelView(R) library provides two to four minute multimedia video tours that give the viewer a detailed look at the hotel's guest rooms, grounds, meeting space, recreational facilities, dining venues and other amenities that can be accessed through the participating hotels' own Website, at HotelView.com and at hundreds of other travel sites. HotelView(R)'s revenues are generated through an annual subscription fee, which includes the creation, storage and serving on the Internet, and per view revenues, which are paid by the hotel, each time someone views the video on the Internet. Additional revenues will also be generated from advertising fees and sponsorships.

         Using the latest technology in video editing, combined with a global network of camera crews, we are able to maintain high quality and consistency in our video productions. Our video production/editing component, working in tandem with our management/storage/serving component, produce what we believe to be a seamless infrastructure. Our goal is to deliver a level of expertise not currently found elsewhere in the market. We believe that our vertically integrated structure allows us to competitively price our services. We utilize the latest available technology for distribution of our content, and therefore, we are partners, not competitors, with streaming video Internet companies and network providers.

         In June 1998, we acquired a 51% interest in Entertainment Digital Network, Inc. See "Our EDnet subsidiary." Currently, EDnet accounts for a significant amount of our revenue representing approximately 72% and 90% of total revenues in fiscal 1998 and for the six months ended March 31, 1999, respectively.

STRATEGIC RELATIONSHIPS

         Our business model is focused on partnering Visual Data with other synergistic companies. We have developed strategic partnerships with recognized industry leaders in the travel, corporate information and healthcare industries, including:

         THE TRAVEL INDUSTRY

         o CARLSON MERCAVIA. We are the supplier of video content on hotels and resorts to the country's largest travel agency franchise.

         o INTERVAL INTERNATIONAL, INC. We are the exclusive producer and distributor of video content for the world's second largest marketing organization for timeshare units.

         o REZSOLUTIONS. We have a co-marketing agreement with the leading supplier of integrated business solutions for the hospitality industry.

         o BROADCAST.COM, INC. We are a supplier of video content on hotels, resorts, attractions and destination information to the Internet's largest broadcaster of video content and we are a sponsor of their travel channel.

         THE CORPORATE INFORMATION INDUSTRY

         o PR NEWSWIRE CORPORATION. We are the exclusive provider of video press releases for the world's largest distributor of press releases.

         o CANADA NEWSWIRE, LTD. We are the exclusive provider of video press releases for Canada's largest distributor of press releases.

         o INTERVU, INC. Under an Internet distribution and co-marketing agreement, InterVu is a provider of streaming media services for our multimedia content and InterVu in turn resells Visual Data production services.

         THE HEALTHCARE INDUSTRY

         o PHYSICIANS ONLINE (POL). We have an agreement with the world's largest Internet community of doctors, with over 170,000 physician members, to distribute our healthcare related video content.

         o INTELLIHEALTH. We have an agreement, with the joint venture of Aetna Insurance and Johns Hopkins Health Services, to distribute our healthcare related video content to the general public.

INDUSTRY BACKGROUND

         The Internet has experienced dramatic growth in recent years. The development of improved search engines and Web browsers has led to substantial end-user interest in the Internet. Internet Data Corporation (IDC) estimates that the number of Web users will increase from approximately 97 million at the end of 1998 to approximately 320 million by the end of 2002, representing an average annual growth rate of 35%. A 1998 study completed by the Georgia Institute of Technology estimates that approximately 32% of Internet users spend 20 or more hours using a Web browser each week.

         Broadcasting audio and video content over the Internet offers certain opportunities that are not generally available from traditional media. Currently available analog technology and government regulations limit the ability of radio and television stations to broadcast beyond certain geographic areas. Radios and televisions are not widely used in office buildings and other workplaces, where Internet access has become commonplace. Traditional business communication tools such as audio conferencing and video conferencing can be costly, non-targeted, and inconvenient. In addition, traditional broadcasters are limited in their ability to measure or identify in real time the listeners or viewers of a program. By using the Internet, targeted streaming media content can be broadcast to a geographically dispersed audience of customers, suppliers, employees and shareholders at relatively low costs. Internet users can interact with the broadcast content by responding to online surveys, voting in polls and obtaining additional information. In addition, Internet broadcasters can provide highly specific information about a program's audience to content providers, advertisers and users of Internet business services. The convergence of the Internet's capabilities and attributes has accelerated its acceptance as a business tool, leading to rapidly growing economic opportunities in Web-based advertising and business service offerings, including audio conferencing, electronic commerce and video transmission, among others.

         Much of the Internet's rapid evolution towards becoming a mass medium can be attributed to the accelerated pace of technological innovation, which has expanded the Web's capabilities and improved users' experiences. Most notably, the Internet has evolved from a mass of static, text-oriented Web pages and email services to a much richer environment, capable of delivering graphical, interactive and multimedia content. Prior to the development of streaming media technologies, users could not play back audio and video clips until the content was downloaded in its entirety. As a result, live Internet broadcasts were not possible. The development of streaming media products from companies such as Microsoft and RealNetworks enables the simultaneous transmission and playback (i.e., the Internet broadcast) of continuous "streams" of audio and video content over the Internet and intranets. These technologies have evolved to deliver audio and video over widely used 28.8 kbps or 56 kbps narrow bandwidth modems, yet can scale in quality to take advantage of higher speed access that is being provided by xDSL, cable modems and other emerging broadband technologies.

         We believe recent research has shown a significant increase in Internet users with broadband width capabilities. Media Metrix, Inc. reports that, in December 1998, more than 19 million home PC users viewed some form of streaming video. In addition, an estimated 14 million people have connections to the Internet at their workplaces that are fast enough to carry sophisticated moving images and sounds. Forrester Research reported that there were approximately 700,000 households in the United States that had broadband access in 1998. This number is expected to increase to 2.2 million in 1999, 4.7 million in 2000, 9.2 million in 2001 and 15.8 million, or approximately 26% of on-line households, by 2002.

         We believe that once the major investments in broadband service have been made and the infrastructure has been developed, the focus will turn to the content to be viewed and that video on the Internet will logically become the next area of major focus. The search will then begin for video that is both of interest to users and commercially viable.

THE VISUAL DATA SOLUTION

         To meet the growing demand for video content we have developed comprehensive original video libraries in the areas of travel, corporate information and health care. We have a worldwide network of professional freelance camera crews, and are able to shoot the video, edit it in-house utilizing digital, non-linear editing systems, and serve and distribute finished content on the Internet on a price competitive basis.

         In addition to being a content developer and owner, we are a full service production and distribution (broadcasting) company, capable of aggregating, broadcasting and globally transmitting rich media (audio and video) content. By both creating and owning our content we are able to repurpose the content to meet the rapidly changing needs of the Internet consumer. We can package and deliver the same content in a multitude of different forms, simultaneously addressing the diverse needs of Internet consumers. In addition, we are not required to invest our capital in the rapidly changing area of streaming media technologies but, through our strategic partners, we are able to deliver rich media content using the latest available technologies at little or no additional cost.

         As we implement our strategy described below, we believe that we will not only maintain our competitive advantage, but will establish a standard for the future design and production of original video content for the Internet.

STRATEGY

         Our strategy is to establish ourselves as the leading Internet developer and owner of video content. In addition, we want to become the leading provider of Internet based video production and broadcast services. The key components to achieving these goals include the following:

         EXPAND OUR EXISTING VIDEO "VIEW" LIBRARIES

         We have developed video libraries of rich media content in the areas of travel, corporate information and healthcare. Our strategy for further development of these libraries is based on seeding each of these vertical markets with enough content to achieve market prominence.

         DEVELOP NEW VIDEO TOPICAL LIBRARIES

         As a result of our success in the areas of travel, corporate information and healthcare, we intend to identify new industries and market niches which have a high Internet consumer demand for video libraries. Areas identified include education, sports and product promotion.

   [DIAGRAM OF CURRENT VIDEO LIBRARIES AND VIDEO LIBRARIES UNDER DEVELOPMENT]

         EXPAND OUR BUSINESS TO BUSINESS PRODUCTION SERVICES

         By increasing the visibility of our production and broadcast services, our strategy is to offer end-to-end solutions, from multimedia production through Internet broadcast services, to the business community.

         LEVERAGE STRATEGIC RELATIONSHIPS

         Following our business model, we focused on partnering Visual Data Corporation with other companies strategic to all areas of our operations, including video content, business services and distribution. Some of our strategic partners include PR Newswire, InterVu, REZsolutions, Carlson Mercavis, Interval International, Pegasus/TravelWeb, Intellihealth and Physicians OnLine.

         MAKE SYNERGISTIC ACQUISITIONS

         We continue to look for strategic acquisition opportunities, like EDnet, that will allow us to accelerate the achievement of our overall business goals and permit us to quickly take advantage of new or synergistic market opportunities.

         The major focus of our efforts to date has been the travel industry. The majority of research currently available indicates that this sector is one of the fastest growing on the Internet. Jupiter Communications predicts travel related transactions on the Internet will gross $1.9 billion this year, with this figure expected to increase to $11.7 billion by 2002. We have five libraries, existing or under development, devoted to the travel industry. Our goal is to attain critical mass in each category, thereby establishing Visual Data as a significant company in this growth area.

         In addition, we have developed other libraries of commercial value. CareView(TM)'s full motion nursing home videos can be utilized by health care workers and patients' families to locate appropriate nursing homes or assisted living facilities. MedicalView(TM), an on-line source of information for physicians, health care professionals and consumers, operates in the rapidly growing area of medical and health related information.

         We believe there are a number of other areas of opportunity for business growth and revenue generation as video content is more widely used to promote products and services. We believe Visual Data is currently well positioned to take advantage of these expanding opportunities by having the synergy of efficiencies and expertise in each of these areas.

SALES AND MARKETING

         The core of our market strategy has been to partner with the recognized leaders in each of the markets our video content addresses. Through these partnerships we can take advantage of each partner's existing marketing programs, sales forces and business relationships. By offering our products and services in conjunction with their products, our partners can increase the value of their offerings and increase the revenues associated with the individual sales. Likewise, we can take advantage of our partners' products and reduce costs in areas such as sales personnel, marketing, and service fees. Contracts with these partners range from one to two years, some of which are terminable upon short term notice.

         For example, Interval International, the second largest timeshare exchange company in the world, uses its sales force to sell our ResortView(R) product in conjunction with their resort developer program.

         PR Newswire has 28 offices and over 130 sales persons in the U.S. and Europe. With PR Newswire as our marketing arm for Video News Wire, we believe it likely that Visual Data will be able to secure a significant position in the market for corporate videos, analysts webcasts, video press releases and live event broadcasts.

         We also use a variety of additional marketing methods, including our internal sales force, to market HotelView, CareView, MedicalView, ResortView, AttractionView and DestinationView to a variety of potential clients including hotel chains, resorts and nursing homes. We utilize independent sales representatives to market HotelView and MedicalView. Following the offering, we will increase our marketing efforts by hiring additional internal and independent sales representatives.

OUR PRODUCTS AND SERVICES

         We are a leading producer and owner of original video content specifically developed for the Internet and interactive television. Our video libraries currently cover topics such as travel, corporate information and healthcare. We currently have eight existing libraries and five under development. Each of our libraries can derive revenues from as many as five different revenue sources. The following table identifies our current and anticipated sources of revenues:

            [CHART OF REVENUE GENERATION FOR PRODUCTS AND SERVICES]

OUR EXISTING VIDEO LIBRARIES

         THE TRAVEL INDUSTRY

         HOTELVIEW(R)  - WWW.HOTELVIEW.COM

         Our HotelView(R) library provides two to four minute multimedia video tours that give the viewer a detailed look at the hotel's guestrooms, grounds, meeting space, recreational facilities, dining venues and other amenities. It also includes a map showing the hotel's location relative to area attractions and airports. The video tour can be accessed through the participating hotel's own Website, HotelView(R)'s Website at www.hotelview.com, and hundreds of other Websites, such as TravelWeb.com (Pegasus/Travel Web), All-Hotels.com, HotelBook.com, REZsolutions (a product of Utell International and Anasazi, Inc. and the world's leading supplier of integrated business solutions for the hospitality industry) and Mercavia (Carlson Travel Group's Intranet site).

         HotelView(R) currently features over 105 hotels worldwide, including the Anaheim (California) Hilton & Towers, Baltshug Kempinski Moscow, Eden Roc Resort & Spa Miami, Hilton at Walt Disney World Village, Hotel Nikko San Francisco, Ritz Carlton Laguna Niguel California, Vier Jahreszeiten Berlin and the Waldorf Astoria in New York.

         HotelView(R)'s revenues are generated through an annual subscription fee, which includes the creation, storage and serving of the video on the Internet, and per view revenues, which are paid by the hotel, each time someone views the video on the Internet. Our initial results have found that approximately 33% of viewers who click on a hotel's Website will view a video if it is available, and of those viewing videos approximately 10% are booking rooms.

         RESORTVIEW(R)  - WWW.RESORTVIEW.COM

         Our ResortView(R) library provides developers of timeshare properties with the ability to advertise their resort to a more targeted, and potentially larger, prospect audience than they have had in the past. It is accessible via travel agents or at home or work via the Internet. ResortView(R) then "closes the loop" by allowing the property to be booked by travel agencies throughout the world utilizing the Global Distribution System. GDS is the electronic database that travel agents around the world use to research and book rooms in hotels and resorts. Through an exclusive distribution and marketing agreement with Interval International, Inc., the second largest marketing organization in the timeshare industry with over 1,400 properties world-wide, ResortView(R) has been designed to use video advertising in conjunction with the GDS to promote lead generation and rental income for the resort developers.

         Revenues are generated via an annual membership fee. In addition, we receive a commission on each completed stay generated by the travel agents. Current ResortView(R) properties include Harbour Lights in Myrtle Beach, South Carolina, Newport Beachside Hotel and Resort in Miami Beach, The Royal Resorts in Cancun, Mexico, Isle of Bali in Orlando, Florida, Fairfield Royal Vista in Pompano Beach, Florida and Peppertree at Wild Wing in Conway, South Carolina.

         ATTRACTIONVIEW(TM)  - WWW.ATTRACTIONVIEW.COM

         Many vacation planners need more than just information about the accommodations, and AttractionView(TM) has been designed as a natural complement to HotelView(R) and ResortView(R).

AttractionView(TM) focuses on marrying the neighboring attractions, such as amusement parks, theme parks, regional malls, and the like to the HotelView(R) and ResortView(R) accommodations. We currently have over 25 AttractionView(TM) videos on-line and available for viewing, including information on the United Nations in New York, the Kennedy Space Center in Florida and Busch Gardens in Tampa.

         Revenues from the marketing of AttractionView(TM) will be generated through an annual subscription fee, which includes the creation, storage and serving of the video on the Internet, and per view revenues, which are paid by the attraction, each time someone views the video on the Internet.

         GOLFCOURSEVIEW(TM)

         In April 1999, we acquired the Internet broadcast rights to a collection of golf-related videos including approximately 200 course tours, instructional videos and golf-related attractions from an unaffiliated third party. GolfCourseView(TM), which is available on www.videoviewer.com, provides full-motion tours of some of the world's most renowned golf courses and resorts and related attractions, including Pebble Beach, Innisbrook and the Golf Hall of Fame, as well as instructional videos and golf products and services.

         Revenues will be generated through an annual subscription fee, which includes the creation, storage and serving of the video on the Internet, and per view revenues, which are paid by the golf course, each time someone views the video on the Internet.

         THE CORPORATE INFORMATION INDUSTRY

         VIDEO NEWS WIRE(TM)  - WWW.VIDEONEWSWIRE.COM

         We created Video News Wire(TM) to service an agreement with PR Newswire Corporation, the leading electronic distributor of corporate news releases. Launched in 1998, Video News Wire(TM) creates and distributes television news-like video press releases via the Internet. Video News Wire(TM) also provides "About the Company" presentations and provides coverage of live corporate events. Using a worldwide network of professional freelance camera crews, Video News Wire(TM) can videotape press conferences and events almost anywhere they might occur. In April 1999, we entered into an agreement with Canada Newswire, Ltd., Canada's largest distributor of press releases.

         In January 1999 we launched a new Video News Wire(TM) product which offers publicly-traded companies a cost effective means to broadcast their analyst conference calls live, making them available to the investing public, the media and worldwide to anyone with Internet access. This audio "Webcast" service is sold by PR Newswire. The Webcast can also be archived for audio replay for an additional fee and the archived material can be accessed through a company's own Website.

         Revenues are generated through the production and storage of basic and enhanced versions of video press releases, video corporate profiles and video footage of events. Current Video News Wire(TM) clients include Chrysler Corporation, Delta Airlines, McDonalds Corporation, Real Networks, Seagate Technologies, Subway Sandwiches and Salads, United News and Media and Warner Brothers.

         TALENTVIEW(TM)  - WWW.TALENTVIEW.COM

         We have created our TalentView(TM) library with the goal of developing Internet-based solutions designed expressly for the entertainment, advertising and media industries. TalentView's(TM) initial online service, A* Cappella, is a searchable, multimedia talent library of more than 1,500 professional voice performers working in film, television, radio and other media applications. The service is available to the production community via a secure, restricted Website at www.talentview.com.

         Directed at casting professionals and producers, A* Cappella offers a comprehensive talent classification and auditioning system whereby talent can be compiled, sorted and selected by specific qualities and specialities through the use of a search menu interface. Casting directors and producers can access and review artist voice samples and resumes which include contact information. We believe the service provides a promotional medium for talent, as well as an efficient, cost-effective tool for those who hire talent. We also believe TalentView(TM) offers certain synergy to our EDnet subsidiary and their clients in the entertainment and advertising industries.

         It is anticipated that our A*Cappella voice library will generate revenues from both membership fees and advertising.

         THE HEALTHCARE INDUSTRY

         CAREVIEW(TM)  - WWW.CAREVIEW.COM

         Our strategy is to make our CareView(TM) library a critical source of information for hospital case managers in the long-term care facility selection process. CareView(TM) places a complete personal computer package in the case management department of selected hospitals at no cost to the hospital, other than a telephone line. CareView(TM) systems are also placed at selected senior citizen resource centers, providing better exposure for assisted living facilities (most of whose admissions are not from hospitals).

         Subscribing long-term care facilities are provided with a full-motion, narrated video tour as well as a printable information sheet, e-mail links for requesting more information, and a quick reference list of services and amenities. We have implemented and are marketing the CareView(TM) system on a geographic market-by-market basis, starting with the Southeast Florida and the metro New York City markets. Our goal is to install CareView(TM) systems in 30 to 40 hospitals in each market. By concentrating on the larger hospitals, we believe that we will be able to control access to a significant amount of the hospitalized patients in each market. We have installed CareView(TM) in over 60 hospitals and senior resource centers in South Florida and metro New York City and we have enrolled more than 55 long-term care facilities.

         Revenues are generated through the payment of an annual fee by the subscribing nursing home or assisted living facility.

         MEDICALVIEW(TM)  - WWW.MEDICALVIEW.COM

         We designed MedicalView(TM) to create multimedia presentations of medical techniques, procedures and treatments, continuing education programs, conferences and health related information. MedicalView(TM)'s content is being developed through alliances with leading health and medical institutions and organizations such as university-based medical centers, major teaching hospitals, specialty treatment hospitals and disease specific associations, including Johns Hopkins University and the American Society of Nephrology.

         To date we have agreements to distribute MedicalView(TM) multimedia content with Physicians Online and Intellihealth. Physicians Online, which bills itself as the world's largest Internet community of doctors with over 170,000 physicians on-line, provides a "physicians only" environment with medical databases, clinical symposiums and discussion groups with national experts. Physicians Online estimates that approximately 15,000 physicians use the site daily. Intellihealth, a joint venture between Aetna U.S. Healthcare and Johns Hopkins University Medical School, provides consumer health information to the general public and health care community. Additionally, in March 1999, we signed a content agreement with George Blackburn MD, Ph.D., Associate Chief of Nutrition at Harvard Medical School to develop various programs regarding nutrition, weight loss and other health related topics. We will also seek to establish relationships with major pharmaceutical, medical equipment and health care service companies to develop customized content for distribution throughout the Internet, as well as to generate advertising and sponsorship revenues.

         Revenues are generated through corporate sponsorship, continuing education program fees, subscription (production, storage, serving) and advertising.

OUR LIBRARIES UNDER DEVELOPMENT

         PRODUCTVIEW(TM)

         As e-commerce proliferates, we believe more and more consumers will be turning to the Internet as both a source of information as well as an alternative method of purchasing many consumer products. In order to effectively compete, we believe thousands of products will need to be displayed in a rich media format that will provide the consumer with detailed information on purchasing, assembling and operating these products. We are designing ProductView(TM) to address this perceived need by offering video taping, editing and digitizing services to the manufacturers of products. In addition, ProductView(TM) will archive the product information in easy-to-access databases.

         We will offer ProductView(TM) as our high quality, low cost video creation capability to manufacturers and distributors of products and services not currently using video as part of their marketing efforts, as well as provide them with a video tool for use in creating functional overviews, assembly instructions and in-store presentations.

         We anticipate that the advertising and marketing plans for ProductView(TM) will emphasize the need to add video to not only the manufacturer's Website, but to thousands of cybermalls, catalog companies and other retailers on the Internet. For clients with extensive product inventories, we anticipate offering the option of mobile taping and editing studios to be temporarily located on site at the manufacturer's warehouse or manufacturing facility.

         Revenues will be generated through a subscription fee, which includes the creation, storage and serving of the video on the Internet, and per view revenues, which are paid by the manufacturer and distributor, each time someone views the video on the Internet.

         CAMPUSVIEW(TM)

         With over 3,000 colleges and universities in the United States, making the best choice of a college can be a daunting experience for the student and their family. In some cases, the student is simply unable to visit the institution prior to selection, and therefore must base his or her decision on various brochures and word-of-mouth information. As we believe the selection of a college or university is one of the most important decisions a student and his or her family will make, we are designing the CampusView(TM) Website to provide the students and their families with comprehensive information in order to offer them the opportunity for more informed decision-making in the college selection process. Our videos will provide two to three minute tours of the campus and the various educational, social and sports programs the school wants to highlight.

         Our strategy is to initially videotape approximately 2,500 colleges and universities in the United States. CampusView(TM) will be a pay-per-view service available to both high schools and individual students. Revenues from CampusView(TM) will be generated by charging students, their families and schools based upon the number of views. In addition, we will sell advertising and sponsorships on our Website. Our present plans anticipate a launch of the CampusView(TM) library within six to 12 months following the closing of this offering.

         CRUISEVIEW(TM)

         We are designing CruiseView(TM) to provide a detailed video tour of a ship's guestrooms, common areas, recreational facilities and dining venues. As the cruise market continues to grow, we believe cruise lines will need to utilize a service like CruiseView(TM) to maximize their exposure to the travel agents of the world. We intend to position CruiseView(TM) to take early advantage of these opportunities as a result of our existing presence in the travel agency networks.

         We anticipate revenues will be generated through an annual subscription fee, which includes the creation, storage and serving on the Internet, and per view revenues, which are paid by the cruise line, each time someone views the video on the Internet.

         DESTINATIONVIEW(TM)

         We are designing DestinationView(TM) as a collection of video clips providing a detailed look at certain aspects of the destination, such as area parks, meeting spaces, recreational facilities, dining spots, museums, and shopping districts. Additionally, it is anticipated that these clips will explore activities and day trips which are available to the visitor, including golfing, skiing, wine appreciation and architecture walks, and will also include briefs on available transportation entities (railway stations, airports, cruise excursions, highways, etc.).

         We have initially targeted the 150 most visited destinations and ports of call. Our second focus is to target destinations that are most likely to market via the Internet. It is anticipated that DestinationView's client base of local city convention and visitor's bureaus, local boards of tourism, regional consortiums and chambers of commerce will also be used to market our other travel related libraries to their existing members.

         Revenues are currently generated through subscriptions and per view charges.

OTHER SERVICES

         VIDEOVIEWER(TM)  - WWW.VIDEOVIEWER.COM

         In March 1999, we launched the beta version of VideoViewer(TM), a high-speed, video on demand network on the Internet. VideoViewer.com will enable users of ISDNs, T1s, cable modems and other broadband services to access a conduit to the growing world of original video content on the Web. The VideoViewer(TM) design enables cable modem and telephone Internet Service Providers to privately label the VideoViewer(TM) and personalize the site to look as if it is their own. The site will enable these service providers to clearly demonstrate to potential customers the need for higher bandwidth.

         VideoViewer(TM) is a graphic representation of Interactive television. Through VideoViewer.com, high bandwidth users will be able to access rich media content on subjects including travel, business and finance, education, consumer products, health and medicine, and entertainment and recreation. When you enter the VideoViewer.com Website, you are presented with an introduction screen; after clicking the Enter button, the VideoViewer(TM) will load the three media screens and the scrolling channel guide onto the screen. As you place the cursor on any of the scrolling bars, a text description appears and simultaneously an audio clip is played describing the channel's contents. For example, clicking the "Travel" bar brings up the various choices including the HotelView(R) selector; selecting a state or country will then display the available cities. If you click the desired city, you can choose to view videos of hotels located there, as well as other selections including a list of nearby golf resorts, attractions, destination tours or other related topics or subjects. Travel oriented commercials will be displayed on the two smaller media screens while viewing related content.

         Revenues are generated through syndication, per views, advertising fees and video production of ads.

         PRODUCTION AND BROADCAST SERVICES

         With our advanced video production studios and worldwide camera crew network, we can provide complete end to end multi-media advertising services such as:

         o        shoot, edit and produce a product presentation.

         o        digitize store and serve the presentation on the Internet.

         o link to client's home page or distribute to various sites on the Internet.

         o        if applicable, broadcast to television or other media.

         o        monitor results and track performance.

ACQUISITION STRATEGY

         Our strategy for growth includes both internal development of our operations and strategic acquisitions. We continue to look for strategic acquisition opportunities, like EDnet, that will allow us to accelerate market penetration of our existing products and services, to expand and enhance our existing products and services and permit us to quickly take advantage of new or synergistic market opportunities. We target acquisition candidates based on their fit into our overall business plan in order to strengthen and build our core business, with the focus on those companies that have production capability as well as create and own their video content.

         OUR EDNET SUBSIDIARY

         In June 1998, we acquired a 51% interest in Entertainment Digital Network, Inc. (OTCBB: DNET). Based in California, EDnet develops and markets integrated systems for the delivery, storage and management of professional quality digital communications for media-based applications, including audio and video production for the North American advertising and entertainment industry. EDnet has established a private wide-area network (WAN) through strategic alliances with long distance carriers, regional telephone companies, satellite operators and independent fiber optic telecommunications providers, which enables the exchange of high quality audio, compressed video and multimedia data communications. EDnet provides engineering services, application-specific technical advice, and audio, video and networking hardware and software as part of its business. EDnet's client base of more than 500 companies includes LucasFilms Skywalker Division, Sony Entertainment, Disney, MGM, Capitol Studios, Warner Brothers, NFL Films and PGA Tour Productions. EDnet's recent projects included the transmission of digitized audio during the post-production of such feature films as TITANIC, ANTZ, SAVING PRIVATE RYAN and the new STAR WARS prequel, THE PHANTOM MENACE.

         EDnet has recently teamed with Telestream, a manufacturer of high quality video delivery systems, to provide EDnet customers the means to send high quality video via the Internet and other Internet Protocol (IP) based WANS. Under the terms of the agreement, EDnet will provide complete turnkey solutions, bundling Telestream video equipment with their network services. This relationship is anticipated to provide EDnet's entertainment and advertising company clients the ability to cost effectively transmit their daily shots of commercials, special effects, graphics, storyboards and animated shots, thereby providing a more dependable and faster delivery system than was previously available.

         In order to maintain the 51% interest acquired, we received an option to purchase, at an exercise price of $.10 per share, the number of shares actually purchased upon exercise of each option, warrant and other convertible security of EDnet outstanding at the date of closing the EDnet transaction (the "EDnet Stock Equivalents"). Based upon the number of EDnet Stock Equivalents outstanding, we have the right to purchase up to an aggregate of 6,542,722 shares of EDnet's common stock. Our right to exercise the options shall accrue on the date of issuance of shares of EDnet common stock upon exercise of the corresponding outstanding EDnet Stock Equivalents and shall expire on the first anniversary of the exercise date of each such outstanding EDnet Stock Equivalent.

COMPETITION

         The market for Internet broadcast services and video content is relatively new, rapidly evolving and highly competitive. We expect our competition to intensify. We compete with:

         o other Websites, Internet portals and Internet broadcasters to acquire and provide content to attract users;

         o with video and audio conferencing companies and Internet business services broadcasters;

         o online services, other Website operators and advertising networks; and

         o        traditional media such as television, radio and print.

         We cannot guarantee that we can effectively compete in any of these areas. Although Visual Data believes it is the only Internet broadcaster offering an end-to-end solution for production and serving digital video on the Internet, we face substantial competition from a number of other companies, including local production companies and other travel content Websites. We believe Visual Data stands apart from its competitors in that they do not provide their customers with production or editing services and they do not own the content that is aggregated on their site. In contrast, we create and produce most of our content and own virtually all the video and audio content on our Websites. See "Risk Factors - We may not be able to compete effectively in our industry" for a further discussion of the competitive factors facing Visual Data.

GOVERNMENT REGULATION

         Although there are currently few laws and regulations directly applicable to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere covering issues such as music licensing, broadcast license fees, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. It is possible that governments will enact legislation that may be applicable to us in areas such as content, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation and personal privacy is uncertain. The majority of such laws were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any such export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure, which could have a material adverse effect on our business, financial condition and results of operations.

         By distributing content over the Internet, we face potential liability for claims based on the nature and content of the materials that we distribute, including claims for defamation, negligence or copyright, patent or trademark infringement, which claims have been brought, and sometimes successfully litigated, against Internet companies. To protect Visual Data from such claims, we maintain general liability insurance. The general liability insurance may not cover all potential claims of this type or may not be adequate to indemnify Visual Data for any liability to which we may be imposed. Any liability not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition. See "Risk Factors - We may become subject to burdensome government regulation."

INTELLECTUAL PROPERTY

         Our success depends in part on our ability to protect our intellectual property. To protect our proprietary rights, we rely generally on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and license agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our content. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors.

         We pursue the registration of certain of our trademarks and service marks in the United States, although we have not secured registration of all our marks. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in such jurisdictions. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our content. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations. See "Risk Factors - Misappropriation of our intellectual property could impair our competitive position."

FACILITIES

         In September 1997, we purchased from an unaffiliated third party a 25,000 square foot facility in Pompano Beach, Florida which now serves as our corporate headquarters and houses all of our production, marketing and distribution activities, exclusive of our EDnet subsidiary. The aggregate purchase price paid for the facility was $1,475,000, comprised of $475,000 in cash and an 18 month first mortgage in the principal amount of $1,000,000, bearing interest at the rate of 8.75% per annum, with 15 year amortization. In March 1999, we refinanced our mortgage and extended the expiration date until September 30, 2002. In addition, in connection with the Company's purchase of 51% of EDnet, the Company granted EDnet a second mortgage on our corporate headquarters as collateral for a promissory note.

EMPLOYEES

         We currently have 52 full-time employees, of whom 22 are design, production and technical personnel, 16 are sales and marketing personnel and 14 are general, administrative and executive management personnel. None of the employees are covered by a collective bargaining agreement and our management considers relations with employees and consultants to be good. We also hire, from time to time, subcontractors that develop our programming.

LEGAL PROCEEDINGS

          We may from time to time become a party to various legal proceedings arising in the ordinary course of business. We are not a party to any pending or, to our knowledge, threatened material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors, and their ages on May 27, 1999 are as follows:


         NAME                               AGE                        POSITION
         ----                               ---                        --------
Randy S. Selman(1)                          43                Chief Executive Officer, President and
                                                               Chairman; Chairman of EDnet
Alan M. Saperstein                          40                Executive Vice President, Treasurer and
                                                               Director; Director of EDnet
Benjamin Swirsky(1)(2)                      57                Director
Brian K. Service(1)(2)                      51                Director; Director of EDnet
Eric Jacobs                                 52                Secretary, Director; Director of EDnet
Robert J. Wussler(3)                        60                Director (nominee)

--------------------------

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.
(3) To become a director upon approval by our shareholders at our annual meeting to be held on July 16, 1999.

RANDY S. SELMAN. Since our inception in May 1993, Mr. Selman has served as our Chief Executive Officer, President, and a director and since September 1996, our acting Chief Financial Officer. Mr. Selman is also a member of the Compensation Committee of the Board of Directors. Since July 1998 Mr. Selman has been Chairman of the Board of EDnet. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (OTC Bulletin Board: SKTC), a publicly-traded software development company. SKTC develops and markets software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in their initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

ALAN M. SAPERSTEIN. Mr. Saperstein has served as our Executive Vice President, Treasurer and a director since our inception in May 1993. Mr. Saperstein also serves as an alternate member of the Compensation Committee of the Board of Directors. Since July 1998, Mr. Saperstein has been a member of the Board of Directors of EDnet. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations which have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

BENJAMIN SWIRSKY. Mr. Swirsky has been a member of the Board of Directors since July 1997 and serves on the Audit and Compensation Committees of the Board of Directors. Mr. Swirsky is the owner of Beswir Properties Inc., an investment capital company. Since June 1998, Mr. Swirsky has been Chairman and CEO of Zconnect, an e-commerce company, where he serves as Chairman. From June 1993 until January 1998, Mr. Swirsky was President and Chief Executive Officer of Slater Steel, Inc., a publicly-traded company listed on the Toronto Stock Exchange (SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky is Chairman of P.C.Docs International, Inc., a major software company, a Canadian publicly-traded company (Nasdaq:DOCSF, TSE:DXX) where he serves as Chairman. Mr. Swirsky is also a member of the Board of Directors of the Four Seasons Hotel Corp., a chain of first class hotels located throughout the world, and serves on the Audit, Compensation and Governance committees of the Board. Mr. Swirsky also sits on the Board of Directors of a number of other companies, including (i) CamVec Corp., a Canadian publicly-traded company (CAT.CV), (ii) MigraTEC Inc., a publicly-traded company (Nasdaq: MIGR) where he currently serves as Chairman,
(iii) Commercial Alcohols, Inc., in which he is also a principal shareholder,
(iv) Bee Line Monorail Systems, Inc., (v) Peregrine Industries, Inc. (OTCBB:
HVAC), (vi) Kaledon.com, Inc., where he currently serves as Chairman, and (vii) Don Bell Corporation.

BRIAN K. SERVICE. Mr. Service has been a member of our Board of Directors since July 1997 and serves on the Audit and Compensation Committees of the Board of Directors. Since August 1998 Mr. Service has been a Director of EDnet. Mr. Service is currently an international business consultant with clients in North and South America, the United Kingdom, Asia, Australia and New Zealand. From October 1992 to October 1994, Mr. Service was CEO and Managing Director of Salmond Smith Biolad, a New Zealand publicly-traded company. From October 1986 to October 1992, he was CEO and Executive Chairman of Milk Products Holding (North America) Inc., a wholly-owned subsidiary of the New Zealand Dairy Board in Santa Rosa California, which was the sole marketer of New Zealand dairy products in North America.

ERIC JACOBS. Mr. Jacobs has been a member of the Board of Directors since July 1997 and has served as Secretary since February 1999. From March 1996 until August 1997, Mr. Jacobs was Vice President and General Manager of our wholly owned subsidiary, HotelView(R) Corporation and thereafter he has served as Vice President and General Manager of our wholly owned subsidiary, ResortView Corporation. Since October 1998, Mr. Jacobs has been a member of the Board of Directors of EDnet. Since 1976, Mr. Jacobs has served as the Chairman of the Miami Beach Visitor and Convention Authority and since September 1993 as Chairman of the Greater Miami and the Beaches Hotel Association. Since 1972, Mr. Jacobs has been a member of Miami Beach Chamber of Commerce and has served as its Chairman since September 1996. From 1972 through October 1993, Mr. Jacobs was the owner of, and served as President and General Manager of, the Tarleton Hotel, Miami Beach, Florida.

ROBERT J. WUSSLER. Mr. Wussler has served as a Director of EDnet since 1995. From 1994 to the present he has been the President and Chief Executive Officer of Affiliate Enterprises, Inc., the company formed by ABC Television affiliates to pursue new business opportunities, including emerging technology applications. From 1990 to 1993, he was President and Chief Executive Officer of COMSAT Video Enterprises, where he managed the acquisition of the NBA Denver Nuggets. Previously, from 1980 to 1990, he was Senior Vice President of Turner Broadcasting, where he oversaw the launch of CNN, Headline News and TNT, in addition to serving as President of SuperStation TBS, and from 1974 to 1978 he was the President of CBS Television Network and CBS Sports.

         There is no family relationship between any of the executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. At present, our bylaws provide for not less than two directors. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

Officers are elected annually by the Board of Directors and their terms of office are at the discretion of the Board. Our officers devote full time to our business.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During our fiscal year ended September 30, 1998, our Board of Directors held seven (7) meetings and took action an additional seven (7) times by unanimous written consent. Each member of the Board participated in each action of the Board.

         Our Board of Directors have established a Compensation Committee and an Audit Committee. The Compensation Committee administers our stock option plan and makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of our officers and key employees. The members of the Compensation Committee are Randy S. Selman, Benjamin Swirsky and Brian K. Service. During the year ended September 30, 1998, the Compensation Committee held one (1) meeting. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of our internal accounting controls. The members of the Audit Committee are Benjamin Swirsky and Brian K. Service. During the year ended September 30, 1998, the Audit Committee held one (1) meeting. The Compensation Committee and the Audit Committee consist of a majority of independent directors.

DIRECTORS' COMPENSATION

         Directors who are not our employees receive $1,000 per meeting as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors' meetings.

         On July 30, 1997, we granted to each of Messrs. Service and Swirsky options to each acquire 100,000 shares of our common stock at an exercise price of $2.125 per share. The term of these options is five years from the date of grant, with 50,000 options vesting on the first anniversary of the date of grant, 25,000 vesting on the second anniversary of the date of grant and the remaining 25,000 vesting on the third anniversary of the date of grant. Once vested, the options remain exercisable. In the event, however, either Mr. Service or Mr. Swirsky are not members of our Board of Directors at the time the options vest, they will no longer be entitled to receive such options.

         On January 9, 1998, as amended, we granted Mr. Jacobs options to acquire 50,000 shares of our common stock at an exercise price of $2.125 per share. The term of these options is five years from the date of grant. These options are fully vested and remain exercisable until the expiration date thereof.

EXECUTIVE COMPENSATION

         The following table sets forth certain information relating to the compensation of (i) our Chief Executive Officer; and (ii) each of our executive officers who earned more than $100,000 during the fiscal year ended September 30, 1998 (collectively, the "Named Executive Officers"):


                                                                               Long-Term
                                   Annual Compensation                     Compensation Awards
                                   -------------------                 ----------------------------
    Name and                                            Other Annual   Restricted    Options           All Other
Principal Position       Year      Salary      Bonus    Compensation   Stock Awds    SARs(#)   LTIP   Compensation
------------------       ----      ------      -----    ------------   ----------    -------   ----   ------------
Randy S. Selman,         1998     $138,363      -0-     $  9,613(1)       -0-          -0-      -0-       -0-
President, Chief         1997     $117,950      -0-     $  7,500(2)       -0-          -0-      -0-       -0-
Executive Officer,       1996     $ 83,000      -0-     $  2,093(3)       -0-        137,230    -0-       -0-
acting Chief Financial
Officer, Director

Alan Saperstein,         1998     $138,363      -0-     $ 13,969(4)       -0-          -0-      -0-       -0-
Vice President,          1997     $117,950      -0-     $ 10,830(5)       -0-          -0-      -0-       -0-
Treasurer and            1996     $ 83,000      -0-     $  5,927(6)       -0-        137,230    -0-
Director

David E.
Goodman(7)               1998     $135,846      -0-     $  7,521(8)       -0-          -0-      -0-       -0-
Executive Vice           1997     $ 18,230      -0-     $    900(9)       -0-          -0-      -0-       -0-
President and            1996     $  -0-        -0-     $  -0-            -0-          -0-      -0-       -0-
Chief Operating
Officer

-----------------

(1) Includes $511 for disability insurance, $1,902 for medical insurance and a $7,200 automobile allowance.
(2) Includes $672 for disability insurance, $1,428 for medical insurance and a $5,400 automobile allowance.
(3) Includes $569 for disability insurance and $1,524 for medical insurance.
(4) Includes $321 for disability insurance, $6,448 for medical insurance and a $7,200 automobile allowance.
(5) Includes $424 for disability insurance and $5,006 for medical insurance and a $5,400 automobile allowance.
(6) Includes $424 for disability insurance and $5,503 for medical insurance.
(7)      Mr. Goodman served in such position from August 1997 until October
         1998.
(8) Includes $321 for disability insurance and a $7,200 automobile allowance.
(9)      Includes a $900 automobile allowance.

EMPLOYMENT AGREEMENTS

         Effective January 9, 1998, we entered into amended and restated employment agreements with Randy S. Selman, our Chief Executive Officer, President, acting Chief Financial Officer, and a director, and with Alan Saperstein, our Executive Vice President, Treasurer and a director. The agreements with each of Messrs. Selman and Saperstein are substantially similar and superseded in their entirety previous employment agreements with each of Messrs. Selman and Saperstein. The term of the agreement is for three years from the effective date of the agreements and is renewable for successive one year terms unless terminated. The annual salary under each of the agreements is $137,500, which amount will be increased by 10% each year. Messrs. Selman and Saperstein are also each eligible to receive an annual bonus in cash or stock equal to 2% of our earnings before income tax, depreciation and amortization (EBITDA) on that portion of EBITDA that has increased over the previous year's EBITDA.

Additionally, each of Messrs. Selman and Saperstein were granted options (which contain certain anti-dilution provisions) to purchase 375,000 shares of common stock at $2.125 per share, vesting 125,000 options on each anniversary date of the effective date of each of the agreements. The options, which are exercisable for a period of four years from the vesting date, automatically vest upon the occurrence of certain events, including a change in control, constructive termination (as defined in the agreements) of the employee, or the termination of the employee other than for cause.

         The agreements also provide, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives, (ii) an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Messrs. Selman and Saperstein, (iii) benefits in the event of disability and (iv) contain certain non-disclosure and non-competition provisions. Additionally, Messrs. Selman and Saperstein may be granted certain bonus incentives by our Board of Directors. Furthermore, we have agreed to indemnify each of them for any obligations or guaranties which either of them may have undertaken on our behalf.

         Under the terms of the agreements, we may terminate the employment of Mr. Selman or Mr. Saperstein either with or without cause. If the Agreements are terminated by us without good cause, or by Mr. Selman or Mr. Saperstein with good cause, as applicable, we would be obligated to pay that executive an amount equal to three times that executive's current annual compensation (including base salary and bonus), payable in bi-weekly installments (except in the case of a termination upon a change in control wherein the executive may elect either a lump sum payment, discounted to present market value or payment over a three year period in bi-weekly installments). Additionally, the executive would be entitled to participate in and accrue medical benefits for a period of two years after the date of termination without cause (by us) or for good cause (by the executive). To the extent that either Messrs. Selman or Saperstein are terminated for cause, no severance benefits shall be paid.

STOCK OPTION INFORMATION

         The following table sets forth certain information with respect to stock options granted in fiscal 1998 to the Named Executive Officers.

                 OPTION GRANTS IN YEAR ENDED SEPTEMBER 30, 1998


                                                          Individual Grants
                                                  ----------------------------------
                         No. of Securities         % of Total Options
                            Underlying            Granted to Employees      Exercise          Expiration
Name                      Options Granted            in Fiscal Year           Price             Date
----                     -----------------        --------------------      --------          ----------
Randy S. Selman,
President, Chief
Executive Officer,
Acting Chief
Financial Officer,
Director                      375,000(1)                 31.25%            $2.125(1)            (4)

Alan Saperstein,
Vice President,
Secretary and
Director                      375,000(2)                 31.25%            $2.125(2)            (4)

David E. Goodman,
Executive Vice
President and
Chief Operating
Officer                       400,000(3)                  33.3%             $2.50(3)     October 23, 2002

---------------

(1) Granted under the terms of the employment agreement between Mr. Selman and us. Of such amount, 125,000 options vested on January 8, 1999, and 125,000 options will vest on each of January 8, 2000 and January 8, 2001. All vested options remain unexercised as of May 27, 1999. The options automatically vest and are immediately exercisable in the event of a change of control, constructive termination of Mr. Selman or termination of Mr. Selman by us other than for cause. The initial exercise price of the options was $2.50; in November 1998 the Board of Directors reduced the exercise price to $2.125 as a result of the decline in the market price of our common stock and to continue to provide incentives to senior management.

(2) Granted under the terms of the employment agreement between Mr. Saperstein and us. Of such amount, 125,000 options vested on January 8, 1999, and 125,000 options will vest on each of January 8, 2000 and January 8, 2001. All vested options remain unexercised as of May 27, 1999. The options automatically vest and are immediately exercisable in the event of a change of control, constructive termination of Mr. Saperstein or termination of Mr. Saperstein by us other than for cause. The initial exercise price of the options was $2.50; in November 1998 the Board of Directors reduced the exercise price to $2.125 as a result of the decline in the market price of our common stock and to continue to provide incentive to senior management.

(3) Mr. Goodman served as our Chief Operating Officer until October 1998. The options are exercisable until October 23, 2002 at an exercise price of $2.50 per share. In October 1998, pursuant to a severance agreement, 300,000 options vested and 100,000 options were canceled.

(4)      The options are exercisable for four years from the vesting date.

         In November 1998, we granted each of Messrs. Selman and Saperstein options to acquire 700,000 shares of our common stock, at an exercise price of $2.125 per share as part of the executive bonus program. Of these options, 250,000 vested as a result of the successful completion of the acquisition of EDnet and the remaining 450,000 options to purchase common stock shall vest upon the earlier of November 19, 2004 or the occurrence of any of the following: (i) we sell or merge with another entity whereby more than 25% of our outstanding common stock changes ownership; (ii) sales of all, or substantially all, of our assets, or of the assets of any of our divisions, where the proceeds from such sale exceed $5 million; (iii) we receive a substantial financing from either private or public funding where the proceeds from such financing exceed $5 million; (iv) we generate a year end pre-tax profit in excess of $3 million in any of the next three years; or (v) upon achieving goals and objectives as determined by the board of directors.

         Also in November 1998, we granted each of Messrs. Swirsky and Service options to acquire 50,000 shares of our common stock, at an exercise price of $2.125 per share as part of the executive bonus program. All of such shares shall vest upon the earlier of November 19, 2004 or the occurrence of any of the following: (i) we sell or merge with another entity whereby more than 25% of our outstanding common stock changes ownership; (ii) sales of all, or substantially all, of our assets, or of the assets of any of our divisions, where the proceeds from such sale exceed $5 million; (iii) we receive a substantial financing from either private or public funding where the proceeds from such financing exceed $5 million; (iv) we generate a year end pre-tax profit in excess of $3 million in any of the next three years; or (v) upon achieving certain goals and objectives as determined by the board of directors.

         All of these options were granted under the 1996 Stock Option Plan, subject to shareholder approval of an amendment to such plan increasing the number of shares under the plan. See "Management - 1996 Stock Option Plan."

         The following table sets forth certain information regarding stock options held as of September 30, 1998 by the Named Executive Officers.


          AGGREGATE OPTION EXERCISES IN YEAR ENDED SEPTEMBER 30, 1998
                           AND YEAR-END OPTION VALUES


                                                        No. of Securities
                                                     Underlying Unexercised            Value of Unexercised
                                                           Options At                 In-the-money Options At
                   Shares                              September 30, 1998              September 30, 1998(1)
                 Acquired On        Value          ----------------------------     ----------------------------
Name              Exercise        Realized         Exercisable    Unexercisable     Exercisable    Unexercisable
----              --------        --------         -----------    -------------     -----------    -------------
Randy S. Selman,
President, Chief
Executive Officer,
Acting Chief
Financial Officer     -0-            n/a         387,230(2)         375,000          $374,188          $46,875

Alan Saperstein,
Vice President,
Secretary and
Director              -0-            n/a         387,230(2)         375,000          $374,188          $46,875

David E. Goodman,
Executive Vice
President and
Chief Operating
Officer(3)            -0-            n/a         100,000            400,000          $ 12,500          $50,000


------------------
(1) The dollar value of the unexercised in-the-money options is calculated based upon the difference between the option exercise price and $2.625 per share, being the closing price of our common stock on September 30, 1998 as reported The Nasdaq SmallCap Market(TM).

(2) Of such exercisable options, at September 30, 1998, 137,230 options were exercisable at $.00016 per share and the remaining 250,000 options were exercisable at $2.50 per share. All Unexercisable options have an exercise price of $2.50 per share at September 30, 1998. See Option Grants in Year Ended September 30, 1998 above.

(3) Mr. Goodman was our Chief Operating Officer until October 1998. The options are exercisable at $2.50 per share. See Option Grants in Year Ended September 30, 1998 above.

1996 STOCK OPTION PLAN

         On February 9, 1997, the Board of Directors and a majority of our shareholders adopted our 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to increase the employees', advisors', consultants' and non-employee directors' proprietary interest in us and to align more closely their interests with the interests of our shareholders. The purpose of the Plan is also to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         We have reserved an aggregate of 200,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options"). We will submit a proposal at our 1999 Annual Meeting of Shareholders to increase the Plan to 2,500,000 shares. We expect our 1998 Annual Meeting to be held in July 1999. As of the date of this prospectus, 1,062,450 options have been granted under the Plan. The Board of Directors or a Committee of the Board of Directors (the "Committee") will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price. As of this date, the Board of Directors has not established a separate Committee.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and to receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

         The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. In any case, the exercise price of any stock option granted under the Plan will not be less than 85% of the fair market value of the common stock on the date of grant. The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted may be exercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Code, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which
(i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in our capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan.

         Unless the Plan shall be earlier suspended or terminated by the Board of Directors, the Plan shall terminate on approximately 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

         As of the date of this prospectus, options for 1,062,450 shares of common stock have been issued pursuant to the plan. Such options were issued to our directors, employees and consultants at exercise prices ranging from $2.125 to $10.625 per share.

                              CERTAIN TRANSACTIONS

         In February 1997, as a bonus for achieving certain performance goals, we granted each of Messrs. Selman and Saperstein, our executive officers and directors, options to acquire 137,230 shares of our common stock at an exercise price of $.00016 per share as a bonus.

         In August 1998, Eric Jacobs, a director of both Visual Data and EDnet, lent EDnet $200,000 under a one year unsecured promissory note bearing interest at 12% per annum. Such funds were used by EDnet for general working capital. As additional consideration for such loan, Mr. Jacobs received a warrant to purchase 50,000 shares of EDnet's common stock at an exercise price of $.20 per share. Such loan was repaid in full by EDnet on January 8, 1999 and the warrants were exercised on April 7, 1999.

         Beginning March 1999, EDnet has paid to us a management fee in the amount of approximately $4,167 per month. Based upon the services provided by Randy Selman and Alan Saperstein, Messrs. Selman and Saperstein are being paid a fee by us equal to the fee paid by EDnet.

         Except as disclosed above or pursuant to an employment agreement, granting of stock options, or director or consulting fees, there are no other certain transactions.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table contains information regarding beneficial ownership of our common stock as of May 27, 1999 held by (i) persons who own beneficially more than 5% of our outstanding common stock, (ii) our directors,
(iii) Named Executive Officers and (iv) all of our directors and officers as a group. The table also represents the same information as adjusted to reflect the sale of shares offered hereby.


                                   Shares of Common
                                   Stock Beneficially                                  Shares of Common Stock
                             Owned Prior to the Offering(2)                     Beneficially Owned After the Offering(2)
Name and Address of          ------------------------------    Shares           ----------------------------------------
of Beneficial Owner(1)       Number         Percentage     Being Offered(3)      Number                  Percentage(4)
----------------------       ------         ----------     ----------------      ------                  -------------
Randy S. Selman(5)            865,849         11.7%             250,000         615,849                    7.0%
Alan M. Saperstein(6)         887,173         12.0              250,000         637,173                    7.2
Benjamin Swirsky(7)            50,000          *                 25,000          25,000                    *
Brian K. Service(8)           110,938          1.6               40,000          70,938                    *
Eric Jacobs(9)                113,600          1.7               40,000          73,600                    *
Bryan Carmody(10)               15,000          *                  5,000          10,000                    *
David Chestler(11)             25,000          *                 20,000           5,000                    *
Pete Conomikes(12)              5,100          *                  5,000             100                    *
David Dubin(13)                 5,150          *                  5,000             150                    *
John J. Hill(14)               25,200          *                 20,000           5,200                    *
Gary Reich(15)                 11,806          *                  5,000           6,806                    *
Mark Schneider(16)              6,139          *                  5,000           1,139                    *
Pauline Schneider(17)          41,089          *                 20,000          21,089                    *
Ryan Shahoud(18)               12,500          *                  5,000           7,500                    *
Joanne Tepper(19)               6,179          *                  5,000           1,179                    *
Robert Wussler(20)                 --         --                     --              --                   --
All Directors and
  Officers (5 persons)(21)  2,027,560         24.16%            605,000       1,422,560                  14.86%

----------------------
*Less than 1%

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Visual Data Corporation, 1291 Southwest 29th Avenue, Pompano Beach, Florida 33069. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such a person within sixty days from the date of this Prospectus upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within sixty days from the date of this Prospectus have been exercised. As of the date of this prospectus there were 6,630,019 shares of common stock outstanding.

(3)      Includes the exercise of the underwriters' over-allotment option.

(4) Gives effect to the sale of 1,600,000 shares of common stock we are offering under this prospectus.

(5) This amount includes options to acquire an aggregate of 137,230 shares of common stock at an exercise price of $.00016 per share and options to acquire an aggregate of 625,000 shares of common stock at an exercise price of $2.125 per share. Excludes options to purchase 250,000 shares of common stock at an exercise price of $2.125 per share and options to purchase 450,000 shares of common stock at an exercise price of $2.125 per share, all of which have not yet vested. See "Management - Executive Compensation."

(6) This amount includes options to acquire an aggregate of 137,230 shares of common stock at an exercise price of $.00016 per share and options to acquire an aggregate of 625,000 shares of common stock at an exercise price of $2.125 per share. Excludes options to purchase 250,000 shares of common stock at an exercise price of $2.125 per share and options to purchase 450,000 shares of common stock at an exercise price of $2.125 per share, all of which have not yet vested. See "Management - Executive Compensation."

(7) This amount includes options to purchase 50,000 shares at $2.125 per share, but excludes options to acquire an aggregate of 100,000 shares of common stock at an exercise price of $2.125 per share of which 50,000 options were granted in August 1997 immediately following our initial public offering and 50,000 options were granted in November 1998, all of which have not yet vested. Mr. Swirsky's address is 350 Fairlawn Avenue, Toronto, Ontario, Canada.

(8) This amount includes options to purchase 50,000 shares at $2.125 per share and warrants to purchase an additional 25,000 shares at $3.00, but excludes options to acquire an aggregate of 100,000 shares of common stock at an exercise price of $2.125 per share of which 50,000 options were granted in August 1997 immediately following our initial public offering and 50,000 options were granted in November 1998, all of which have not yet vested. Mr. Service's address is 123 Red Hill Circle, Tiburon, CA 94920.

(9) This amount includes options to acquire an aggregate of 100,000 shares of common stock at an exercise price of $2.125 per share of which 50,000 were granted in January 1998 and 50,000 were granted in November 1998 and excludes options to purchase 25,000 shares of common stock at $2.125 that have not vested.

(10) Includes options to purchase 15,000 shares of common stock at $2.125 and excludes options to purchase 30,000 shares of common stock at $2.125 that have not yet vested.

(11) Includes options to purchase 25,000 shares of common stock at $2.125 per share and excludes options to purchase 50,000 shares of common stock at $2.125 that have not yet vested.

(12) Includes options to purchase 5,000 shares of common stock at $2.125 per share.

(13) Includes options to purchase 5,150 shares of common stock at $2.125 per share and excludes options to purchase 5,000 shares of common stock at $2.125 that have not yet vested.

(14) Includes options to purchase 15,000 shares of common stock at $2.125 per share, options to purchase 10,000 shares of common stock at $11.25, 200 warrants purchased in the open market exercisable at $6.00 and excludes options to purchase 30,000 shares of common stock at $2.125 that have not yet vested.

(15) Includes options to purchase 10,150 shares of common stock at $2.125 per share and excludes options to purchase 10,000 shares of common stock at $2.125 that have not yet vested.

(16) Includes options to purchase 5,650 shares of common stock at $2.125 per share.

(17) Includes options to purchase 40,500 shares of common stock at $2.125 per share and excludes options to purchase 30,000 shares of common stock at $2.125 that have not yet vested.

(18) Includes options to purchase 12,500 shares of common stock at $2.125 per share and excludes options to purchase 10,000 shares of common stock at $2.125 that have not yet vested.

(19) Includes options to purchase 5,750 shares of common stock at $2.125 per share.

(20)     Mr. Wussler is a nominee for director.

(21)     See notes (5) - (9) above.

                           DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue up to 20,000,000 shares of common stock, par value $.0001 and 5,000,000 shares of preferred stock, par value $.0001 per share. The following description of our capital stock is not complete and is qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws, as amended, copies of which have been filed with the Securities and Exchange Commission.

COMMON STOCK

         As of the date May 20, 1999, there were 6,630,019 shares of common stock outstanding held of record by at least 1,000 shareholders of record. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, validly authorized and issued, fully paid, and non-assessable.

         The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or other subscription rights to convert their shares into any other securities.

PREFERRED STOCK

         Our Board of Directors has the authority, without further action by our shareholders, to issue 4,999,850 shares of preferred stock, in one or more series and to fix the privileges and rights of each series. These privileges and rights may be greater than those of the common stock. We have previously designated two series of preferred stock consisting of 300 shares designated as Series A Convertible Preferred Stock, of which 150 shares were issued and subsequently converted, and 150 shares designated as Series A-1 Convertible Preferred Stock, all of which were issued and subsequently converted. Upon such conversions, the shares of preferred stock so designated have been returned to our treasury and remain preferred stock with no designation. Our Board of Directors, without further shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. This type of "blank check preferred stock" makes it possible for us to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         As of the date of this prospectus, there were 1,135,000 warrants outstanding. Each warrant entitles the holder to purchase one share of common stock at $6.00 per share until July 30, 2002. The warrants are redeemable by us for $.05 per warrant, upon 30 days written notice, if the closing bid price of our common stock as reported by the principal exchange on which the common stock is traded equals or exceeds $7.20 per share for 20 consecutive trading days and ending 30 days prior to the notice of redemption.

         The warrants can only be exercised when there is a current effective registration statement covering the shares of common stock underlying the warrants. If we do not or are unable to maintain a current effective registration statement, the warrant holders will be unable to exercise the warrants and the warrants may become valueless. In addition, because the warrants may be transferred, it is possible that the warrants may be acquired by persons residing in states where we have not registered, or are not exempt from registration. In such event, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrant holder resides, such holder might not be permitted to exercise the warrants. Moreover, even if the warrants could be transferred, the shares of common stock underlying the warrants may not be sold or transferred upon exercise of the warrants. warrant holders residing in those states would have no choice but to attempt to sell their warrants or to let them expire unexercised.

         Each warrant may be exercised by surrendering the warrant certificate, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price to the warrant agent. The warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

         Holders of the warrants are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, the warrants may be exercised immediately prior to such action. In the event of our liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in the distribution of our assets.

         For the life of the warrants, subject to the redemption provision, the holders thereof are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of the common stock held by the public investors and would result in a dilution of their percentage ownership of our common stock. The terms upon which we may obtain additional capital may be adversely affected through the period that the warrants remain exercisable. The holders of these warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants.

ANTI-TAKEOVER PROVISIONS OF FLORIDA LAW

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires super majority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and our articles of incorporation and bylaws also authorize us to indemnify our directors, officers, employees and agents to the furthest extent permitted by law. In addition, our articles of incorporation and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

TRANSFER AGENT AND REGISTER

         The transfer agent and registrar for our common stock is Interwest Stock Transfer Company, 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

                                  UNDERWRITING

         Subject to the terms and conditions contained in the underwriting agreement, Visual Data and the selling shareholders have agreed to sell to each of the underwriters named below, and each of the underwriters, for which _____________ and Cruttenden Roth Incorporated are acting as representatives (the "Representatives"), has severally, and not jointly, agreed to purchase the number of shares offered in this offering set forth opposite their respective names below.

                                                                   Number of
Name                                                                 Shares
----                                                               ---------
Cruttenden Roth Incorporated ...................................
                                                                    ---------
         Total .................................................    2,000,000
                                                                    =========
         A copy of the underwriting agreement has been filed as an exhibit to this registration statement. The underwriting agreement provides that the obligation of the underwriters to purchase the shares is subject to some conditions. The underwriters shall be obligated to purchase all of the shares (other than those covered by the underwriters' over-allotment option described below), if any are purchased.

         The Representatives have advised us that the underwriters propose to offer the shares to the public at the public offering price on the cover page of this prospectus and that they may allow some dealers who are members of the
NASD, and some foreign dealers, concessions not in excess of $    per share, of
which amount a sum not in excess of $     per share may in turn be reallowed by
such dealers to other dealers who are members of the NASD and to some foreign dealers. After the commencement of this offering, the offering price, the concession to selected dealers, and the reallowance to other dealers may be changed by the Representatives.

         We and the selling shareholders have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in this respect thereof.

         We have agreed to pay to the Representatives an expense allowance on a non-accountable basis, equal to ____% of the gross proceeds derived from the sale of 2,000,000 shares offered in this offering, or (2,300,000 shares if the underwriters' over-allotment option is exercised in full). We paid an advance on this allowance in the amount of $20,000.

         The following table provides information regarding the amount of the discount to be paid to the underwriters by Visual Data and by the selling shareholders:

                                          Total Without       Total With
                             Discount     Exercise of Over-   Exercise of Over-
                             Per Share    Allotment Option    Allotment Option
                             ---------    -----------------   -----------------
Visual Data                  $            $                   $
Selling Shareholders         $            $                   $

         The following table sets forth the amount and nature of other forms of compensation to be paid to the Representatives by Visual Data in connection with the offering:

Type of Compensation                                        Total Amount
--------------------                                        ------------



         We have also agreed to pay some of the Representatives' expenses in connection with this offering, including expenses in connection with qualifying the shares offered in this offering for sale under the laws of such states as the Representatives may designate, the placement of tombstone advertisements and preparing bound volumes of the public offering documents. We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $__________.

         In connection with this offering, we have granted the Representatives the right, for the three-year period commencing on the closing date of this offering, to appoint an observer to attend all meetings of our board of directors. This designee has the right to notice of all meetings of the board of directors and to receive reimbursement for all out-of-pocket expenses incurred to attend these meetings. In addition, the designee will be entitled to indemnification to the same extent as our directors.

         We have agreed to retain the Representatives as financial consultants for a period of two years to commence on the closing of this offering at an aggregate fee of $200,000, payable at the closing of this offering. Under this agreement, the Representatives shall provide advisory services related to mergers and acquisitions activity, corporate finance and other related matters.

         The Representatives have advised us that the underwriters do not intend to confirm sales of the shares offered in this offering to any account over which they exercise discretionary authority.

         We, and each of our officers, directors, and shareholders, have agreed not to offer, assign, issue, sell, hypothecate, or otherwise dispose of any shares of common stock, securities of Visual Data convertible into, or exercisable or exchangeable for, shares of common stock, or shares of common stock received upon conversion, exercise, or exchange of these securities, to the public without the prior written consent of Cruttenden Roth for a period of at least nine months after the date of this prospectus.

         We and each of the selling shareholders have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase at the public offering price per share, less the underwriting discount, up to an aggregate of 300,000 shares of common stock. To the extent this option is exercised, the underwriters will become obligated, subject to some conditions, to purchase additional shares of common stock. The underwriters may exercise this right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of shares. Purchases of shares of common stock upon exercise of the over-allotment option will result in the realization of additional compensation by the underwriters.

         The Representatives have informed us that they do not expect discretionary sales by the underwriters to exceed five percent of the shares offered by this prospectus.

         The underwriters have reserved for sale up to ______ shares for our employees, directors and certain other persons associated with us. These reserved shares will be sold at the public offering price that appears on the cover of this prospectus. The number of shares available for sale to the general public in the offering will be reduced to the extent reserved shares are purchased by such persons. The underwriters will offer to the general public, on the same terms as other shares offered by this prospectus, any reserved shares that are not purchased by such persons.

         Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

         o STABILIZING TRANSACTIONs. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

         o OVER-ALLOTMENTS AND SYNDICATE COVERAGE TRANSACTIONS. The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If a short position is created in connection with the offering, the Representatives may engage in syndicate covering transactions by purchasing shares in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

         o PENALTY BIDS. If the Representatives purchase shares in the open market in a stabilizing transaction or syndicate coverage transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

         Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of such transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

         Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq National Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

         We and the underwriters expect that the shares will be ready for delivery on the fourth business day following the date of this prospectus. Under Securities and Exchange Commission regulations, secondary market trades are required to settle in three business days following the trade date (commonly referred to as "T-3"), unless the parties to the trade agree to a different settlement cycle. As noted above, the shares will settle in T-3. Therefore, purchasers who wish to trade on the date of this prospectus or during the next three succeeding business days must specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. Purchasers of the shares who wish to trade shares on the date of this prospectus or during the next 3 succeeding business days should consult their own advisors.

                                 LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby will be passed upon for us by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Certain matters will be passed upon for the underwriters by Greenberg Traurig, New York, New York.

                                    EXPERTS

         The Consolidated Financial Statements of Visual Data Corporation as of September 30, 1997 and 1998 and for the years then ended included in this prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The Consolidated Financial Statements of Visual Data Corporation for the year ended September 30, 1996 included in this prospectus, have been audited by Goldstein Lewin & Co., independent certified public accounts, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The Consolidated Financial Statements of EDnet, Inc. as of June 30, 1997 and 1998 and the years then ended and September 30, 1998 and the three months ended included in this prospectus, have been audited by Burr, Pilger & Mayer, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, therefore, file reports, proxy statements and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by us may be inspected at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048; and at the Chicago Regional Office of the Commission, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 1-800-SEC-0330. The Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, in order to register our common stock. This prospectus does not contain all of the information set forth in the registration statement and related exhibits, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements as to the contents of any contract or other documents contained in this prospectus or in any document incorporated by reference herein are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the registration statement or such other documents, which may be obtained from the Commission as indicated above upon payment of the fees prescribed by the Commission. Each such statement is qualified in its entirety by such reference.

                         INDEX TO FINANCIAL STATEMENTS

THE REGISTRANT --
VISUAL DATA CORPORATION


                                                                                PAGE
                                                                                ----
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Introduction to Unaudited Pro Forma Financial Information .....................  F-2
Unaudited Pro Forma Consolidated Statement of Operations for the
   year ended September 30, 1998...............................................  F-3
Notes to Unaudited Pro Forma Consolidated Statement of Operations .............  F-4

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
   Report of Independent Certified Public Accountants..........................  F-5
   Report of Independent Certified Public Accountants..........................  F-6
   Consolidated Balance Sheets as of September 30, 1997 and 1998 ..............  F-7
   Consolidated Statements of Operations for the years ended
      September 30, 1996, 1997 and 1998 .......................................  F-9
   Consolidated Statements of Stockholders' Equity for the
      years ended September 30, 1996, 1997 and 1998 ...........................  F-10
   Consolidated Statements of Cash Flows for the years
      ended September 30, 1996, 1997 and 1998 .................................  F-12
   Notes to Consolidated Financial Statements .................................  F-14

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
   Condensed Consolidated Balance Sheet at March 31, 1999 (unaudited)..........  F-28
   Condensed Consolidated Statements of Operations for the six
      months ended March 31, 1998 and 1999 (unaudited).........................  F-29
   Condensed Consolidated Statements of Cash Flows for the six
      months ended March 31, 1998 and 1999 (unaudited).........................  F-30
   Notes to Unaudited Condensed
      Consolidated Financial Statements .......................................  F-31

BUSINESS ACQUIRED --
EDNET, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
   Report of Independent Certified Public Accountants..........................  F-33
   Consolidated Balance Sheets at September 30, 1998,
      June 30, 1998 and 1997 ..................................................  F-34
   Consolidated Statements of Operations for the three months ended
      September 30, 1998 and the years ended June 30, 1998 and 1997 ...........  F-35
   Consolidated Statements of Stockholders' Equity for the three months ended September 30, 1998 and the years ended
      June 30, 1998 and 1997 ..................................................  F-36
   Consolidated Statements of Cash Flows for the three months ended
      September 30, 1998 and the years ended June 30, 1998 and 1997............  F-37
   Notes to Consolidated Financial Statements .................................  F-38


                            VISUAL DATA CORPORATION

                 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

     The following presents the unaudited pro forma condensed consolidated statement of operations of the Company for the year ended September 30, 1998. The unaudited pro forma condensed consolidated statement of operations gives effect to the acquisition of EDnet, Inc. by Visual Data Corporation as if it had occurred on October 1, 1997. The pro forma consolidated balance sheet is not presented as the EDnet acquisition was completed on June 20, 1998 and, accordingly, is included in Visual Data Corporation's September 30, 1998 consolidated balance sheet.

     The unaudited pro forma condensed consolidated statement of operations is based upon available information and certain assumptions considered reasonable by management. This statement is not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and management's discussion thereof contained elsewhere in this registration statement.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1998


                                                                                                             Pro Forma as
                                                    Visual Data                           Acquisition        Adjusted for
                                                    Corporation          EDnet (a)        Adjustments         Acquisition
                                                    -----------        -----------        -----------        ------------
Revenue                                             $ 1,880,842        $ 3,514,053                             5,394,895
Cost of Sales                                           803,784          1,925,688                             2,729,472
Sales, marketing & administrative                     4,539,929          1,195,938            (55,335)(b)      5,680,532
                                                    -----------        -----------        -----------        -----------
    Total operating costs                             5,343,713          3,121,626            (55,335)         8,410,004
                                                    -----------        -----------        -----------        -----------
    Income (loss) from operations before other
       income (expense) and provision for income
       taxes and extraordinary item                  (3,462,871)           392,427            (55,335)        (3,015,109)
                                                    -----------        -----------        -----------        -----------
Other income (expenses)
    Interest income                                      68,836              4,166                 --             73,002
    Rental income                                        80,671                 --                 --             80,671
    Interest expense                                    (96,362)           (55,704)                --           (152,066)
    Gain on sale of equipment                                --              3,160                 --              3,160
    Gain on sale of investment                               --            422,225                 --            422,225
    Forgiveness of debt                                      --            200,000                 --            200,000
    Minority interest                                   (24,869)                --           (472,298)(c)       (497,167)
                                                    -----------        -----------        -----------        -----------
    Total other income (expense)                         28,276            573,847           (472,298)           129,825
                                                    -----------        -----------        -----------        -----------
    Income (loss) before provision for income
       taxes and extraordinary item                  (3,434,595)           966,274           (527,633)        (2,885,284)
Provision for income taxes                                   --              2,400                 --              2,400
                                                    -----------        -----------        -----------        -----------
    Income (loss) before extraordinary item         $(3,434,595)       $   963,874        $  (527,633)       $(2,887,684)
                                                    ===========        ===========        ===========        ===========
Weighted average of shares outstanding                3,253,731                                                3,253,731
                                                    ===========                                              ===========
Loss per Share - Basic and Diluted                  $     (1.06)                                             $     (0.89)
                                                    ===========                                              ===========


                    VISUAL DATA CORPORATION AND SUBSIDIARIES

               NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


(a)      For the period October 1, 1997 through June 19, 1998

(b) Represents the excess of purchase price over net assets acquired amortized over a fifteen (15) year life.

(c) Represents the minority interest share (49%) of EDnet, Inc. net income for the period October 1, 1997 through June 19, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Visual Data Corporation and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Visual Data Corporation and Subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visual Data Corporation and Subsidiaries as of September 30, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Miami, Florida,
   December 4, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Visual Data Corporation and Subsidiary:

We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit) and cash flows of Visual Data Corporation and Subsidiary for the year ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of Visual Data Corporation and Subsidiary present fairly, in all material respects, the results of their operations and their cash flows for the year ended September 30, 1996 in conformity with generally accepted accounting principles.

GOLDSTEIN LEWIN & CO.

Boca Raton, Florida,
   December 4, 1996.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                             September 30,
                                                                                     ------------------------------
                                                                                         1997              1998
                                                                                     ------------      ------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                         $  2,554,180      $    590,848
   Restricted cash                                                                             --            20,000
   Accounts receivable, net of allowance for doubtful accounts of
     $20,898 and $57,941 at September 30, 1997 and 1998, respectively
   Prepaid expenses                                                                        62,695           621,546
   Other current assets                                                                    60,677           347,888
                                                                                           34,337           168,109
                                                                                     ------------      ------------
                  Total current assets                                                  2,711,889         1,748,391
                                                                                     ------------      ------------
PROPERTY, PLANT AND EQUIPMENT, net                                                      1,861,191         3,535,205
                                                                                     ------------      ------------
EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED                                              --         1,097,243
                                                                                     ------------      ------------
OTHER                                                                                      14,812            13,249
                                                                                     ------------      ------------
                  Total assets                                                       $  4,587,892      $  6,394,088
                                                                                     ============      ============




                                  (Continued)

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (Continued)

                                                                                             September 30,
                                                                                     ------------------------------
                                                                                         1997              1998
                                                                                     ------------      ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                                  $    142,950      $    477,764
   Accrued expenses                                                                        73,035           353,821
   Deferred revenue                                                                        94,295           131,576
   Current portion of obligations under capital leases                                     21,856            17,147
   Mortgage note payable                                                                   33,765           967,023
   Notes payable                                                                               --           240,500
                                                                                     ------------      ------------
                  Total current liabilities                                               365,901         2,187,831
                                                                                     ------------      ------------

OBLIGATIONS UNDER CAPITAL LEASES, net of current portion                                    8,652            15,058

MORTGAGE NOTE PAYABLE, net of current portion                                             966,235                --
                                                                                     ------------      ------------
                                                                                          974,887           15,058
                                                                                     ------------      -----------

COMMITMENTS AND CONTINGENCIES (Notes 7 and 13)

MINORITY INTEREST                                                                              --           306,506
                                                                                     ------------      ------------

STOCKHOLDERS' EQUITY:
   Preferred Stock, par value $.0001 per share; authorized
     5,000,000 shares:
       Series A Convertible Preferred Stock, designated 300 shares, issued and outstanding 0 and 150 at September 30, 1997
         and 1998, respectively                                                                --                --
       Series A-1 Convertible Preferred Stock, designated 150 shares, issued and outstanding 0 and 150 at September 30, 1997 and
         1998, respectively                                                                    --                --
   Common Stock, par value $.0001 per share; authorized 20,000,000 shares;
     3,037,971 and 3,732,100 issued and outstanding at
     September 30, 1997 and 1998, respectively                                                304               373
   Additional paid in capital                                                           9,401,789        13,494,945
   Accumulated deficit                                                                 (6,154,989)       (9,610,625)
                                                                                     ------------      ------------
                  Total stockholders' equity                                            3,247,104         3,884,693
                                                                                     ------------      ------------
                  Total liabilities and stockholders' equity                         $  4,587,892      $  6,394,088
                                                                                     ============      ============



   The accompanying notes are an integral part of these financial statements.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       FOR THE YEARS ENDED SEPTEMBER 30,

                                                                    1996               1997               1998
                                                                 ------------       -----------        -----------
REVENUE                                                          $    111,719       $   193,038        $ 1,880,842

OPERATING COSTS:
   Cost of sales                                                           --                --            803,784
   Selling, general and administrative                                527,692         1,441,173          2,011,815
   Compensation and related costs                                     985,441           789,165          1,341,737
   Production                                                         121,239            83,357             22,354
   Occupancy                                                           43,875            82,373            157,780
   Professional and consulting fees                                   298,815           352,853          1,006,243
                                                                 ------------       -----------        -----------
                  Total operating costs                             1,977,062         2,748,921          5,343,713
                                                                 ------------       -----------        -----------
   Loss from operations                                            (1,865,343)       (2,555,883)        (3,462,871)
                                                                 ------------       -----------        -----------
OTHER INCOME (EXPENSE):
   Interest income                                                        753            30,403             68,836
   Rental income                                                           --                --             80,671
   Interest expense                                                   (27,112)       (1,042,227)           (96,362)
   Loss on write off of property, plant
     and equipment                                                         --            (6,255)                --
   Minority interest                                                       --                --            (24,869)
                                                                 ------------       -----------        -----------

                  Total other income (expense)                        (26,359)       (1,018,079)            28,276
                                                                 ------------       -----------        -----------
   Net loss                                                      $ (1,891,702)      $(3,573,962)       $(3,434,595)
                                                                 ============       ===========        ===========
   Weighted average shares of common stock
     outstanding                                                    1,405,228         2,509,249          3,253,731
                                                                 ============       ===========        ===========
   Loss per share - basic and diluted                            $     (1.35)       $     (1.42)       $     (1.06)
                                                                 ===========        ===========        ===========





   The accompanying notes are an integral part of these financial statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998


                                              Series A                     Series A-1                   Series B
                                           Preferred Stock                Preferred Stock             Preferred Stock
                                          ---------------------        --------------------        -------------------
                                          Shares         Amount        Shares        Amount        Shares       Amount
                                          ------         ------        ------        ------        ------       ------
BALANCE, SEPTEMBER 30, 1995               185,716        $  19           --          $  --              --      $   --
Issuance of shares for services
   and incentives                              --           --           --             --              --          --
Issuance of shares for cash                    --           --           --             --         113,750          11
Issuance of shares for cash                    --           --           --             --              --          --
Discount on convertible notes                  --           --           --             --              --          --
Compensation expense on stock
   option grants                               --           --           --             --              --          --
Net loss                                       --           --           --             --              --          --
                                         --------        -----         ----          -----        --------      ------
BALANCE, SEPTEMBER 30, 1996               185,716           19           --             --         113,750          11
Issuance of shares for services
   and incentives                              --           --           --             --              --          --
Issuance of shares for cash                    --           --           --             --              --          --
Conversion of preferred stock            (185,716)         (19)          --             --        (113,750)        (11)
Conversion of convertible notes                --           --           --             --              --          --
Exercise of warrants                           --           --           --             --              --          --
Exercise of options                            --           --           --             --              --          --
Issuance of shares for interest
   Expense                                     --           --           --             --              --          --
Issuance of publicly traded
   Warrants                                    --           --           --             --              --          --
Net loss                                       --           --           --             --              --          --
                                         --------        -----         ----          -----        --------      ------



                                               Common Stock          Additional
                                           -------------------        Paid-in        Accumulated
                                           Shares       Amount        Capital         Deficit
                                           -------      ------      -----------    -------------
BALANCE, SEPTEMBER 30, 1995                873,306      $   87      $   986,815     $  (689,325)
Issuance of shares for services
   and incentives                          224,219          23          724,240             --
Issuance of shares for cash                     --          --          454,989             --
Issuance of shares for cash                 15,625           2           49,998             --
Discount on convertible notes               53,125           5          169,995             --
Compensation expense on stock
   option grants                                --          --          384,244             --
Net loss                                        --          --               --      (1,891,702)
                                         ---------      ------      -----------     -----------
BALANCE, SEPTEMBER 30, 1996              1,166,275         117        2,770,281      (2,581,027)
Issuance of shares for services
   and incentives                           22,500           2          114,500             --
Issuance of shares for cash              1,000,000         100        4,759,559             --
Conversion of preferred stock              374,329          37              (7)             --
Conversion of convertible notes            212,500          21          584,354             --
Exercise of warrants                        59,688           6           86,682             --
Exercise of options                          2,679           1            3,749             --
Issuance of shares for interest
   Expense                                 200,000          20          969,521             --
Issuance of publicly traded
   Warrants                                     --          --          113,150             --
Net loss                                        --          --               --      (3,573,962)
                                         ---------      ------      ------------    ----------


                               (TABLE CONTINUED)

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998

                                  (Continued)


                                              Series A                     Series A-1                   Series B
                                           Preferred Stock                Preferred Stock             Preferred Stock
                                          ---------------------        --------------------        -------------------
                                          Shares         Amount        Shares        Amount        Shares       Amount
                                          ------         ------        ------        ------        ------       ------
BALANCE, SEPTEMBER 30, 1997                    --        $  --           --          $  --              --      $   --
Issuance of shares for services
   and incentives                              --           --           --             --              --          --
Issuance of warrants and options
   for services and incentives                 --           --           --             --              --          --
Issuance of shares for assets                  --           --           --             --              --          --
Issuance of warrants for assets                --           --           --             --              --          --
Issuance of shares for cash                   150           --          150             --              --          --
Exercise of warrants                           --           --           --             --              --          --
Preferred dividends payable                    --           --           --             --              --          --
Net loss                                       --           --           --             --              --          --
                                            -----        -----         ----          -----        --------      ------
BALANCE, SEPTEMBER 30, 1998                   150        $  --          150          $  --              --      $   --
                                            =====        =====         ====          =====        ========      ======



                                               Common Stock          Additional
                                           -------------------        Paid-in        Accumulated
                                           Shares       Amount        Capital         Deficit
                                           -------      ------      -----------    -------------
BALANCE, SEPTEMBER 30, 1997              3,037,971      $  304      $ 9,401,789     $(6,154,989)
Issuance of shares for services
   and incentives                          184,785          18          509,017              --
Issuance of warrants and options
   for services and incentives                  --          --          442,619              --
Issuance of shares for assets              240,000          24          911,226              --
Issuance of warrants for assets                 --          --          261,680              --
Issuance of shares for cash                266,665          27        1,964,864              --
Exercise of warrants                         2,679          --            3,750              --
Preferred dividends payable                     --          --               --         (21,041)
Net loss                                        --          --               --      (3,434,595)
                                         ---------      ------      -----------     -----------
BALANCE, SEPTEMBER 30, 1998              3,732,100      $  373      $13,494,945     $(9,610,625)
                                         =========      ======      ===========     ===========






   The accompanying notes are an integral part of these financial statements.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       FOR THE YEARS ENDED SEPTEMBER 30,

                                                              1996               1997               1998
                                                          ------------       -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                               $(1,891,702)       $(3,573,962)       $(3,434,595)
   Adjustments to reconcile net loss to net cash
     used in operating activities-
       Depreciation and amortization                           84,809             64,378            309,458
       Write-off of fixed assets                                   --              6,255                 --
       Provision for doubtful accounts                             --             53,166            103,545
       Minority interest                                           --                 --             24,869
       Write-off of deferred offering costs                        --            650,000                 --
       Issuance of equity securities for:
         Interest expense                                          --            969,531                 --
         Services and incentives                              458,507            114,500            951,654
       Changes in assets and liabilities:
         Accounts receivable                                  (42,168)           (73,693)          (313,085)
         Prepaid expenses                                     (23,308)           (28,532)          (228,388)
         Other current assets                                      --            (34,337)            24,368
         Stockholder receivables                              (50,000)            50,000                 --
         Financing costs                                           --            102,000                 --
         Accounts payable and accrued expenses                171,673            (13,058)            37,597
         Deferred revenue                                      63,500             23,795            (27,964)
         Deferred rent                                         (3,038)            (1,772)                --
                                                          -----------        -----------        -----------
              Net cash used in operating activities        (1,231,727)        (1,691,729)        (2,552,541)
                                                          -----------        -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of land and building                                   --         (1,542,949)                --
   Acquisition of property and equipment                      (82,053)          (116,288)          (383,276)
   Acquisitions, net of cash acquired                              --                 --           (747,627)
   Increase in restricted cash                                     --                 --            (20,000)
   (Increase) decrease in deposits                             (2,632)             7,062             15,211
                                                          -----------        -----------        -----------
              Net cash used in investing activities           (84,685)        (1,652,175)        (1,135,692)
                                                          -----------        -----------        -----------


                                  (Continued)

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       FOR THE YEARS ENDED SEPTEMBER 30,

                                  (Continued)

                                                            1996               1997               1998
                                                        -----------        -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from mortgage note payable                           --          1,000,000                 --
   Payments on mortgage note payable and note
     payable                                                     --                 --            (73,477)
   Payments on capital leases                               (37,889)           (77,927)           (33,013)
   Issuance of convertible notes                            850,000                 --                 --
   Proceeds from note payable                                    --                 --            281,000
   Conversion of convertible notes                               --            (95,622)                --
   Finance costs                                           (153,000)                --                 --
   Issuance of preferred stock                              455,000                 --          1,376,191
   Issuance of common stock                                  61,000          4,759,671            170,450
   Proceeds from sale of warrants                                --            113,150                 --
   Proceeds from exercise of warrants and options                --             90,435              3,750
   Proceeds from stockholder loans                          100,000          1,000,000                 --
   Payments on stockholder loans                            (50,000)        (1,050,000)                --
                                                        -----------        -----------        -----------
              Net cash provided by financing
                activities                                1,225,111          5,739,707          1,724,901
                                                        -----------        -----------        -----------
NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                         (91,301)         2,395,803         (1,963,332)
CASH AND CASH EQUIVALENTS, beginning of
   year                                                     249,678            158,377          2,554,180
                                                        -----------        -----------        -----------

CASH AND CASH EQUIVALENTS, end of year                  $   158,377        $ 2,554,180        $   590,848
                                                        ===========        ===========        ===========
SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION:
     Cash payments for interest                         $    24,635        $    72,696        $    93,687
                                                        ===========        ===========        ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
     Issuances of common shares for:
       Subscription receivable                          $    50,000        $        --        $        --
                                                        ===========        ===========        ===========
       Services and incentives                          $ 1,108,507        $   114,500        $   509,035
                                                        ===========        ===========        ===========
     Issuance of warrants and options for:
       Services and incentives                          $        --        $        --        $   442,619
                                                        ===========        ===========        ===========
     Property and equipment financed by
       capital leases                                   $    30,068        $    45,813        $    13,952
                                                        ===========        ===========        ===========
     Accrued dividends payable                          $        --        $        --        $    21,042
                                                        ===========        ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Visual Data Corporation ("VDC") was incorporated on May 17, 1993, and in September 1996 commenced its principal operations.

VDC and its wholly owned subsidiaries are in the business of producing, marketing and distributing video information libraries intended for use by the general public through various distribution channels, primarily in the United States. These distribution channels include the Internet and Interactive television ("ITV"). The information libraries contain short concise vignettes on various topics such as travel, medicine, nursing homes, timeshare properties and business news. Through September 30, 1997, the Company had been engaged primarily in the production and sale of video vignettes to hotels and their distribution via laser disc players installed in travel agencies throughout the United States. During the year ended September 30, 1998, the primary distribution channel for all of VDC's libraries was the Internet.

EDnet, Inc.("EDnet") a 51% owned subsidiary of VDC, develops and markets integrated systems for the delivery, storage, and management of professional quality digital communications for media-based applications, including audio and video production for the U. S. entertainment industry. EDnet, through strategic alliances with long-distance carriers, regional telephone companies, satellite operators, and independent fiber optic telecommunications providers, has established a worldwide network that enables the exchange of high quality audio, video, multimedia, and data communications. It provides engineering services and application-specific technical advice, audio, video, and networking hardware and software as part of its business.

On August 4, 1997, VDC closed an initial public offering of 1,000,000 shares of its common stock at $6.00 per share and 1,000,000 redeemable warrants at $0.10 per warrant. In addition, VDC granted the underwriters the option to purchase up to 150,000 additional warrants to cover over-allotments. During September 1997, the underwriters exercised the over-allotment option and purchased an additional 150,000 warrants.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of VDC and its subsidiaries, HotelView Corporation ("HVC"), CareView Corporation ("CVC"), Video News Wire Corp., ResortView Corporation ("RVC") (f/k/a CondoView), and EDnet, Inc., a 51% owned subsidiary. EDnet was acquired on June 20, 1998. EDnet's results have been included in the accompanying consolidated financial statements from the date of acquisition. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS



NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Membership fees charged to clients of HotelView, AttractionView, CareView, and ResortView are recognized ratably over the life of their contracts. Initial sign up fees and direct production costs are amortized over the estimated life of the relationship. Deferred revenues for these divisions represent unrecognized sign up fees. Revenues from Video News Wire are recognized when the product is delivered. For the year ended September 30, 1997, the membership revenues were exclusively from HotelView.

A significant component of EDnet's revenue relates to the sale of equipment which is recognized when the equipment is installed. Installation fees are recognized when the installation has been completed. Usage fees are recognized over the period the equipment is used based on the relative usage level. Deferred revenues represent billings in excess of revenue recognized.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Property and equipment under capital leases is stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization expense on assets acquired under capital leases is included with depreciation expense. The costs of leasehold improvements are amortized over the lesser of the lease term or the life of the improvement.

DEFERRED OFFERING COSTS

Prior to September 30, 1996 the Company had incurred $650,000 of costs related to a proposed public offering of the Company's common stock. In accordance with generally accepted accounting principles, as these costs did not benefit the ultimately consummated IPO, they were charged to expense during the fiscal year ended September 30, 1997. These costs are included as a component of selling, general and administrative expense in the accompanying consolidated statement of operations for the year ended September 30, 1997.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

In accordance with Financial Accounting Standards Board Statement on Financial Accounting Standards ("SFAS") Statement No. 109 deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Because of the uncertainty regarding the realizability of the Company's net operating loss carryforwards, the Company has provided a 100% valuation allowance on its deferred tax assets at September 30, 1997 and 1998. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change.

EARNINGS PER SHARE

For the years ended September 30, 1996, 1997 and 1998, net loss per share is based on the weighted average number of shares of common stock outstanding. Since the effect of common stock equivalents was anti-dilutive, all such equivalents were excluded from the calculation of net loss per share.

Pursuant to Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued at prices below the initial public offering price during the twelve month period prior to a public offering are required to be included in the calculation of earnings or loss per share as if they were outstanding for all periods presented prior to the offering (using the treasury stock method and the public offering price) even if antidilutive. Accordingly, the weighted average number of shares of common stock outstanding for the year ended September 30, 1997 have been adjusted to reflect the impact of such additional common and common equivalent shares issued at prices below the initial public offering price.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, mortgage notes payable, notes payable and obligations under capital leases approximate fair value due to the short maturity of the instruments and the provision for what management believes to be adequate reserves for potential losses.

CONCENTRATION OF CREDIT RISK

The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral from them. Reserves for credit losses are maintained at levels considered adequate by management.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2:  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including equipment acquired under capital leases, consists of:


                                                           September 30,
                                                  -----------------------------          Lives
                                                      1997              1998            (Years)
                                                  ------------     ------------         -------
Building                                          $  1,542,948     $  1,549,782             39
Furniture and fixtures                                  26,029          270,235              7
Equipment                                              170,525          194,934              5
Editing and production equipment                       169,305          527,973           3-10
Computer equipment                                      55,918          198,598            3-5
Software                                                 -              683,980            3-5
Network & related equipment                              -              918,450              5
Internet hardware & software                             -              328,413            3-5
Leasehold improvements                                   -               26,183              7
                                                  ------------     ------------
                                                     1,964,725        4,698,548
Less:  Accumulated depreciation
         and amortization                             (103,534)      (1,163,343)
                                                  ------------     ------------
                                                  $  1,861,191     $  3,535,205
                                                  ============     ============

NOTE 3: PURCHASE OF EDNET, INC.

On July 27, 1998, the Company completed the acquisition of 51% of the common stock of EDnet, Inc. The consideration for the shares consisted of (i) cash in the amount of $698,000; (ii) five year warrants to purchase 50,000 shares of the Company's common stock at $3.00 per share, valued at $2.74 per warrant;
(iii) 75,000 shares of the Company's common stock valued at $3.75 per share; and (iv) a secured promissory note in the aggregate principal amount of approximately $284,000. The note is secured by a mortgage on VDC's principal executive offices.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 3: PURCHASE OF EDNET, INC. (CONTINUED)

In addition, the Company received an option to acquire at an exercise price of $.10 per share, the number of shares actually purchased upon exercise of each option, warrant and other convertible security of EDnet outstanding at the date of closing. Based upon the number of convertible securities outstanding, the Company has the right to purchase up to an aggregate of 6,542,722 shares of EDnet's common stock. The Company's right to exercise the options shall accrue on the date of exercise of the corresponding outstanding option and shall expire on the first anniversary of the exercise date of each such outstanding option.

The acquisition of EDnet has been accounted for under the purchase method of accounting and the results of operations of EDnet are included in the historical financial statements from the date of acquisition. The Company's unaudited pro forma consolidated results of operations assuming the above acquisition had been consummated as of the beginning of the earliest period presented are as follows for the years indicated (in 000's, except per share amounts). The amounts used for EDnet are for the years ended June 30, 1997 and 1998.

                                                1997               1998
                                           -------------       --------------
Revenue                                    $   4,000,408       $    4,544,581
Loss from operations                       $  (5,882,547)      $   (4,327,390)
Net loss                                   $  (5,825,210)      $   (3,251,564)
Net loss per common share-
   Basic and diluted                       $       (2.25)      $        (.98)

This transaction was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market value. As a result of this allocation, $1,115,688 of the purchase price was allocated to excess of purchase price over net assets acquired.

     Aggregate purchase price                    $   1,400,000

     Net assets acquired:
        Working capital (deficit)                      (55,933)
        Property and equipment                         394,806
        Other                                          227,076
        Minority interest                             (281,637)
                                                 -------------
                                                       284,312
                                                 -------------
     Excess of purchase price over
        net assets acquired                      $   1,115,688
                                                 =============

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 4:  CAPITAL LEASE OBLIGATIONS

The Company acquired certain equipment under leases which are accounted for as capital leases. The following is a schedule, by year, of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments.

                                                       September 30,
                                                 -------------------------
                                                    1997           1998
                                                 ---------      -----------
Year ending September 30,
   1998                                          $  27,403      $        --
   1999                                              9,134           20,184
   2000                                                 --           13,865
   2001                                                 --            4,237
                                                 ---------      -----------
Total minimum lease payments                        36,537           38,286
Less:  Amount representing interest                 (6,029)          (6,081)
                                                 ---------      -----------
Present value of minimum lease
   payments                                         30,508           32,205
       Current portion                             (21,856)         (17,147)
                                                 ---------      -----------
       Long-term portion                         $   8,652      $    15,058
                                                 =========      ===========


NOTE 5: NOTES PAYABLE AND OTHER DEBT

NOTES PAYABLE

Notes payable consist of the following as of September 30:

                                                                                       1997               1998
                                                                                   --------------     --------------
Note payable-related party to a director of VDC, with original principal of
   $200,000 at 12% interest. The principal balance and accrued interest is due on August 3, 1999. Accrued interest payable as of September 30, 1998
   is $3,814.                                                                      $      --          $      200,000

Notes payable-related party to an officer and employees, interest at 6% per annum, uncollateralized. Accrued interest payable as of September 30, 1998 is $15,127. The notes are subordinated to the $250,000 credit line discussed below for a period of six months. Notes are due on demand
   thereafter.                                                                            --                  40,500
                                                                                   --------------     --------------
                                                                                   $      --          $      240,500
                                                                                   ==============     ==============

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


MORTGAGE NOTE PAYABLE

Mortgage note payable consists of the following as of September 30:


                                                                                       1997               1998
                                                                                   --------------     --------------
Note payable to an unrelated financial institution, interest payable at 8.75%
   on a 15 year amortization, principal balance and any accrued interest due
   March 31, 1999, secured by a mortgage on VDC's facility in Pompano Beach
   Florida.

                                                                                   $    1,000,000     $      967,023

         Less:  Current portion                                                           (33,765)          (967,023)
                                                                                   --------------     --------------
                                                                                   $      966,235     $           --
                                                                                   ==============     ==============


During the fiscal year ended September 30, 1997, VDC, in exchange for $1,000,000 in cash, issued units ("1997 Units") consisting of notes payable in the aggregate amount of $1,000,000 ("1997 Notes") and common stock aggregating 200,000 shares. The 1997 Notes were unsecured, with an interest rate of 10% and were due the earlier of one month after the effective date of the Company's IPO or one year from the date of the note. The 1997 Notes were repaid during August 1997. Non-cash interest expense in the amount of $969,531 was recorded during the fiscal year ended September 30, 1997.

NOTE 6:  CONVERTIBLE NOTES

In July and August 1996, the Company issued units ("1996 Units") consisting of convertible notes ("1996 Notes") aggregating $850,000 and common stock aggregating 53,125 shares. Each 1996 Unit consisted of a $50,000 note and 3,125 shares of common stock. The 1996 Notes were unsecured and bore interest at 10%. Each 1996 Note was convertible into 12,500 additional shares of common stock at $4.00 per share, subject to the conversion provisions of the 1996 Notes and each 1996 Note matured on January 31, 1997 unless a registration statement was filed. If such statement had been filed, the maturity date became the earlier of two weeks after the effective date or July 31, 1997. The convertible 1996 Notes were recorded at a discount of $170,000, reflecting an average per share price of $3.20 for all shares issued or to be issued upon conversion.

All convertible notes were converted into common stock in October, 1996. Accordingly, such notes are classified as long-term debt on the balance sheet as of September 30, 1996.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 7:  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

As of September 30, 1998, the Company leases office space and certain equipment under various noncancelable operating leases. The leases begin to expire in March 2000. Future minimum lease payments required under the noncancelable leases are as follows:

                                                        Operating
                                                          Leases
                                                      -------------
          Year ending September 30:

             1999                                     $     188,052
             2000                                           149,572
             2001                                           111,092
             2002                                           111,092
             2003                                            86,203
                                                      -------------
          Total minimum lease payments                $     646,011
                                                      =============

Rent expense for the years ended September 30, 1996, 1997 and 1998 aggregated $42,071, $72,161 and $52,146, respectively.

EMPLOYMENT CONTRACTS

The Company's President, Vice President and COO have entered into employment agreements with the Company. The three year contracts provide for the granting of 375,000 options to the President and the Vice President at an exercise price of $2.50 to vest at the rate of 125,000 on each anniversary of the effective date of the amended contract. The COO is to vest in 150,000 options at the first anniversary of the effective date and 125,000 each anniversary thereafter for a total of 400,000 options. The contracts further provide for an annual bonus in cash or stock equal to 2% of the Company's increase in earnings as defined therein.

In addition to the above, EDnet has contracts with several of its key employees that expire at dates through December 31, 2000. At September 30, 1998, the commitment under all of the EDnet contracts was approximately $980,000.

UNDERWRITER WARRANTS

In connection with the IPO, the Company granted to the underwriters rights to purchase from VDC up to 100,000 shares of common stock and 100,000 warrants. They are initially exercisable at a price of 140% of the initial public offering price per share of common stock (or the exercise price per share for the warrants) for a period of four years commencing one year from the effective date of the registration statement and are restricted from sale, transfer and assignment for a specified period. Such warrants continue to be outstanding at September 30, 1998.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 8:  REVENUE

In March 1998, the Company entered into an agreement with Digital Criteria Technologies whereby it obtained an exclusive license to market VoiceSelect, a multimedia database and search technology for professional voice talent, via the Internet. Under the terms of the agreement, VDC will act as the Internet host for VoiceSelect and will market the product through VDC's TalentView division to advertising agencies, talent agencies and voice talent. Upon consummation of the contract the Company received a non-refundable signing fee of $250,000 which is included in Revenue in the accompanying statement of operations for the year ended September 30, 1998. The Company is also entitled to a percentage of the revenues generated by VDC's development and marketing efforts. VDC was also given right of first refusal to purchase the product.

Revenue by type for the years ended September 30, 1996, 1997 and 1998 are as follows:


                                                                    1996                1997               1998
                                                                --------------       ----------        ------------
Membership contracts                                            $      111,719       $  193,038        $    230,913
Signing fee                                                                 --               --             250,000
Sales:
   Equipment sales                                                          --               --             376,581
   Installation fees                                                        --               --             171,036
   Usage fees                                                               --               --             388,681
   Web design and consulting                                                --               --             441,081
   Other                                                                    --               --              22,550
                                                                --------------       ----------        ------------
                                                                $      111,719       $  193,038        $  1,880,842
                                                                ==============       ==========        ============

NOTE 9:  CAPITAL STOCK

PREFERRED STOCK

Series A convertible preferred stock issued in March 1995 was convertible at the holder's option into two shares of common stock. Accordingly, at September 30, 1996 232,145 shares of common stock was reserved for this contingency. Each share of the Series A preferred stock had two votes per share and votes with the common stock. Holders of Series A preferred stock were entitled to a liquidation distribution of $3.50 per share before any distributions were made on any other capital stock of VDC. The shares had no dividend rights. These shares were converted into 185,716 shares of common stock during the fiscal year ended September 30, 1997.

Series B convertible preferred stock issued in November 1995 was convertible at the holder's option into two shares of common stock. Each share of the Series B preferred stock had two votes per share and votes with the common stock. Holders of Series B preferred stock were entitled to a liquidation distribution of $4.00 per share after the Series A shareholders had been paid their liquidation distribution and before any other distributions were made on any other capital stock of VDC. The shares had no dividend rights. These shares were converted into 113,750 shares of common stock during the fiscal year ended September 30, 1997.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 9:  CAPITAL STOCK - (CONTINUED)

On May 8, 1998, the Company completed the sale of 150 shares of its Series A Convertible Preferred Stock ("Preferred A") to two institutional investors resulting in gross proceeds of $750,000. The Preferred A bears interest at five percent per annum, payable upon conversion of the preferred shares to common shares and is payable in common shares at the Company's option. Dividends payable of $15,833 on the Preferred A is included in accrued expenses at September 30, 1998. The Preferred A is convertible into VDC's Common Stock at a price equal to the lesser of (i) $3.0428, subject to adjustment, or (ii) a floating conversion price determined by multiplying a Conversion Percentage in effect as of such date by the market price for VDC's Common Stock. The Conversion Percentage is 87.76% for the first one hundred eighty (180) days from the closing and 82.76% for any day thereafter, subject to adjustment. The market price for VDC's Common Stock shall be the average of the three lowest closing bid prices for such Common Stock during the twenty (20) consecutive trading days immediately preceding such date.

Following the initial closing date, the Buyers shall be obligated to purchase and VDC will be obligated to sell an additional 150 shares of Preferred Stock under the same terms and conditions as the initial shares so issued, provided a series of conditions have been met.

On August 11, 1998 VDC completed the sale of 150 shares of VDC's Series A-1 Convertible Preferred Stock (the "Preferred A-1") to an institutional investor resulting in gross proceeds of $750,000. The Preferred A-1 bears interest at five percent per annum, payable upon conversion of the Preferred Stock, and is payable in kind at VDC's option. Dividends payable of $5,208 related to the Preferred A-1 is included in accrued expenses at September 30, 1998. The Preferred A-1 is convertible into VDC's Common Stock at a price equal to the lesser of (i) $3.0428 per share, or (ii) a floating conversion price determined by multiplying a Conversion Percentage in effect as of such date by the Market Price for VDC's Common Stock. The Conversion Percentage shall be 87.76% for the first 180 days from the issuance date of the Preferred A-1 and 82.76% for any day thereafter. The Market Price for VDC's Common Stock shall be the average of the three lowest closing bid prices for such Common Stock during the twenty
(20) consecutive trading days immediately preceding such date. In no event shall any holder of Preferred A-1 be entitled to convert shares in excess of the number of shares of Preferred A-1 which, upon conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates to exceed 4.99% of the outstanding shares of Common Stock following such conversion.

COMMON STOCK

Common stock has one vote per share for the election of directors and all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting, preemptive, redemption or conversion rights.

VDC had reserved 1,033,645 and 1,760,451 shares of common stock for issuance relating to unexpired options and warrants at September 30, 1997 and 1998, respectively.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 9:  CAPITAL STOCK - (CONTINUED)

REVERSE STOCK SPLIT

The financial statements have been retroactively adjusted to reflect the effect of a 1 to 1.6 reverse stock split, which occurred in July 1997.

NOTE 10:  INCOME TAXES

The deficit accumulated during the development stage (inception through August 31, 1996) of approximately $2,025,000 is capitalized for income tax purposes as accumulated start-up costs, and is being amortized over a 60 month period beginning September 1, 1996. VDC has a net operating loss carryforward as of September 30, 1998 of approximately $7 million for federal income tax purposes, inclusive of the amortization of the start-up costs, which expires September 30, 2001. VDC has recorded a valuation allowance of approximately $2,800,000 with respect to any future tax benefits arising from any net operating losses and the amortization of the start-up costs due to the uncertainty of their ultimate realization.

NOTE 11:  RECENTLY ISSUED ACCOUNTING STANDARDS

In 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This Statement requires all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. The adoption of SFAS No. 130 had no impact on the Company's financial statements as net loss was the same as comprehensive income for all periods presented.

In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This Statement establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas of operations and major customers. VDC intends to adopt this statement for the fiscal year ending 1999. In the opinion of management, adoption of this standard will not have a material impact on the Company's reporting disclosures.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-up Activities". SOP 98-5 requires all non-governmental entities to expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. Adoption of this statement is not expected to have a material effect on VDC's results of operations.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 12:  STOCK OPTIONS GRANTED TO DIRECTORS AND EMPLOYEES

At September 30, 1998, there were vested options to purchase an aggregate of 1,296,916 shares of common stock outstanding at exercise prices ranging from $.00016 to $5.60 expiring between March 1999 and September 2002. In addition to the Underwriter Warrants discussed above, at September 30, 1998, there were warrants to purchase an aggregate of 463,535 shares of common stock outstanding at exercise prices ranging from $2.80 to $6.60 expiring between May 1999 and June 2003.

The Company adopted Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," ("SFAS 123") in the fiscal year ended 1997. VDC has elected to continue using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for employee stock options.

VDC has granted options to purchase 1,935,041 shares of Common Stock to management and directors. Detail of option activity is as follows:


                                           1996                          1997                          1998
                                ------------------------      ------------------------      ------------------------
                                                Weighted                      Weighted                      Weighted
                                  Number        Average         Number        Average         Number        Average
                                    of          Exercise          of          Exercise          of          Exercise
                                  Shares         Price          Shares         Price          Shares         Price
                                ---------       --------      ---------       ---------     ---------       --------
Balance, beginning of year          8,260        $  4.24        282,720        $ 5.95         632,720        $ 5.98
Expired during year                    --             --             --            --          (2,679)        $1.40
Granted during year               274,460        $.00016        350,000        $ 6.00       1,305,000        $ 2.77
                                ---------                     ---------                     ---------
Balance, end of year              282,720        $  5.95        632,720        $ 5.98       1,935,041        $ 3.82
Exercisable at end of year        282,720        $  5.95        532,720        $ 5.97       1,135,041        $ 4.59

The following table summarizes the pro forma consolidated results of operations of VDC as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

                                                                                   For Year Ended
                                                                ----------------------------------------------------
                                                                    1996                1997               1998
                                                                --------------     -------------       -------------
Pro forma results of operations:
   Net loss                                                     $   (1,891,702)    $  (4,515,052)      $  (4,271,717)
   Net loss per share                                           $       (1.35)     $       (1.80)      $       (1.31)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes model with the following assumptions: expected volatility of 50.0%, risk-free interest rate of 6.25%, expected dividends of $0 and expected terms of 5 years.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 13: SUBSEQUENT EVENTS

In October 1998, the Company received notification from The Nasdaq Stock Market that the Company was not in compliance with the net tangible assets/marketplace capitalization/net income requirement for continued listing on The Nasdaq SmallCap Market based upon the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1998. While The Nasdaq Stock Market noted that the Company provided internal financial statements which demonstrated compliance with the requirement, as a result of the Company's "burn rate", The Nasdaq Stock Market concluded that the Company would fall below the minimum requirement for continued listing after November 1, 1998. In December 1998, at a Nasdaq Hearing, the Company presented a definitive plan to The Nasdaq Stock Market to demonstrate its ability to maintain continued compliance with the Nasdaq net tangible asset requirement. The Company's plan included the completion of a private placement of its Common Stock, as well as a guarantee of additional capital contributions through March 31, 1999. Subsequent to the Hearing, the Company has completed the private placement of its Common Stock as discussed below. As a result, the Company believes that it is and will continue to be in compliance with all Nasdaq continued listing requirements, although there can be no assurance that The Nasdaq Stock Market will concur.

In October 1998 Mr. David E. Goodman, formerly VDC's Executive Vice President and Chief Operating Officer, resigned his positions with VDC. Under the terms of Mr. Goodman's severance, VDC agreed to continue his salary and benefits through January 30, 1999. Other employees of VDC, including Randy S. Selman, VDC's Chief Executive Officer, have assumed Mr. Goodman's duties.

In December 1998 the holders of VDC's Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock converted their shares into shares of VDC's Common Stock pursuant to the designations, rights and preferences of such securities. The 150 shares of Series A Convertible Preferred Stock and the 150 shares of the Series A-1 Convertible Preferred Stock, which represented 100% of the issued and outstanding shares of those series of preferred stock, were converted into an aggregate of 917,490 shares of Common Stock. Subsequent to their conversion, the shares of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock were returned to the treasury of VDC with the status of authorized but unissued securities.

Also during November and December 1998 VDC sold an aggregate of 482,500 shares of its Common Stock, to a group of accredited or otherwise sophisticated investors in a private placement exempt from registration under the Securities Act of 1933, as amended. VDC received approximately $940,000 in gross proceeds from such private placement. In addition, during December 1998 holders of certain of VDC's warrants exercised such warrants pursuant to their terms, resulting in gross proceeds to VDC of approximately $214,000. In connection with such exercises, VDC issued an aggregate of 88,650 shares of its Common Stock.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 13: SUBSEQUENT EVENTS (CONTINUED)

Also in December 1998, EDnet sold substantially all of the assets and certain of the liabilities of its wholly-owned subsidiary, Internet Business Solutions, Inc. ("IBS"), for a purchase price of $1,000,000. The assets sold included office and computer equipment used by IBS in its business of web site development and design, as well as receivables and certain other intangible assets. At closing, EDnet received $900,000 of the purchase price, with the remaining $100,000 deposited into an interest bearing escrow account established for the benefit of EDnet. Such amount will be released in full to EDnet in increments upon the termination of the statute of limitations governing certain potential claims against IBS or the buyer connected with the disposition of IBS's assets, or upon the earlier agreement of the buyer.

Subsequent to year end, the Company established a credit line with a financial institution in the amount of $250,000. The credit line bears interest at the institution's published reference rate plus 2.5% and has a stated maturity date of November 1, 1999.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                                   March 31,
                                                                                                    1999
                                                                                             -------------------
                                                                                                (UNAUDITED)
                                                    ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                                                             $        2,919,171
       Restricted cash                                                                                  100,000
       Accounts receivable, net of allowance for
           doubtful accounts of $45,749 and $57,941 at
           March 31, 1999 (unaudited) and September 30, 1998, respectively                              649,402
       Prepaid expenses                                                                                 503,386
       Other current assets                                                                             258,023
                                                                                             -------------------
           TOTAL CURRENT ASSETS                                                                       4,429,982
                                                                                             -------------------
PROPERTY, PLANT AND EQUIPMENT, NET                                                                    3,285,260
                                                                                             -------------------
EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED                                                       798,203
                                                                                             -------------------
OTHER                                                                                                   208,548
                                                                                             -------------------
                                TOTAL ASSETS                                                 $        8,721,993
                                                                                             ===================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable                                                                      $          745,677
       Deferred revenue                                                                                 227,690
       Current portion of obligations under capital leases                                               13,076
       Current portion of mortgage note payable                                                         271,108
       Line of credit                                                                                    50,000
       Notes payable                                                                                     40,500
                                                                                             -------------------
           TOTAL CURRENT LIABILITIES                                                                  1,348,051
                                                                                             -------------------

       Obligations under capital leases,
           net of current portion                                                                        11,029
       Mortgage note payable,
           net of current portion                                                                       677,768
                                                                                             -------------------
                                                                                                        688,797
                                                                                             -------------------

MINORITY INTEREST                                                                                       657,082
                                                                                             -------------------

STOCKHOLDERS' EQUITY:
       Preferred Stock, Par Value $.0001 Per Share:
           Authorized 5,000,000 Shares:
       Series A Convertible Preferred Stock, Designated, 300 Shares Issued and
           Outstanding -0- and 150 at March 31, 1999 (unaudited)
           and September 30, 1998, respectively                                                              --
       Series A-1 Convertible Preferred Stock, Designated 150 Shares
           Issued and Outstanding -0- and 150 at March 31, 1999 (unaudited)
           and September 30, 1998, respectively                                                              --
       Common Stock, Par Value $.0001 Per Share;
           Authorized 20,000,000 Shares; 5,744,859 and 3,732,100
           Issued and Outstanding at March 31, 1999 (unaudited) and
           September 30, 1998, respectively                                                                 574
       Additional paid-in capital                                                                    18,461,683
       Accumulated deficit                                                                          (12,434,194)
                                                                                             -------------------
           TOTAL STOCKHOLDERS' EQUITY                                                                 6,028,063
                                                                                             -------------------

                                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $        8,721,993
                                                                                             ===================


      The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these balance sheets.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


                                                                                  Six Months Ended March 31,
                                                                       -------------------------------------------------
                                                                               1998                       1999
                                                                       ----------------------    -----------------------
REVENUE                                                                $             489,041     $            2,117,901

OPERATING COSTS
     Cost of sales                                                                        --                  1,309,766
     Selling, general
        and administrative                                                           545,317                  1,901,722
     Compensation and
        related costs                                                                580,831                    927,232
     Production                                                                       31,231                    146,968
     Occupancy                                                                        72,180                     73,614
     Professional and consulting fees                                                401,926                    719,573
                                                                       ----------------------    -----------------------
                      TOTAL OPERATING COSTS                                        1,631,485                  5,078,875
                                                                       ----------------------    -----------------------
     LOSS FROM OPERATIONS                                                         (1,142,444)                (2,960,974)
                                                                       ----------------------    -----------------------
OTHER INCOME (EXPENSE)
     Interest income                                                                  46,700                     33,483
     Rental income                                                                    41,428                     39,652
     Interest expense                                                                (44,180)                   (57,980)
     Minority interest                                                                    --                    126,250
                                                                       ----------------------    -----------------------
                         TOTAL OTHER INCOME                                           43,948                    141,405
                                                                       ----------------------    -----------------------
     LOSS BEFORE TAXES                                                            (1,098,496)                (2,819,569)
INCOME TAXES                                                                              --                      4,000
                                                                       ----------------------    -----------------------
     NET LOSS                                                          $           (1,098,496)   $            (2,823,569)
                                                                       ======================    =======================
     NET LOSS PER SHARE - BASIC AND
       DILUTED                                                                        ($0.36)                    ($0.58)
                                                                       ======================    =======================
     WEIGHTED AVERAGE SHARES
                OF COMMON STOCK OUTSTANDING                                        3,078,585                  4,893,186
                                                                       ======================    =======================



      The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these financial statements.

                   VISUAL DATA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)


                                                                                Six months ended March 31,
                                                                      --------------------------------------------
                                                                               1998                   1999
                                                                      ---------------------  ---------------------

Cash used in operating activities                                     $          (1,236,991) $          (3,002,792)

Cash provided by (used in) investing activities                                    (259,598)               528,658

Cash provided by (used in)  financing activities                                    (42,256)             4,802,457
                                                                      ---------------------  ---------------------
Net increase (decrease) in cash and cash equivalents                             (1,538,845)             2,328,323

Cash and cash equivalents:

             Beginning of period                                                  2,554,180                590,848
                                                                      ---------------------  ---------------------
                   End of period                                      $           1,015,335  $           2,919,171
                                                                      =====================  =====================


      The accompanying notes to unaudited condensed consolidated financial statements are an integral part of these financial statements.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:   GENERAL

NATURE OF BUSINESS

Visual Data Corporation ("VDC" or the "Company") (NASDAQ:VDAT) and its wholly owned subsidiaries are in the business of producing, marketing and distributing video information libraries intended for use by the general public through various distribution channels, primarily in the United States. These distribution channels include the Internet and Interactive television ("ITV"). The information libraries contain short concise vignettes on various topics such as travel, healthcare and medicine, nursing homes, timeshare properties and business news. Currently the primary distribution channel for all of VDC's libraries is the Internet.

EDnet, Inc. ("EDnet") (OTCBB:DNET), a 51% owned subsidiary of VDC purchased in June 1998, develops and markets integrated systems for the delivery, storage, and management of professional quality digital communications for media-based applications, including audio and video production for the U. S. entertainment, advertising, newsroom and public relations industries. EDnet, through strategic alliances with long-distance carriers, regional telephone companies, satellite operators, and independent fiber optic telecommunications providers, has established a worldwide network that enables the exchange of high quality audio, video, multimedia, and data communications. It provides engineering services and application-specific technical advice, audio, video, and networking hardware and software as part of its business. Ednet's revenues represent $1,891,930 for the six months ended March 31, 1999 in the accompanying unaudited condensed consolidated financial statements.

INTERIM FINANCIAL DATA

In the opinion of management, the accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The annual financial statements of the Company as of September 30, 1998 should be read in conjunction with these statements. The financial information included herein has not been audited. However, management believes the accompanying unaudited interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of VDC and subsidiaries as of March 31, 1999 and the results of their operations and cash flows for the six months ended March 31, 1998 and 1999. The results of operations and cash flows for the period are not necessarily indicative of the results of operations or cash flows for a full year.

NOTE 2:  REFINANCING OF MORTGAGE

In March 1999, the Company negotiated an extension of its mortgage note with the lender. The term of the note was extended by forty two (42) months and is now due on September 30, 2002. The note requires monthly payments of approximately $10,000 and a balloon payment of approximately $800,000 at September 30, 2002.

NOTE 3:  LINE OF CREDIT

In December 1998, the Company negotiated a $250,000 line of credit for EDnet with Union Bank of California. The credit line bears interest at the institution's published reference rate plus 2.5% and has a stated maturity date of November 1, 1999.

NOTE 4: CONVERSION OF PREFERRED STOCK

In December 1998, the holders of VDC's Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock converted their shares into shares of the Company's Common Stock pursuant to the designations, rights and preferences of such securities. The 150 shares of Series A Convertible Preferred Stock and the 150 shares of the Series A-1 Convertible Preferred Stock, which represented 100% of the issued and outstanding shares of those series of Preferred Stock, were converted into an aggregate of 917,490 shares of Common Stock.

NOTE 5: PRIVATE PLACEMENT OF COMMON STOCK

In November and December 1998 the Company sold to 20 accredited investors a total of 532,500 shares of its common stock for gross proceeds of $1,040,000. Of these shares, a total of 332,500 were granted piggyback registration rights.

In February 1999, the Company completed a private placement of its common stock to institutional investors. Net proceeds of approximately $2,600,000 were received in exchange for 333,334 shares. These investors were granted piggyback registration rights. In connection with the offering, the placement agent received 8,334 one year warrants with an exercise price of $14.063. Pursuant to the terms contained in an investment banking agreement executed in November 1998, the placement agent also received a total of 105,000 five year warrants exercisable at prices ranging from $2.00 to $3.00.

NOTE 6: SALE OF EDNET'S IBS SUBSIDIARY

In December 1998, EDnet sold substantially all of the assets and certain of the liabilities of its wholly-owned subsidiary, Internet Business Solutions, Inc. ("IBS"), for a sale price of $1,000,000. The assets sold included office and computer equipment used by IBS in its business of web site development and design, as well as receivables and certain other intangible assets. EDnet recognized a gain of approximately $663,000 on the sale. The Company recorded its portion of the gain, approximately $338,000, as a reduction of excess of purchase price over net assets acquired.

NOTE 7:  NASDAQ COMPLIANCE

In October 1998, the Company received notice that it had not been in compliance with the net tangible asset requirement of the Nasdaq Stock Market (the "Nasdaq") at June 30, 1998. While the Nasdaq noted that the Company provided internal financial statements which demonstrated subsequent compliance with the requirement, as a result of the Company's "burn rate", they concluded that the Company would fall below the minimum requirement for continued listing after November 1, 1998. The Company presented a definitive plan to a Nasdaq Listing Qualifications Panel in December 1998 to demonstrate its ability to maintain continued compliance with the Nasdaq net tangible asset requirement and in January 1999 the Company was informed of the Nasdaq Amex Stock Market's decision to continue the listing of the Company's securities on The Nasdaq SmallCap Market.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of EDnet, Inc.

We have audited the accompanying consolidated balance sheets of EDnet, Inc. and subsidiaries as of September 30, 1998, June 30, 1998, and June 30, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the three months ended September 30, 1998 and for the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EDnet, Inc. and subsidiaries as of September 30, 1998, June 30, 1998, and June 30, 1997 and the consolidated results of their operations and their cash flows for the three months ended September 30, 1998 and for the years ended June 30, 1998 and 1997, in conformity with generally accepted accounting principles.


/s/ Burr, Pilger & Mayer
-----------------------------------
Burr, Pilger & Mayer


San Francisco, California
November 6, 1998, except for
     Note 14, as to which the
     date is December 18, 1998

                                  EDNET, INC.

                          CONSOLIDATED BALANCE SHEETS

                             September 30, 1998 and
                             June 30, 1998 and 1997

                                  ------------


                                                                                September 30,    June 30,     June 30,
                                                                                    1998           1998         1997
                                                                               --------------     --------    --------
                                 ASSETS
   Current assets:
     Cash                                                                         $    88,470    $   32,911   $31,067
     Accounts receivable, net of allowance for doubtful accounts of $8,500,
         $17,502 and $31,875 at September 30, 1998 and June 30,
         1998 and 1997, respectively (Note 3)                                         574,800      471,341      445,121
     Account and interest receivable--related party (Note 4)                           33,008           --           --
     Inventories                                                                      122,986       87,157      202,913
     Prepaid expenses                                                                   4,601       58,823           --
     Other current assets                                                                 826       16,665       25,523
                                                                                  -----------   ----------   ----------
           Total current assets                                                       824,691      666,897      704,624
   Property and equipment, net (Note 5)                                               380,416      391,481      556,533
   Investment                                                                              --           --      166,667
   Other assets                                                                         6,455       13,711        7,237
                                                                                  -----------   ----------   ----------
                                                                                  $ 1,211,562   $1,072,089   $1,435,061
                                                                                  ===========   ==========   ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                               $   303,628   $  388,325   $1,648,165
   Accrued expenses                                                                   239,476      294,980      313,241
   Deferred revenue                                                                    33,421       21,286       69,193
   Line of credit (Note 7)                                                              8,214        8,872       34,627
   Notes payable-related party (Note 7)                                               240,500       40,500       55,500
   Notes payable-other (Note 7)                                                            --           --    1,440,000
   Current portion of capital lease obligations (Note 10)                              17,147        9,288       27,817
                                                                                  -----------   ----------   ----------
         Total current liabilities                                                    842,386      763,251    3,588,543
Capital lease obligations (Note 10)                                                    15,058       11,470       20,904
                                                                                  -----------   ----------   ----------
           Total liabilities                                                          857,444      774,721    3,609,447
                                                                                  -----------   ----------   ----------
Commitments and contingency (Notes 10)

Stockholders' equity: (Note 11)
   Convertible preferred stock; $1,000 par value; 1,750 shares authorized;
       150 shares issued and outstanding in 1997                                           --           --      117,541
   Common stock; $0.001 par value; 50,000,000 shares authorized;
       16,761,836, 16,761,836 and 5,740,465 shares issued and outstanding at
       September 30, 1998 and June 30, 1998 and 1997, respectively                     16,761       16,761        5,740
   Additional paid-in capital                                                       6,755,443    6,755,443    4,411,559
   Secured note receivable (Note 4)                                                  (283,746)    (283,746)          --
   Accumulated deficit                                                             (6,134,340)  (6,191,090)  (6,709,226)
                                                                                  ------------  ----------   ----------
         Total stockholders' equity (accumulated deficit)                             354,118      297,368   (2,174,386)
                                                                                  -----------   ----------   ----------

                                                                                  $ 1,211,562   $1,072,089   $1,435,061
                                                                                  ===========   ==========   ==========


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                  EDNET, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 for the three months ended September 30, 1998
                 and for the years ended June 30, 1998 and 1997

                                  ------------

                                                                      September 30,        June 30,          June 30,
                                                                          1998               1998              1997
                                                                      -------------      -----------       ------------

Revenue:
   Equipment sales                                                    $   283,573        $   874,785        $   961,677
   Installation and monthly fees                                          153,423            610,514            541,856
   Usage fees                                                             338,671          1,617,291          1,305,992
   Web design and consulting                                              348,811            784,528            862,525
   Rental fees                                                             18,275             99,384            117,993
   Other                                                                    4,275             17,839             17,327
                                                                      -----------        -----------        -----------
                                                                        1,147,028          4,004,341          3,807,370
Cost of sales                                                             680,078          2,602,494          2,277,118
                                                                      -----------        -----------        -----------
     Gross profit                                                         466,950          1,401,847          1,530,252
Sales and marketing                                                       129,052            666,985            948,549
Research and development                                                       --                 --          1,017,233
Operating expenses                                                        281,990          1,490,593          2,817,355
                                                                      -----------        -----------        -----------
     Income (loss) from operations before other income
    (expenses) and provision for income taxes and
     extraordinary item                                                    55,908           (755,731)        (3,252,885)
                                                                      -----------        -----------        -----------
Other income (expenses):
   Interest income                                                          5,993              4,166              1,837
   Interest expense                                                        (5,151)           (63,772)          (147,166)
   Gain (loss) on sale of equipment                                            --              3,160               (853)
   Goodwill write-off, net                                                     --                 --           (867,214)
   Gain on sale of investment                                                  --            422,225                 --
   Forgiveness of debt                                                         --            200,000                 --
                                                                      -----------        -----------        -----------
     Total other income (expenses)                                            842            565,779         (1,013,396)
                                                                      -----------        -----------        -----------
     Income (loss) before provision for income taxes and
       extraordinary item                                                  56,750           (189,952)        (4,266,281)
Provision for income taxes (Note 8)                                            --              2,400              3,266
                                                                      -----------        -----------        -----------
     Income (loss) before extraordinary item                               56,750           (192,352)        (4,269,547)
Extraordinary item-gain on restructuring of debt (no applicable
     income taxes)                                                             --            710,488                 --
                                                                      -----------        -----------        -----------

     Net income (loss)                                                $    56,750        $   518,136        $(4,269,547)
                                                                      ===========        ===========        ===========

Basic income (loss) per share (Note 9):
     Income (loss) before extraordinary item                                  Nil        $     (0.02)       $     (0.89)
     Net income (loss)                                                        Nil        $      0.07        $     (0.89)
Diluted income (loss) per share (Note 9):
     Income (loss) before extraordinary                                       Nil        $     (0.02)       $     (0.89)
     Net income (loss)                                                        Nil        $      0.07        $     (0.89)


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                  EDNET, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 for the three months ended September 30, 1998
                 and for the years ended June 30, 1998 and 1997

                                  ------------



                                       Common Stock       Preferred Stock                     Secured
                                    -------------------   ----------------    Additional        Note       Accumulated
                                    Shares       Amount   Shares    Amount   Paid-in Capital  Receivable     Deficit      Total
                                    ------       ------   ------    ------   ---------------  ----------   -----------    -----
BALANCE, JULY 1, 1996           4,468,322    $ 4,468       --          --   $ 2,758,644    $       --   $(2,439,679)   $   323,433
Common shares issued under
 IBS earn-out agreement           125,000        125       --          --       195,188            --            --        195,313
Common shares issued under
 Regulation D offerings           582,143        582       --          --       755,792            --            --        756,374
Common shares issued pursuant
 to consulting agreement          500,000        500       --          --       652,000            --            --        652,500
Common shares issued under
 conversion of Viscorp notes       65,000         65       --          --        49,935            --            --         50,000
Preferred shares issued under
 Regulation S offering                 --         --      150   $ 117,541            --            --            --        117,541
Net loss                               --         --       --          --            --                  (4,269,547)    (4,269,547)
                               ----------    -------    -----   ---------   -----------     ---------   -----------    -----------

Ending balance, June 30, 1997   5,740,465      5,740      150     117,541     4,411,559            --    (6,709,226)    (2,174,386)

Common shares issued under
 Regulation D offering            738,000        738       --           -       126,382            --            --        127,120
Common shares issued
 under S-8 offering               400,000        400       --           -       399,600            --            --        400,000
Common shares issued
 to Rusell & Onggara            1,000,000      1,000       --           -       374,000            --            --        375,000
Conversion of preferred
 shares to common                 150,000        150     (150)   (117,541)      117,391            --            --             --
Common shares issued pursuant
 to consulting service            169,954        170       --          --        21,074            --            --         21,244
Common shares issued to VDC     8,563,417      8,563       --          --     1,305,437      (283,746)           --      1,030,254
Net income                             --         --       --          --            --            --       518,136        518,136
                               ----------    -------    -----   ---------   -----------     ---------   -----------    -----------
Ending balance,
 June 30, 1998                 16,761,836     16,761       --          --     6,755,443      (283,746)   (6,191,090)       297,368

Net income                             --         --       --          --            --            --        56,750         56,750
                               ----------    -------    -----   ---------   -----------     ---------   -----------    -----------
Ending balance,
 September 30, 1998            16,761,836    $16,761       --   $      --   $ 6,755,443   $  (283,746   $(6,134,340)   $   354,118
                               ==========    ========   =====   =========   ===========   ===========   ===========    ===========






                     The accompanying notes are an integral
                      part of these financial statements.

                                  EDNET, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 for the three months ended September 30, 1998
                 and for the years ended June 30, 1998 and 1997

                                  ------------

                                                                              September 30,    June 30,      June 30,
                                                                                  1998           1998          1997
                                                                              -------------   ---------    -----------
Cash flows from operating activities:
   Net income (loss)                                                            $  56,750     $ 518,136    $(4,269,547)
   Adjustments to reconcile net income (loss) to cash
       used in operating activities:
     Stock issued in lieu of consideration for services                                --       421,244        847,813
     Goodwill write-off                                                                --            --        867,213
     Depreciation and amortization                                                 52,888       199,458        409,171
     (Gain) loss on sale of fixed assets                                               --        (3,160)           853
     Gain on sale of investment                                                        --      (422,225)            --
     Gain on write-off of note payable                                                 --      (200,000)            --
     Inventory write-off                                                               --        49,061             --
     Noncash debt restructure                                                          --      (773,026)            --
     (Increase) decrease in assets:
       Accounts receivable                                                       (136,467)      (26,220)        32,955
       Inventories                                                                (35,829)       66,695        (55,504)
       Prepaid expenses                                                            70,061       (58,823)            --
       Other current assets                                                            --         8,858        (11,225)
       Other assets                                                                 7,256        (6,474)        72,105
     Increase (decrease) in liabilities:
       Accounts payable                                                           (84,697)     (868,083)       988,456
       Accrued expenses                                                           (43,141)       16,739        (76,761)
       Deferred revenue                                                                --       (47,907)          (430)
                                                                                ---------    ----------    -----------
         Net cash used in operating activities                                   (113,179)   (1,125,727)    (1,194,901)
                                                                                ---------    -----------   -----------

Cash flows from investing activities:
   Purchase of property and equipment                                             (25,849)      (31,246)      (256,259)
   Sale of investment                                                                  --       588,892             --
   Change in investment from spin-off                                                  --            --       (166,667)
                                                                                ---------    ----------    -----------
         Net cash (used in) provided by investing activities                      (25,849)      557,646       (422,926)
                                                                                ----------   ----------    -----------
Cash flows from financing activities:
   Proceeds from borrowing                                                        200,000            --        750,000
   Principal payments on long-term debt                                                --      (115,481)      (195,491)
   Payments on capital leases                                                      (4,527)      (27,963)       (19,394)
   Sale of common stock                                                                --       739,124        756,374
   Sale of preferred stock                                                             --            --        117,541
   Change in line of credit                                                          (886)      (25,755)        17,989
                                                                                ----------   ----------    -----------
         Net cash provided by financing activities                                194,587       569,925      1,427,019
                                                                                ---------    ----------    -----------
         Net increase (decrease) in cash                                           55,559         1,844       (190,808)

Cash at beginning of year                                                          32,911        31,067        221,875
                                                                                ---------    ----------    -----------
Cash at end of year                                                             $  88,470    $   32,911    $    31,067
                                                                                =========    ==========    ===========


Supplemental disclosure of cash flow information (see Note 13).


                     The accompanying notes are an integral
                      part of these financial statements.

                                  EDNET, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  ------------


1.   SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF OPERATIONS

       EDnet, Inc. (the Company), a Colorado corporation, and its subsidiaries develop and market integrated systems for the delivery, storage, and management of professional quality digital communications for media-based applications, including audio and video production for the
       U. S. entertainment industry. The Company, through strategic alliances with long-distance carriers, regional telephone companies, satellite operators, and independent fiber optic telecommunications providers, has established a worldwide network that enables the exchange of high quality audio, video, multimedia, and data communications. The Company provides engineering services and application-specific technical advice, audio, video, and networking hardware and software as part of its business. Additionally, through one of its wholly owned subsidiaries, the Company provides Internet web site development and hosting services.

       BASIS OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its principal subsidiaries, Entertainment Digital Network ("EDN") and Internet Worldwide Business Solutions ("IBS"). All material intercompany transactions have been eliminated in the consolidated financial statements.

       Effective June 20, 1998, the Company became 51% owned by Visual Data Corporation ("VDC"), a public company, through the issuance of 8,563,417 shares of the Company's common stock (See Note 11). Accordingly, the results of the Company's operations will be consolidated with those of VDC for periods subsequent to June 20, 1998.

       USE OF ESTIMATES

       The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those and other estimates.

       ALLOWANCE FOR DOUBTFUL ACCOUNTS

       Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable.

       INVENTORIES

       Inventories are valued at the lower of cost or market with cost being determined on the first-in, first-out basis.


                                   Continued

                                  EDNET, INC.

                                  ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       PROPERTY AND EQUIPMENT AND LEASEHOLD IMPROVEMENTS

       Property and equipment are carried at cost and are depreciated on the straight-line basis over their estimated useful lives which range from five to seven years. The costs of leasehold improvements are amortized over the lesser of the lease term or the life of the improvement. Expenditures for improvement or expansion of property and equipment are capitalized. Repairs and maintenance are charged to expense as incurred. When the assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts with the resulting gain or loss reflected in the statement of operations.

       INCOME TAXES

       The Company accounts for income taxes using the liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial reporting and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

       FAIR VALUE OF FINANCIAL INSTRUMENTS AND CREDIT RISK

       The carrying amounts of certain financial instruments, including cash, accounts receivable, notes receivable, accounts payable, accrued expenses, notes payable, and line of credit, approximate fair value because of the relatively short-term maturity of these instruments. The Company and its subsidiaries maintain cash in bank deposit accounts at accredited financial institutions. The balances in these accounts may, at times, exceed federally insured limits.

       LONG-LIVED ASSETS

       Long-lived assets such as property and equipment and certain intangibles, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When the indicators of impairment are present and the estimated undiscounted future cash flows from the use of these assets are less than the assets' carrying value, the related assets will be written down to fair value.

       REVENUE RECOGNITION

       A significant component of revenue relates to the sale of equipment which is recognized when the equipment is installed. Installation fees are recognized when the installation has been completed. Usage fees are recognized over the period the equipment is used based on the relative usage level. Deferred revenues represent billings in excess of revenue recognized.



                                   Continued

                                  EDNET, INC.

                                  ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       STOCK-BASED COMPENSATION

       The Company has elected to account for stock-based compensation under the intrinsic value method in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Under this method, no compensation expense is recorded for stock options granted when the exercise price of the option granted is equal to or exceeds the fair market value of the Company's common stock The Company makes the pro forma disclosures of stock-based compensation required by SFAS No. 123 (See Note 12).

       EARNINGS (LOSS) PER SHARE

       Earnings (loss) per share have been computed according to SFAS No. 128, EARNINGS PER SHARE for all periods presented. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share is computed using the weighted average number of common shares and common share equivalents outstanding during the period.

       RECLASSIFICATION

       Certain reclassifications have been made to the prior year financial statements in order for them to conform to the current year presentation.

       NEW ACCOUNTING STANDARDS NOT YET ADOPTED

       In 1997, the Financial Accounting Standards Board issued a new disclosure standard, SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which establishes standards for the reporting and displaying of operating business segments. This statement requires certain disclosures about an entity's operating segments in annual and interim financial reports and also requires certain related disclosures about products and services, geographic areas and major customers. Application of this statement is required for financial statements for fiscal years beginning after December 15, 1997. The Company is currently evaluating whether this new disclosure will have an impact on its financial statement reporting.

       In March 1998 the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 requires expenses incurred during the application development stage of a software implementation project to be capitalized and amortized over the useful life of the project. Application of this statement is required for fiscal years beginning after December 15, 1998. The Company does not expect adoption of this statement to have a material effect on its financial position or results of operations.


                                   Continued

                                  EDNET, INC.

                                  ------------

2.   ACQUISITION OF INTERNET WORLDWIDE BUSINESS SOLUTIONS

     On June 24, 1996, the Company acquired all the outstanding shares of common stock of IBS in a business combination accounted for as a purchase. IBS is primarily an Internet service provider specializing in the development and hosting of web sites. The results of operations of IBS are included in the accompanying financial statements since the date of acquisition. The purchase price of $1,162,568 included 311,284 shares of the Company's common stock, notes payable in the aggregate amount of $500,000 and $40,000 of acquisition related costs. The purchase price exceeded the estimated fair value of the net tangible assets of IBS by $1,088,568 (See Note 6). The excess was reflected as goodwill on the balance sheet and was originally amortized using the straight-line method over a five-year period. During fiscal year 1997 the Company reevaluated the recovery of its goodwill and determined that the remaining balance be written off.

     In conjunction with the acquisition, under the terms of its nonstatutory stock option plan, options to purchase an aggregate of 50,000 shares of common stock of the Company were granted to certain IBS employees at $1.25 per share (See Note 11).

     On December 31, 1996, the Company amended the terms of its acquisition of IBS by dividing IBS into two separate corporations. The inherent service business continues to operate as IBS. IBS licensed the web site software business to Breakthrough Software, Inc. ("BSI") and agreed to lend up to $250,000 to BSI. In consideration, IBS issued certain convertible preferred stock, which, after conversion into BSI nonvoting common stock, represented 40% of BSI's outstanding common stock. At December 31, 1996, the Company recorded its net book value allocated to BSI of $166,667 as its investment. Also as part of the amendment, remaining acquisition notes payable from the Company to the founders of IBS in the amount of $250,000 were canceled, and the remaining term of an earn-out plan to such founders was also canceled.

     In November 1997, new investors of BSI agreed to purchase the preferred shares owned by the Company for $415,000 in cash and the assumption of certain liabilities of $93,892. This transaction was completed in January 1998. In addition, the Company received $80,000 from another investor from the sale of a fully reserved note receivable related to BSI. A recap of the total consideration shown in the June 30, 1998 financial statements is as follows:

            Cash proceeds                                          $  415,000
            Assumption of debt                                         93,892
            Note settlement                                            80,000
                                                                   ----------

                   Net proceeds and consideration                     588,892

            Net book value of investment                              166,667
                                                                   ----------
                   Gain on sale of investment                      $  422,225
                                                                   ==========



                                   Continued

                                  EDNET, INC.

                                  ------------

3.   ACCOUNTS RECEIVABLE

     Accounts receivable at September 30, 1998, June 30, 1998, and June 30, 1997 comprise the following:


                                                                     September 30,     June 30,       June 30,
                                                                         1998            1998           1997
                                                                     -------------   ----------     ----------
              Receivables                                             $  353,757     $  444,243     $  379,529
              Unbilled charges                                           229,543         44,600         97,467
                                                                      ----------     ----------     ----------
                                                                         583,300        488,843        476,996
              Less allowance for doubtful accounts                        (8,500)       (17,502)       (31,875)
                                                                      -----------    ----------     ----------
                    Total                                             $  574,800     $  471,341     $  445,121
                                                                      ==========     ==========     ==========

     Additions to the allowance for doubtful accounts are made as a percentage of sales, adjusted annually based upon review of the individual accounts receivable. Accounts are written off when deemed to be uncollectible. Total bad debt expense was $3,218, $1,501 and $13,706 for the three months ended September 30, 1998, and the twelve months ended June 30, 1998 and 1997, respectively.

4.   RELATED PARTY TRANSACTIONS

     A note receivable, at the face value of $283,746, due from VDC is part of the payment resulting from VDC's purchase of 8,563,419 shares of the Company's common stock (See Note 11). The note is secured by the acquired common stock and a second mortgage. Principal payment of $56,749 plus interest is due annually commencing July 1, 1999 until July 1, 2003; the note bears a fixed interest rate of 7% per annum.

     At September 30, 1998 VDC owed the Company $27,403 for the purchase of equipment and $5,605 of accrued interest on the note receivable.


5.   PROPERTY AND EQUIPMENT

     Property and equipment are summarized by major category as follows at September 30, 1998, June 30, 1998, and June 30, 1997:


                                                                    September 30,     June 30,        June 30,
                                                                        1998            1998            1997
                                                                    -------------   -----------    -----------
           Network and related equipment                             $   918,450    $   881,473    $   854,383
           Furniture and fixtures                                        239,804        234,984        245,963
           Computer software                                              16,801         16,802          7,954
           Leasehold improvements                                         26,183         26,183         26,183
                                                                     -----------    -----------    -----------
                  Subtotal                                             1,201,238      1,159,442      1,134,483
           Depreciation and amortization                                (820,822)      (767,961)      (577,950)
                                                                     -----------    -----------    -----------
                  Property and equipment, net                        $   380,416    $   391,481    $   556,533
                                                                     ===========    ===========    ===========


                                   Continued

                                  EDNET, INC.

                                  ------------

5.   PROPERTY AND EQUIPMENT, continued

     Depreciation and amortization included in the statements of income amounted to $ 52,888, $199,458 and $409,171 for the three months ended September 30, 1998 and the twelve months ended June 30, 1998 and 1997, respectively.

     The Company leases some equipment to customers under terms that are accounted for as operating leases. Under the operating method, rental revenue from leases is recognized ratably over the life of the lease and the related equipment is depreciated over its estimated useful life.

6.   IMPAIRMENT OF LONG-LIVED ASSETS

     The Company adopted SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT of LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF during the fiscal year ended June 30, 1997. The Company recognized an impairment loss of $867,214 in 1997, related to the recoverability of goodwill, where the sum of the estimated future undiscounted cash flows from IBS were less than the carrying amount of the tangible and intangible assets. Following is a summary of net goodwill write-off at June 30, 1997 (See Note 2):


          Original value of goodwill                                          $ 1,088,568
          Addition to goodwill for cancellation of options per
               earn-out agreement                                                 195,313
          Reduction to goodwill for write-off of debt                            (250,000)
          Reduction to goodwill for net book value allocated to
               investment for BSI                                                (166,667)
                                                                              -----------
          Remaining net goodwill written off                                  $   867,214
                                                                              ===========



                                   Continued

                                  EDNET, INC.

                                  ------------

7.       NOTES PAYABLE AND OTHER DEBT

       NOTES PAYABLE

       Notes payable-related party consist of the following


                                                                                  September 30,  June 30,     June 30,
                                                                                      1998         1998         1997
                                                                                  -------------  --------    ----------
        Note payable to Eric Jacobs, a director of VDC, with original principal of $200,000 at 12% interest. The principal balance and accrued interest is due on August 3, 1999. Accrued interest payable
          as of September 30, 1998 is $3,814.                                         $200,000         --            --

         Notes  payable to an officer  and  employees,  interest at 6% per
          annum,   uncollateralized.   Accrued   interest  payable  as  of
          September  30, 1998 is $15,127.  The notes are  subordinated  to the  $250,000  credit  line credit  line  discussed  below for a
          period of six months. Notes are due on demand thereafter.                     40,500    $40,500    $   55,500
                                                                                      --------    -------    ----------
          Total notes payable-related party                                           $240,500    $40,500    $   55,000
                                                                                      ========    =======    ==========

       Notes payable-other consist of the following:

         Notes payable to an outside investor totaling $200,000. The notes bear no interest and are uncollateralized. The repayment of these notes was disputed by the Company and in 1998, when the debt could no
          longer be legally collected, the notes were written off.                          --         --    $  200,000

         Senior notes payable to Morgan Fuller Capital Group LLC with interest at 18% per annum. The original amounts were $500,000, $300,000, and
          $200,000. The Company repaid $100,000 in February 1997. The notes were collateralized by the Company's assets.  The balance was settled
          and repaid in 1998.                                                               --         --       900,000

         Notes payable to Mr. Irawan Onggara, a shareholder and financial advisor, with original amounts of $250,000, $100,000, and $75,000 at
          7% interest rate, collateralized by assets of the Company
          subordinated to equipment covered by individual capital leases, due
          August 8, 1996, October 18, 1996, and November 20, 1996,
          respectively. The balance plus accrued interest of $35,000 was converted to 1,000,000 shares of the Company's common stock and
          warrants to purchase an additional 1,000,000 shares at $.375.                     --         --       340,000
                                                                                      --------    -------    ----------
                  Total notes payable-other                                                 --         --    $1,440,000
                                                                                      ========    =======    ==========

       LINE OF CREDIT

       The Company has a line of credit of $10,000 with a financial institution, of which $8,214, $8,872 and $34,627 was outstanding as of September 30, 1998 and June 30, 1998 and 1997, respectively. The line bears interest at 15.25% as of September 30, 1998.


                                   Continued

                                  EDNET, INC.

                                  ------------


7.  NOTES PAYABLE AND OTHER DEBT  continued

       LINE OF CREDIT, continued

       Subsequent to year end, the Company established a credit line with a financial institution in the amount of $250,000. The credit line bears interest at the institution's published reference rate plus 2.5% and has a stated maturity date of November 1, 1999.

       RESTRUCTURING OF DEBT

       During the fiscal year ended June 30, 1998 the Company restructured it accounts payable and debt which was a contingent requirement of the agreement whereby VDC acquired its 51% ownership interest in the Company. The following table summarizes the adjustments made according to the accounts payable and debt settlement agreements:


                                                                       Amount              Debt            Amount
                                                                         Due             Discharge         Settled
                                                                     -----------        ----------        --------
              EDnet, Inc.:
                Trade and unsecured claims                           $   257,376        $ 137,817         $ 119,559
                Notes payable                                            904,019          381,269           522,750
              Entertainment Digital Network:
                Trade and unsecured claims                               179,664          109,435            70,229
              Internet Worldwide Business Solutions:
                Trade and unsecured claims                               201,699           81,967           119,732
                                                                     -----------        ---------         ---------
                    Total                                            $ 1,542,758        $ 710,488         $ 832,270
                                                                     ===========        =========         =========

  8.   INCOME TAXES

       The provision for income taxes for the fiscal year ended June 30, 1998 consists of California franchise taxes of $2,400. A reconciliation of the expected and reported provision for income taxes follows:


                                                                                        Year Ended June 30
                                                                 Three Months Ended     ------------------
                                                                 September 30, 1998     1998          1997
                                                                 ------------------     ----          ----
                    Benefit (provision) expected based
                         on federal statutory rate                       34.0%          34.0%         34.0%
                    State taxes, net of federal benefit                   6.1            6.1           6.1
                    Utilization of net operating loss
                          carryforwards                                 (40.1)            --            --
                    Valuation allowance, net                               --          (40.2)        (40.2)
                                                                       -------        --------      ------

                    Net income tax provision                              0.0%           0.1%          0.1%
                                                                       =======        =======       =======

       The Company has Federal and California net operating loss (NOL) carryforwards totaling approxi-mately $6.0 million and $2.6 million, respectively, as shown below. The utilization of these NOL carryforwards is limited due to a change of ownership as defined in the Internal Revenue Code. As a result, the federal and state NOLs can be utilized at the rate of $68,000 a year through the year 2012.


Continued

                                  EDNET, INC.

                                  ------------


8.   INCOME TAXES, continued

     At September 30, 1998 the Company had NOL carryforwards for tax purposes expiring as follows:

              Year Expires                          Federal         State
              ------------                        -----------     -----------
                 2009                             $   204,000              --
                 2010                                 386,000              --
                 2011                               1,181,000     $   485,000
                 2012                               4,262,000       2,131,000
                                                  -----------     -----------
                 Total loss carryforwards         $ 6,033,000     $ 2,616,000
                                                  ===========     ===========

     The tax effects of significant temporary differences representing deferred tax assets as of September 30, 1998 and June 30, 1998 and 1997 are as follows:

                                                                  September 30,         June 30,           June 30,
                                                                      1998                1998               1997
                                                                  -------------      ------------        ------------
         Deferred tax assets:
           Net operating loss carryforwards                      $  2,208,000        $  2,231,000        $  2,445,000
           Property and equipment                                      27,800              28,000              28,000
                                                                 ------------        ------------        ------------
         Total deferred tax assets                                  2,235,800           2,259,000           2,473,000
         Less: valuation allowance                                 (2,235,800)         (2,259,000)         (2,473,000)
                                                                 ------------        ------------        ------------
               Net deferred tax asset                                      --                  --                  --
                                                                 ============        ============        ============


9.   EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed using the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share is computed using the weighted average number of common shares and common share equivalents outstanding during the year. The computation of net income (loss) per share was a follows:

                                                                       Income (Loss)         Shares         Per Share
                                                                        (Numerator)       (Denominator)       Amount
                                                                       -------------      -------------     ---------
         Three months ended September 30, 1998:
           Basic earnings per share                                      $    56,750         16,761,836           Nil
           Effect of dilutive stock options and warrants                          --          5,344,156
                                                                         -----------      -------------       -------
           Diluted earnings per share                                    $    56,750         22,105,992           Nil
                                                                         ===========      =============       =======
         Twelve months ended June 30, 1998:
           Basic and diluted loss before extraordinary item              $  (192,352)         7,936,358       $ (0.02)
           Extraordinary item                                                710,488                --           0.09
                                                                         -----------      -------------       --------
           Basic and diluted net loss per share                          $   518,136          7,936,358       $  0.07
                                                                         ===========      =============       ========


                                   Continued

                                  EDNET, INC.

                                  ------------


  9. EARNINGS (LOSS) PER SHARE, continued

                                                                       Income (loss)         Shares         Per Share
                                                                        (Numerator)       (Denominator)      Amount
                                                                       -------------      -------------     ---------
         Twelve months ended June 30, 1997:
           Basic loss per share                                        $  (4,269,547)         4,797,156       $ (0.89)
           Effect of dilutive stock options and warrants                          --                 --            --
                                                                       -------------      -------------       --------
           Diluted loss per share                                      $  (4,269,547)         4,797,156       $ (0.89)
                                                                       =  ==========      =============       ========

       At September 30, 1998 options and warrants, for the purchase of 1,391,643 common shares at prices ranging from $.375 to $2.50 per share, for which the exercise price was greater than the average market price of common shares were not included in the computation of diluted earnings per share. At June 30, 1998 and 1997options and warrants for the purchase of 12,126,944 and 1,536,889 common shares, respectively, at prices ranging from $.10 to $2.50 per share were antidilutive and therefore not included in the computation of diluted earnings per share.

10.      COMMITMENTS

       LEASE COMMITMENTS

       As of September 30, 1998, the Company leases office space and certain equipment under various noncancelable capital and operating leases. The leases begin to expire in March 2000. Future minimum lease payments required under the noncancelable leases are as follows:

                                                                Operating      Capital
          Year Ending June 30:                                   Leases         Leases
                                                             -----------     ------------
            1999                                              $188,052         $20,183
            2000                                               149,572          13,864
            2001                                               111,092           4,239
            2002                                               111,092              --
            2003                                                86,203              --
                                                              --------         -------
                   Total minimum lease payments               $646,011          38,286
                                                              ========

          Less amount representing interest                                      6,081
                                                                               -------
          Present value of net minimum lease payments                           32,205
          Less current portion                                                  17,147
                                                                               -------
                   Long-term portion                                           $15,058
                                                                               =======

       Total rental expense for all operating leases for the three months ended September 30, 1998 and June 30, 1998 and 1997 amounted to $52,146, $195,925 and $192,509, respectively.


                                   Continued

                                  EDNET, INC.

                                  ------------


10.  COMMITMENTS, continued

       EMPLOYMENT CONTRACTS

       The Company and its subsidiaries have entered into employment contracts with several of their key employees that expire at different times through December 31, 2000. At September 30, 1998 the commitment under all of the contracts was approximately $980,000.

11.      STOCKHOLDERS' EQUITY

       INVESTMENT BY VISUAL DATA CORPORATION

       On June 20, 1998, the Company entered into an agreement with VDC, a public company, to sell a 51% (8,563,417 shares) ownership interest in the Company's common stock. The form of payment consisted of:

           Cash                                                                  $    698,004
           VDC stock:  75,000 shares (valued at $3.75 per share)                      281,250
           VDS warrants:  50,000 (valued at $2.74 per warrant)                        137,000
           Note receivable - secured common stock (see Note 4)                        283,746
                                                                                 ------------
                                                                                    1,400,000
           Less expenses                                                               86,000
                                                                                 ------------
                    Net investment                                               $  1,314,000
                                                                                 ============

       In addition, the Company issued a blanket mirror option covering 6,542,722 shares (3,304,979 options and 3,237,743 warrants), which entitles VDC to acquire shares equal to those actually purchased upon exercise of options and warrants by others at $.10 per share. In addition, the Company granted the investment banker who organized the transaction 750,000 warrants at an exercise price of $.145. The transaction was contingent upon certain restructuring of accounts payable debt the Company had incurred over the prior three years (See
       Note 7).

       REGULATION D EQUITY PLACEMENTS

       The Company has offered three Regulation D equity placements during the two fiscal years ended June 30, 1998..

       In August 1996, the Company offered up to a maximum of 1,000,000 units (each consisting of one share of its common stock and one warrant) at a price per unit of the lesser of $3.00 or the average closing bid price of its common stock during a consecutive 30-day period immediately preceding the termination date less 30%. Each share of stock came with a warrant to purchase common stock through July 31, 1999 at a price of the lesser of $4.75 or the average closing bid price during a consecutive 30-day period immediately preceding the termination date as explained above. This offering was closed as of November 30, 1996, with 217,143 units sold at a price of $1.75 per share and a warrant exercise price of $2.50 per share and 100,000 units sold at a price of $1.40 and a warrant price of $2.50 per share.


                                   Continued

                                  EDNET, INC.

                                  ------------


11.  STOCKHOLDERS' EQUITY, continued

       REGULATION D EQUITY PLACEMENTS, continued

       In December 1996, the Company offered up to a maximum of 5,000,000 shares of its common stock at a price of $1.00 per share. The offering terminated in early 1997 with the sale of 265,000 shares at a price of $1.00 per share. Holders of this common stock will have piggyback and Form S-3 registration rights.

       In July 1997, the Company offered up to a maximum of 3,750,000 units (each consisting of one share of common stock and one warrant) for T Bar W Ranch Investments ("T Bar") to purchase shares of the Company at a price of $.20 per unit. Each warrant is exercisable until the fifth anniversary of the date of its issuance and entitles the holder to purchase one share at an exercise price of $1.00 per share. The warrants had an antidilution clause in their terms. T-Bar invested $147,600 to acquire 738,000 units. The Company negotiated an agreement with T-Bar in June 1998 to reduce the warrant exercise price to $.10 per share in exchange for removal of the antidilution clause.

       The Regulation D equity placement for these three offerings are summarized as follows:

                                                       Common           Gross
             Offering Date          Warrants           Shares          Proceeds           Expenses         Proceeds
             -------------         ---------           -------        ----------         ---------        ----------
           August 1996               317,143           317,143        $  520,000         $  26,450        $  493,550
           December 1996                   -           265,000           265,000             2,176           262,824
           July 1997                 738,000           738,000           147,600            20,480           127,120
                                  ----------       -----------        ----------         ---------        ----------
           Total                   1,055,143         1,320,143        $  932,600         $  49,106        $  883,494
                                  ==========       ===========        ==========         =========        ==========


       REGULATION S EQUITY OFFERING

       On February 3, 1997, the Company offered up to $1,750,000 of i-ts Series A Preferred Stock at $1,000 per share in an offering exempt from registration under Regulation S of the Securities Act of 1933. The shares were convertible into common stock at any time until the third anniversary of their issuance at the lesser of 70% of the market price or the closing price but subject to the floor of $1.00 per share. One hundred fifty shares were purchased on February 27, 1997 for $150,000. Expenses on the offering amounted to $32,459 resulting in net proceeds to the Company of $117,541. The Series A Preferred Stock was converted to 150,000 common shares on May 29, 1998. The discount of 30% off the market price on the conversion of stock was not recorded because the stock was converted at $1.00 per share (the minimum), which was greater than the current price at the conversion rate.


                                   Continued

                                  EDNET, INC.

                                  ------------


11.  STOCKHOLDERS' EQUITY, continued

       WARRANTS

       At September 30, 1998, the Company has reserved 6,475,486 common shares for potential exercise of outstanding warrants issued in connection with various equity and debt financing activities as follows:

                                                                     Number of      Expiration
      September 30, 1998                                             Warrants          Date           Price
      ------------------                                             --------          -----          -----
          Regulation D warrants, June 1996                             317,143          1999         $2.500
          Conversion of notes, August 1997                           1,000,000          2002           .375
          Senior note warrants, November 1996                          432,600          2003           .250
          Investment banking warrants, June 1998                       750,000          2003           .145
          Regulation D warrants, July 1997                             738,000          2003           .100
          VDC mirror warrants                                        3,237,743       1999-2003         .100
                                                                    ----------
               Total warrants                                        6,475,486

12.      STOCK COMPENSATION PLANS

     The Company adopted a stock option plan on April 3, 1998 which allows the Company to grant incentive or nonqualified options up to three million (3,000,000) shares of common stock to its employees, board members, and certain other consultants in order to motivate them to maintain their commitment to the Company at this stage of its development. Additionally, the Company has stock options outstanding under two nonqualified stock option plans adopted in 1995.

     The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized as the exercise price has equaled the stock fair value on the date of grant. Had compensation expense been determined for stock options granted during three months ended September 30, 1998 and the twelve months ended June 30, 1998 and 1997, based on the fair value at grant dates consistent with SFAS No. 123, the Company's condensed Pro Forma Statement of Operations for those periods would have been as follows:


                                                                     September 30,    June 30,         June 30,
                                                                         1998           1998             1997
                                                                     -------------   ----------      -------------
           Net income (loss):
              As reported                                             $ 56,750       $  518,136      $  (4,269,547)
                                                                      ========       ==========      =============
              Pro forma                                               $ 46,998       $  505,065      $  (4,273,972)
                                                                      ========       ==========      =============

           Basic and diluted income (loss) per share:
              As reported                                                  Nil       $     0.07      $       (0.89)
                                                                      ========       ==========      =============
              Pro forma                                                    Nil       $     0.06      $       (0.89)
                                                                      ========       ==========      =============



                                   Continued

                                  EDNET, INC.

                                  ------------


12. STOCK COMPENSATION PLANS, continued

     The pro forma amounts were estimated using the Black-Scholes option pricing model with the following assumptions for fiscal 1998 and 1997, respectively: risk-free interest rate of 5.5%, volatility factor of the expected market price of the Company's common stock of 228%, no dividend growth rate since the Company does not intend to pay dividends on its common stock; and expected lives equal to the remaining option terms for both years.

     The following table summarizes employee stock option plan activity for the three months ended September 30, 1998 and the twelve months ended June 30, 1998 and 1997:


                                                 September 30, 1998            June 30, 1998            June 30, 1997
                                              -----------------------    ------------------------   --------------------
                                                            Weighted                    Weighted                Weighted
                                                             Average                     Average                 Average
                                                 Number     Exercise        Number      Exercise       Number   Exercise
                                               of Options     Price       of Options      Price      of Options   Price
                                               ----------   --------      ----------    --------     ---------- --------
       Outstanding, beginning of period         5,651,458     $0.12          787,146      $0.92      1,002,479    $0.99
       Granted                                    620,000      0.10        5,346,479       0.10         56,667     1.25
       Canceled                                        --        --          482,167       1.25        272,000     1.25
       Exercised                                       --        --               --         --             --
                                               ----------                  ---------                 ---------
       Outstanding                              6,271,458      0.11        5,651,458       0.12        787,146     0.92

       Eligible for exercise, end of period     6,271,458      0.11        5,651,458       0.12        787,146     0.92

       Weighted average fair value of options
           granted during the year                     --      0.10               --       0.10             --     0.10

     The following table summarizes information regarding stock options outstanding at September 30, 1998:


             Range of                               Weighted            Weighted           Number          Average
             Exercise            Number              Average             Average         Exercisable      Exercise
              Prices           Outstanding       Remaining Life      Exercise Price      At 9/30/98         Price
             --------          -----------       --------------      --------------      ------------     --------
              $ 1.25                74,500          2.1  years           $ 1.25              74,500        $  1.25
                0.11               230,479          2.0  years             0.11             230,479           0.11
                0.10             5,966,479          4.5  years             0.10           5,966,479           0.10
                               -----------                                              -----------
                                 6,271,458                                                6,271,458
                               ===========                                              ===========


                                   Continued

                                  EDNET, INC.

                                  ------------



13.    SUPPLEMENTAL CASH FLOW INFORMATION

       The following table presents additional cash flow information for the three months ended September 30, 1998 and the twelve months ended June 30, 1998 and 1997:


                                                                        September 30,     June 30,        June 30,
                                                                            1998           1998             1997
                                                                        ------------    ----------       ----------
              Interest paid                                              $   3,317      $   97,193       $  113,563
              Income taxes paid                                                 --           2,400            3,268
              Assets and lease obligations capitalized                      15,974              --               --
              Common stock issued for consulting services                       --         421,244          652,500
              Common stock issued for settlement of note
                  and accrued interest                                          --         375,000               --
              Common stock issued for debt cancelation                          --              --           50,000
              Common stock issued for cancelation of IBS
                  earn-out plan                                                 --              --          195,313


14.  SUBSEQUENT EVENT

     On December 4, 1998, the Company entered into a binding letter of intent for the sale of assets of its subsidiary IBS. The buyer paid the Company cash consideration of $1,000,000 on December 18, 1998, the closing date of the transaction, and assumed certain outstanding liabilities of IBS.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any date subsequent to the date of this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                     ------------
                   TABLE OF CONTENTS

                                                 PAGE

Prospectus Summary..........................       3
Risk Factors................................       8
Use of Proceeds.............................      18
Dividend Policy.............................      19
Capitalization..............................      20
Dilution....................................      20
Selected Consolidated Financial Data........      21
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operation.................................      23
Business....................................      29
Management..................................      43
Certain Transactions........................      52
Principal and Selling Shareholders..........      52
Description of Securities...................      54
Underwriting................................      57
Legal Matters...............................      60
Experts.....................................      60
Additional Information......................      60
Index to Consolidated Financial
  Statements................................     F-1

Until ________, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in registered securities, whether or not participating in the distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                2,000,000 Shares

                            VISUAL DATA CORPORATION

                                  Common Stock

                                 -------------
                                   PROSPECTUS
                                 -------------

                          CRUTTENDEN ROTH INCORPORATED

                                 ________, 1999

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         SEC registration fee                                     $ 14,870
         NASD filing fee                                          $  6,178
         Nasdaq National Market listing fee                       $ 55,000
         Transfer Agent Fees                                      $ 15,000
         Cost of Printing and Engraving                           $125,000
         Legal Fees and Expenses                                  $200,000
         Accounting Fees and Expenses                             $100,000
         Blue Sky Fees and Expenses                               $ 15,000
         Miscellaneous                                            $ 18,952
                                                                  --------
                  Total                                           $550,000

-------------------
*Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation of the Company provide that every director and every officer of the corporation, every former director and former officer of the corporation, and every person who may have served at the request of the corporation as a director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, and the heirs, executors, administrators, and assignors of all of the above persons shall be indemnified by the corporation for expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding to which he may be a party by reason of his being or having been a director or officer of the corporation or of such other corporation regardless of whether or not he continues to be a director or officer at the time of incurring such expenses, except with respect to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duty. The rights of indemnification set forth in the Articles of Incorporation shall not be exclusive of any other rights to which such person may be entitled by law or otherwise.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of the director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for, or assenting to, an unlawful distribution; and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by, or in the right of, the Company to procure a judgment in its favor or in a proceeding by, or in the right of, a shareholder. The statute does not affect the director's responsibilities under any other law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         In February and March 1996, certain shareholders who were accredited investors loaned the Company an aggregate of $100,000. As an incentive for these loans, these shareholders received warrants to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $1.40 per share. The warrants are exercisable for a period of four years from the date of issuance. Each of these shareholders had a pre-existing relationship with the Company, and was provided with and had access to relevant information concerning the Company. The securities were exempt from registration pursuant to Section 4(2) of the Securities and Exchange Act of 1933, as amended (the "Securities Act").

         Commencing in May 1996, the Company offered 17 units at $50,000 per unit to 15 accredited investors. Each unit consisted of a $50,000 Convertible Promissory Note and 3,125 shares of Common Stock. Each $50,000 Note is convertible into 12,500 shares of Common Stock at $4.00 per Share. Each of the investors had access to and were provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act. The Company received gross proceeds of $850,000, of which $739,500 was received in cash and $110,500 was paid to registered broker-dealers as commissions for the sale of these securities (including $25,500 for a non-accountable expense allowance).

         Between July 1996 and September 1996, the Company issued 210,469 shares as consideration for various services rendered to the Company. Of these shares, (i) 31,250 shares were issued in consideration for legal services valued at $117,180; (ii) 15,625 shares were issued in consideration for medical consulting services in connection with the Company's additional proposed libraries (CareView and MedicalView) valued at $50,000; (iii) 3,282 shares were issued in connection with the Company's agreement with Stratus Management valued at $14,000; (iv) 19,687 shares were issued in consideration for the development of the Company's overseas operations valued at $63,000; (v) 3,125 shares were issued in connection with hotel management consulting services valued at $10,000; and (vi) the remaining 137,500 shares were issued in consideration for general business and strategic planning consulting services valued at $440,000. Each of the investors were accredited investors who had a previous relationship with the Company or were provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

         Between December 1996 and July 1997, the Company issued an aggregate of 125,000 shares of its common stock of the Company to 24 accredited investors who had access to and were provided with relevant information concerning the Company. These shares were issued in connection with an aggregate of $1,000,000 principal amount of promissory notes at 10% per annum, which notes are due upon the earlier of (i) one month following the effective date of the Company's Registration Statement or (ii) 12 months from the date of the notes. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Rule 4(2) of the Securities Act.

         On May 8, 1998, the Company completed the sale of 150 shares of the Company's Series A Convertible Preferred Stock. The purchase resulted in gross proceeds to the Company of $750,000. The placement was between the Company and 2 institutional investors. Each of these investors were accredited, and were provided with and had access to relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On May 20, 1998, the Company acquired and closed on the acquisition of certain assets of Digital Criteria Technologies Inc., a Florida corporation. The Company purchased the assets in exchange for 140,000 shares of restricted common stock of the Company and warrants to purchase an additional 70,000 shares of common stock. The assets purchased were a 30% interest in CareerSelect(TM) and a 40% interest in "Real Estate Select." The investor was an accredited investor who had access to and was provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

         On July 27, 1998, the Company completed the acquisition of 51% of the common stock of EDnet, a Colorado Corporation (8,563,417 shares of common stock). The purchase price for the shares of common stock was approximately $0.1635 per share. The consideration for the shares consisted of (a) cash in the amount of $698,004.32; (b) 5 year warrants to purchase 50,000 shares of the Company's restricted common stock, valued at $2.74 per warrant; (c) 75,000 shares of the Company's restricted common stock valued at $3.75 per share; and
(d) a secured promissory note of the Company in the aggregate principal amount of $283,745.68. The note is secured by a mortgage on the Company's principal executive offices. In addition, the Company received options to acquire at an exercise price of $.10 per share, the number of shares actually purchased upon exercise of each option, warrant and other convertible security of EDnet outstanding at the date of closing. The investor was an accredited investor who had access to and was provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

         During July and August 1998, the Company received gross proceeds of $675,000 from a private placement of 266,665 Shares of restricted common stock to 9 accredited investors who had a pre-existing relationship with the Company and had access to and were provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On August 11, 1998, the Company completed the sale of 150 shares of the Company's Series A-1 Convertible Preferred Stock. The initial purchase resulted in gross proceeds to the Company of $750,000. The placement was between the Company and1 institutional investor who had access to and was provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

         In November and December of 1998, the Company issued 532,500 shares of its common stock for gross proceeds of $1,040,000 to 20 accredited investors. Of these shares a total of 332,500 were granted piggyback registration rights. Each investor had a pre-existing relationship with the Company and had access to and was provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         Also during November and December 1998, the Company issued 482,500 shares of its common stock for gross proceeds of $940,000, to a group of accredited or otherwise sophisticated investors. In addition, during December 1998, holders of certain of the Company's warrants exercised such warrants pursuant to their terms, resulting in gross proceeds to the Company of approximately $214,000. In connection with such exercises, the Company issued an aggregate of 88,650 shares of its common stock. Each of the investors were accredited investors who had a pre-existing relationship with the Company and has access to and were provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Act.

         In December 1998, the holders of the Company's Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock converted their shares into shares of the Company's common stock pursuant to the designations, rights and preferences of such securities. The 150 shares of Series A Convertible Preferred Stock and the 150 shares of the Series A-1 Convertible Preferred Stock, which represented 100% of the issued and outstanding shares of those series of preferred stock, were converted into an aggregate of 917,490 shares of common stock. Each of the investors had a pre-existing relationship with the Company and had access to and were provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         On February 10, 1999, the Company issued 333,334 shares of its common stock for net proceeds of approximately $2,600,000 to certain institutional investors. These investors were granted piggyback registration rights. In connection with the offering, the placement agent received 8,334 one year warrants with an exercise price of $14.063. Pursuant to the terms contained in an investment banking agreement executed in November 1998, they also received a total of 105,000 five year warrants exercisable at prices ranging from $2.00 to $3.00. Each of the investors were accredited, had a pre-existing relationship with the Company and had access to and were provided with relevant information concerning the Company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND CONSOLIDATED FINANCIAL STATEMENT SCHEDULES.

         (a) The exhibits constituting part of the Registration Statement are as follows:

Exhibits:
Exhibit No.                         Description
-----------                         -----------
1(a)       Form of Underwriting Agreement(11)
3(i)(a)    Articles of Incorporation(1)
3(i)(b)    Articles of Amendment dated July 26, 1993(1)
3(i)(c)    Articles of Amendment dated January 17, 1994(1)
3(i)(d)    Articles of Amendment dated October 11, 1994(1)
3(i)(e)    Articles of Amendment dated March 25, 1995(1)
3(i)(f)    Articles of Amendment dated October 31, 1995(1)
3(i)(g)    Articles of Amendment dated May 23, 1996(1)
3(i)(h)    Articles of Amendment dated May 5, 1998(2)
3(i)(i)    Articles of Amendment dated August 11, 1998(6)
3(iii)     By-laws(1)
4(c)       Specimen Common Stock Certificate(1)
4(d) Specimen Common Stock Purchase Warrant (issued pursuant to the Company's initial public offering on July 30, 1997) (1)
5          Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(11)

10(a) Agreement between HotelView Corporation and Pegasus Systems, Inc. dated January 14, 1997(1)
10(b)      Form of Stock Option Plan(1)
10(c) Third Amended and Restated Employment Agreement between the Company and Randy S. Selman(7)
10(d) Third Amended and Restated Employment Agreement between the Company and Alan Saperstein(7)
10(e)      Contract for Purchase and Sale of Real Property(3)
10(f) Asset Purchase Agreement between the Company and Digital Criteria Technologies, Inc.(4)
10(g)      Securities Purchase Agreement between the Company and EDnet, Inc.(5)
10(h)      Option Agreement between the Company and EDnet, Inc.(5)
10(i) Agreement dated March 9, 1998 by and between Interval International, Inc. and CondoView Corporation(8)
10(j) Agreement dated March 30, 1998 by and between Video News Wire Corporation and P.R. Newswire, Inc.(8)
10(k) Securities Purchase Agreement between the Company and Cranshire Capital, L.P. and Gilford Partners, L.P.(9)
10(l)      Securities Purchase Agreement between the Company and Olive
           Investors LLC(9)
21         Subsidiaries of the Company(10)
23(a)      Consent of Arthur Andersen LLP*
23(b)      Consent of Goldstein Lewin & Co.*
23(c)      Consent Burr, Pilger & Mayer*
23(d) Consent of Atlas, Pearlman, Trop & Borkson, P.A. (Included in the opinion filed as Exhibit (5)(11)
27         Financial Data Schedule*(3)(9)(10)
99(a)      Consent of Robert J. Wussler*

----------------
*          Filed herewith

(1) Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2, Registration No. 333-18819, as amended and declared effective by the Commission on July 30, 1997

(2) Incorporated by reference to the Company's Current Report on Form 8-K dated May 8, 1998

(3) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997

(4) Incorporated by reference to the Company's Current Report on Form 8-K dated May 20, 1998

(5) Incorporated by reference to the Company's Current Report on Form 8-K dated August 11, 1998

(6) Incorporated by reference to the Company's Current Report on Form 8-K dated August 21, 1998

(7) Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form S-3, Registration No. 333-62071, as amended and declared effective by the Commission on November 3, 1998

(8) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB/A for the period ended June 30, 1998 as filed with the Commission on October 15, 1998

(9) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the period ended December 31, 1998 as filed with the Commission on February 17, 1999

(10) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.

(11)       To be filed by amendment

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that:

         (a) (i) for purposes of determining any liability under the Securities Act, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to Item 14, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pompano Beach, State of Florida on this 3rd day of June, 1999.


                                  VISUAL DATA CORPORATION



                                  By: /s/ RANDY S. SELMAN
                                      -----------------------------------------
                                      Randy S. Selman, President, Chief
                                      Executive Officer, Acting Chief Financial
                                      Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                                 DATE
---------                           -----                                 ----
/s/ Randy S. Selman                 Director, President,               June 3, 1999
-------------------------------     Chief Executive Officer,
                                    Acting Chief Financial
                                    Officer



/s/ Alan M. Saperstein              Director, Vice President           June 3, 1999
------------------------------      and Secretary



/s/ Ben Swirsky                     Director                           June 3, 1999
------------------------------



/S/ Brian K. Service                Director                           June 3, 1999
------------------------------




/s/ Eric Jacobs                     Director                           June 3, 1999
------------------------------

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
23(a)             Consent of Arthur Andersen LLP
23(b)             Consent of Goldstein Lewin & Co.
23(c)             Consent of Burr, Pilger & Mayer
99(a)             Consent of Robert J. Wussler